Exhibit 10.3

MASTER LEASE

Between

CTR PARTNERSHIP, L.P.,

a Delaware limited partnership,

as “Landlord”

and

Entities Identified Herein

as “Tenant”

Dated: July 30, 2015

Liberty Portfolio

(i)

(continued)

(ii)

(continued)

(iii)

(continued)

EXHIBITS/SCHEDULES

Exhibit A Defined Terms

Exhibit B Description of the Land

Exhibit C The Landlord Personal Property

Exhibit D Financial, Management and Regulatory Reports

Exhibit E Fair Market Value/Rental

Exhibit F Form of Approved Letter of Credit

Schedule 1 Facility List

Schedule 2 Tenant Ownership Structure

(iv)

MASTER LEASE

THIS MASTER LEASE (this “Lease”) is entered into as of July 30, 2015, by and between CTR PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”), and those entities identified as “Tenant” on the signature pages hereto (“Tenant”).

RECITALS

A. Landlord desires to lease the Premises to Tenant and Tenant desires to lease the Premises from Landlord upon the terms set forth in this Lease.

B. Pursuant to that certain Guaranty of Master Lease dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the “Guaranty”), Guarantor has agreed to guaranty the obligations of each of the entities comprising Tenant under this Lease.

C. A list of the Facilities covered by this Lease is attached hereto as Schedule 1.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Article I

MASTER LEASE; DEFINITIONS; PREMISES; TERM

1.1 Recognition of Master Lease; Irrevocable Waiver of Certain Rights. Except as set forth in this Section 1.1, Landlord’s and Tenant’s rights and obligations under this Lease are subject to the condition precedent that Landlord shall have acquired the Facilities identified on Schedule 1 attached hereto and incorporated herein by this reference. Notwithstanding the foregoing, Tenant agrees that, during the period from the date of this Lease first written above to the date of acquisition of the Facilities by Landlord, Tenant will comply with the terms and provisions of Sections 6.4.4 through 6.4.7, inclusive, and Section 16.3 hereof. If the purchase agreement entered into by Landlord, as buyer, for the purchase of such Facilities (the “Purchase Agreement”) terminates for any reason prior to the consummation of the transactions contemplated thereunder, this Lease shall automatically terminate and be of no further force or effect.

Tenant and Landlord each acknowledges and agrees that this Lease constitutes a single, indivisible lease of the entire Premises, and the Premises constitutes a single economic unit. The Base Rent, Additional Rent, other amounts payable hereunder and all other provisions contained herein have been negotiated and agreed upon based on the intent to lease the entirety of the Premises as a single and inseparable transaction, and such Base Rent, Additional Rent, other amounts and other provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Any Event of Default under this Lease shall constitute an Event of Default as to the entire Premises. Each of the persons and entities comprising Tenant and Guarantor, in order to induce Landlord to enter into this Lease, to the extent permitted by law:

(a) Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the preceding two paragraphs of this Section are true, correct and complete;

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(b) Agrees, acknowledges and is forever estopped from asserting to the contrary that this Lease is a new and de novo lease, separate and distinct from any other lease between any of the entities comprising Tenant and any of the entities comprising Landlord that may have existed prior to the date hereof;

(c) Agrees, acknowledges and is forever estopped from asserting to the contrary that this Lease is a single lease pursuant to which the collective Premises are demised as a whole to Tenant;

(d) Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed, rejected or assigned; and

(e) Forever knowingly waives and relinquishes any and all rights under or benefits of the provisions of the Federal Bankruptcy Code Section 365 (11 U.S.C. § 365), or any successor or replacement thereof or any analogous state law, to selectively or individually assume, reject or assign the multiple leases comprising this Lease following a determination or finding in the nature of that described in the foregoing Section 1.1(d).

1.2 Definitions. Certain initially-capitalized terms used in this Lease are defined in Exhibit A. All accounting terms not otherwise defined in this Lease have the meanings assigned to them in accordance with GAAP.

1.3 Lease of Premises; Ownership.

1.3.1 Upon the terms and subject to the conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant leases from Landlord all of Landlord’s rights and interest in and to the Premises.

1.3.2 Tenant acknowledges that the Premises are the property of Landlord and that Tenant has only the right to the possession and use of the Premises upon and subject to the terms and conditions of this Lease. Tenant will not, at any time during the Term, take any position, whether in any tax return, public filing, contractual arrangement, financial statement or otherwise, other than that Landlord is the owner of the Premises for federal, state and local income tax purposes and that this Lease is a “true lease”.

1.4 Term. The initial term of this Lease (the “Initial Term”) shall be for the period commencing as of the Acquisition Date (the “Commencement Date”) and expiring at 11:59 p.m. on the fifteenth (15th) anniversary of the date preceding the Commencement Date; provided, however if the Commencement Date does not fall on the first day of a calendar month, then the Initial Term shall not expire until the last day of the calendar month in which the fifteenth (15th) anniversary of the Commencement Date occurs (the “Initial Expiration Date”). Tenant hereby agrees to execute a certificate memorializing the actual Commencement Date, and such other matters relating thereto, as Landlord may reasonably request upon Landlord’s demand therefor. The term of this Lease may be extended for two (2) separate terms of five (5) years each (each, an “Extension Term”) if: (a) at least nine (9), but not more than eighteen (18) months prior to the end of the then current Term, Tenant delivers to Landlord a written notice (an “Extension Notice”) that it desires to exercise its right to extend the Term for one (1) Extension Term; and (b) (i) no material Event of Default (provided that any

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monetary default shall be deemed “material”) shall have occurred and be continuing on the date Landlord receives the Extension Notice, and (ii) no Event of Default shall have occurred and be continuing on the last day of the then current Term or on the last day of the then current Term. During any such Extension Term, except as otherwise specifically provided for herein, all of the terms and conditions of this Lease shall remain in full force and effect. Once delivered to Landlord, an Extension Notice shall be irrevocable.

1.5 Net Lease. This Lease is intended to be and shall be construed as an absolutely net lease, commonly referred to as a “net, net, net” or “triple net” lease, pursuant to which Landlord shall not, under any circumstances or conditions, whether presently existing or hereafter arising, and whether foreseen or unforeseen by the parties, be required to make any payment or expenditure of any kind whatsoever or be under any other obligation or liability whatsoever, except as expressly set forth herein, in connection with the Premises. All Rent payments shall be absolutely net to Landlord, free of all Impositions, utility charges, operating expenses, insurance premiums or any other charges or expenses in connection with the Premises, all of which shall be paid by Tenant.

ARTICLE II

RENT

2.1 Base Rent.

2.1.1 During the Term, Tenant will pay to Landlord as base rent hereunder (the “Base Rent”), an annual amount equal to Seventeen Million and Two Hundred Thousand Dollars ($17,200,000). Notwithstanding the foregoing, on the first day of the second (2nd) Lease Year and the first day of each Lease Year thereafter during the Term (including, without limitation, any Extension Term), the Base Rent shall increase to an annual amount equal to the sum of (a) the Base Rent for the immediately preceding Lease Year, and (b) the Base Rent for the immediately preceding Lease Year multiplied by the lesser of (i) the CPI Increase or (ii) three percent (3%); provided, however, in no event shall the foregoing calculation result in a decrease of Base Rent. Except as otherwise set forth in this Section 2.1.1, the Base Rent shall be payable in advance in twelve (12) equal monthly installments on or before the first (1st) Business Day of each calendar month. Notwithstanding the foregoing, Base Rent attributable to the first (1st) full calendar month of the Term (and the calendar month in which the Commencement Date occurs, which may be a partial month), second (2nd) full calendar month of the Term and third (3rd) full calendar month of the Term (collectively, the “Deferral Period”), shall be due and payable as follows: (x) the Base Rent attributable to the first (1st) full calendar month of the Term and the calendar month in which the Commencement Date occurs (which may be a partial month), shall be due and payable on the fifteenth (15th) day of the next full calendar month following the month in which the Commencement Date occurs, (y) the Base Rent attributable to the second (2nd) full calendar month of the Initial Term shall be due and payable on the first (1st) day of the third (3rd) full calendar month of the Initial Term, and (z) the Base Rent attributable to the third (3rd) full calendar month of the Term shall be due and payable on the fifteenth (15th) day of the third (3rd) full calendar month of the Term; provided, however, that notwithstanding anything in this sentence that may be construed to the contrary, all Base Rent attributable to the Deferral Period shall be due, payable and paid to Landlord no later than December 31, 2015.

2.1.2 Notwithstanding anything in Section 2.1.1 to the contrary, the Base Rent for the first Lease Year of each Extension Term shall be reset and expressed as an annual amount equal to the lesser of: (a) the Fair Market Rental of the Premises, and (b) the sum of (i) the Base Rent payable during the immediately preceding Lease Year, and (ii) the Base Rent for the immediately preceding Lease Year multiplied by ten percent (10%); provided, however, in no event shall Base Rent payable in the first Lease Year of any Extension Term be less than the Base Rent payable in the immediately preceding Lease Year.

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Notwithstanding the foregoing, on the first day of the second (2nd) Lease Year of any Extension Term and the first day of each Lease Year thereafter during such Extension Term, the Base Rent shall increase as provided in the second sentence of Section 2.1.1 above.

2.2 Additional Rent. In addition to the Base Rent, Tenant shall also pay and discharge as and when due and payable all other amounts, liabilities and obligations which Tenant assumes or agrees to pay under this Lease. In the event of any failure on the part of Tenant to pay any of those items referred to in the previous sentence, Tenant will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of the same. Collectively, the items referred to in the first two sentences of this Section 2.2 are referred to as “Additional Rent.” Except as may otherwise be set forth herein, any costs or expenses paid or incurred by Landlord on behalf of Tenant that constitute Additional Rent shall be reimbursed by Tenant to Landlord within ten (10) days after the presentation by Landlord to Tenant of invoices therefor.

2.3 Method of Payment. All Rent payable hereunder shall be paid in lawful money of the United States of America. Except as may otherwise be specifically set forth herein, Rent shall be prorated as to any partial months at the beginning and end of the Term. Rent to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds and shall be initiated by Tenant for settlement on or before the Payment Date; provided, however, if the Payment Date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. If Landlord directs Tenant to pay any Base Rent to any party other than Landlord, Tenant shall send to Landlord, simultaneously with such payment, a copy of the transmittal letter or invoice and a check whereby such payment is made or such other evidence of payment as Landlord may reasonably require.

2.4 Late Payment of Rent. Tenant hereby acknowledges that the late payment of Rent will cause Landlord to incur costs not contemplated hereunder, the exact amount of which is presently anticipated to be extremely difficult to ascertain. Accordingly, if any installment of Rent other than Additional Rent payable to a Person other than Landlord (or a Facility Mortgagee) shall not be paid within ten (10) days of its Payment Date, Tenant shall pay to Landlord, on demand, a late charge equal to the lesser of (a) four percent (4%) of the amount of such installment or (b) the maximum amount permitted by law. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant. In addition, if any installment of Rent other than Additional Rent payable to a Person other than Landlord (or a Facility Mortgagee) shall not be paid within ten (10) days after its Payment Date, the amount unpaid, including any late charges, shall bear interest at the Agreed Rate compounded monthly from such Payment Date to the date of payment thereof, and Tenant shall pay such interest to Landlord on demand. The payment of such late charge or such interest shall neither constitute waiver of nor excuse or cure any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.

2.5 Guaranty. Tenant’s obligations under this Lease are guaranteed by Guarantor under the Guaranty.

ARTICLE III

SECURITY DEPOSIT; LETTER OF CREDIT

3.1 Security Deposit. Unless Tenant has made the LC Election pursuant to Section 3.2 below, Tenant shall pay to Landlord upon the execution and delivery of this Lease an amount equal to three (3) monthly payments of Base Rent as of the Commencement Date (subject to increase as described

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in this Section 3.1) as security (the “Security Deposit”) for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. Notwithstanding the foregoing, the obligation of the previous sentence, and the other provisions of this Section 3.1, shall abate until the earlier to occur of (a) the date on which an Event of Default occurs under this Lease, or (b) the date on which Tenant may elect to post the Additional Security Deposit pursuant to Section 6.12.1. Upon the occurrence of such Event of Default and within seven (7) days after written notice from Landlord to Tenant thereof, Tenant shall comply with the provisions of this Section 3.1, and the same shall apply and remain in effect until the expiration or earlier termination of this Lease.

3.1.1 The Security Deposit shall not be deemed an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease by Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against Tenant. The Security Deposit shall be the property of Landlord and it may commingle the Security Deposit with other assets of Landlord, and Tenant shall not be entitled to any interest on the Security Deposit.

3.1.2 Upon the occurrence of any Event of Default, Landlord, at its option and in such order as Landlord in its sole discretion may determine, may apply the Security Deposit to any (a) obligation of Tenant under this Lease, or (b) Losses that Landlord may incur in connection with, or related to, this Lease, or any Event of Default under this Lease, whether such obligation or Loss accrues before or after the Event of Default.

3.1.3 If Landlord sells or transfers the Premises or Landlord ceases to have an interest in the Premises, Landlord may remit any unapplied part of the Security Deposit (or transfer the Letter of Credit if the LC Election has been made) to the successor owner of the Premises, and from and after such payment or transfer, Landlord shall be relieved of all liability with respect thereto. In the case of any partial transfer or cessation, Landlord may transfer such portion of the Security Deposit as Landlord allocates to such part of the Premises, in its reasonable discretion.

3.1.4 Within ten (10) Business Days after any increase in Base Rent, Tenant shall deposit with Landlord cash in the amount necessary to make the Security Deposit equal to three (3) monthly installments of Base Rent. If Landlord applies the Security Deposit (or any portion thereof), Tenant shall replenish the Security Deposit in full within five (5) Business Days after demand by Landlord, by paying to Landlord the amount of the Security Deposit as so applied.

3.1.5 If no Event of Default has occurred and is continuing under this Lease and Tenant has fully performed and satisfied all of its obligations under this Lease, then Landlord shall pay the Security Deposit, or remaining unapplied portion thereof, to Tenant within forty-five (45) days after the expiration or earlier termination of this Lease and the surrender of the Premises to Landlord in accordance with the terms of this Lease.

3.2 Letter of Credit. At any time that the Security Deposit is required to be posted under this Lease, Landlord may elect (such election, the “LC Election”), instead of a Security Deposit, to require Tenant to deposit with Landlord and maintain during the Term and for sixty (60) days after the Expiration Date, a Letter of Credit in an undrawn face amount equal to three (3) monthly payments of Base Rent (the “LC Amount”) as partial collateral for Tenant’s obligations under this Lease. During any period in which the LC Election has been made, the following provisions shall apply:

3.2.1 Upon the occurrence of an Event of Default, Landlord may, but shall not be required to, draw upon the Letter of Credit (in whole or in part) and apply the cash proceeds thereof to the obligations due from Tenant under this Lease and to compensate Landlord for the damages suffered or incurred by it in connection with such Event of Default (or any other Event of Default). Any amount

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drawn by Landlord shall not be deemed: (a) to fix or determine the amounts to which Landlord is entitled to recover under this Lease or otherwise; (b) to waive or cure any default under this Lease; or (c) to limit or waive Landlord’s right to pursue any remedies provided for in this Lease.

3.2.2 Together with any increase in the Base Rent, the LC Amount shall be increased by the amount necessary to make the LC Amount equal to three (3) monthly installments of Base Rent. Within ten (10) Business Days after such increase in the LC Amount, Tenant shall deposit with Landlord a replacement or supplementary Letter of Credit such that at all times during the Term of this Lease and for forty-five (45) days after the Expiration Date, Landlord shall be holding one or more Letters of Credit totaling, in the aggregate, the LC Amount (as so increased). Tenant covenants as follows: (a) on or before thirty (30) days prior to the expiration date of the then issued and outstanding Letter of Credit, Tenant shall deposit with Landlord a replacement Letter of Credit in the LC Amount; (b) if all or any portion of the Letter of Credit is drawn against by Landlord, Tenant shall, within five (5) Business Days after demand by Landlord, deposit with Landlord a replacement or supplementary Letter of Credit such that at all times during the term of this Lease and for forty-five (45) days after the Expiration Date, Landlord shall have the ability to draw on one or more Letters of Credit totaling, in the aggregate, the LC Amount; and (c) following an Issuer Revocation, Tenant shall obtain a replacement Letter of Credit in the LC Amount from another Issuer within fifteen (15) days of Landlord’s written demand therefor. If Tenant fails to timely perform any of the foregoing, then in addition to any other rights and remedies available under this Lease, Landlord may immediately draw upon the full amount of the then issued and outstanding Letter of Credit.

3.2.3 Upon the issuance of a replacement Letter of Credit, Landlord shall have the right to draw solely on such replacement Letter of Credit and Landlord shall have no right to draw against the Letter of Credit which is replaced by such replacement Letter of Credit.

3.2.4 Tenant shall have the right to deposit with Landlord one or more Letters of Credit to satisfy the requirements of this Section 3.2, so long as the aggregate undrawn face amount of all issued and outstanding Letters of Credit equal the LC Amount.

3.2.5 Within five (5) Business Days after receipt of any written demand by Landlord, Tenant shall produce to Landlord (a) evidence satisfactory to Landlord, in the exercise of its commercially reasonable judgment, that Issuer is then in compliance with the Issuer Standards, and (b) such other information concerning Issuer as Landlord may reasonably request.

3.2.6 If Landlord draws on a Letter of Credit, the cash proceeds thereof not used to compensate Landlord for amounts due to Landlord under this Lease by reason of an Event of Default shall be held by Landlord as an additional security deposit under this Lease and Landlord may, from time to time, without prejudice to any other right or remedy, apply such cash proceeds to the obligations due from Tenant under this Lease and to compensate Landlord for the damages suffered or incurred by it in connection with such Event of Default (or any other Event of Default). The holding of such cash proceeds by Landlord shall not limit or stay Tenant’s obligation hereunder to cause to be issued a Letter of Credit in the LC Amount. Absent an Event of Default (except an Event a Default that would be fully cured by the posting of a Letter of Credit in the LC Amount), upon Landlord’s receipt of a Letter of Credit in the LC Amount, any such cash proceeds then held by Landlord shall be returned to Tenant. If requested by Tenant, Landlord shall make such cash proceeds available to collateralize a replacement Letter of Credit or supplemental Letter of Credit pursuant to a written agreement with the applicable Issuer, whereby Landlord shall agree to disburse such cash proceeds to the applicable Issuer upon such Issuer’s irrevocable and unconditional commitment to issue the applicable replacement Letter of Credit or supplemental Letter of Credit upon its receipt of such cash proceeds. Notwithstanding the foregoing, Landlord shall not be required to make such cash proceeds available if an Event of Default then exists. If Tenant is not in default under this Lease as of the Expiration Date, any cash proceeds then held by Landlord shall be returned to Tenant within forty-five (45) days following the Expiration Date.

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3.2.7 In the event that when the LC Election is made, Landlord is holding the Security Deposit pursuant to Section 3.1 above, then upon Landlord’s receipt of: (i) written notice from Tenant making the LC Election, and (ii) a Letter of Credit in the LC Amount satisfying the provisions of this Section 3.2, any such cash Security Deposit then held by Landlord shall be returned to Tenant. If requested by Tenant, Landlord shall make such cash Security Deposit available to collateralize a Letter of Credit pursuant to a written agreement with the applicable Issuer, whereby Landlord shall agree to disburse such cash Security Deposit to the applicable Issuer upon such Issuer’s irrevocable and unconditional commitment to issue the Letter of Credit upon its receipt of such cash Security Deposit.

ARTICLE IV

IMPOSITIONS AND OTHER CHARGES

4.1 Impositions.

4.1.1 Subject to Section 4.5, Tenant shall pay all Impositions attributable to a tax period, or portion thereof, occurring during the Term (irrespective of whether the Impositions for such tax period are due and payable after the Term), when due and before any fine, penalty, premium, interest or other cost may be added for non-payment. Where feasible, such payments shall be made directly to the taxing authorities. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay same (and any accrued interest on the unpaid balance of such Imposition) in installments (provided no such installments shall extend beyond the Term) and, in such event, shall pay such installments during the Term before any fine, penalty, premium, further interest or cost may be added thereto. Tenant shall deliver to Landlord, not less than five (5) days prior to the due date of each Imposition, copies of the invoice for such Imposition, the check delivered for payment thereof and an original receipt evidencing such payment or other proof of payment satisfactory to Landlord.

4.1.2 Notwithstanding Section 4.1.1 to the contrary, Landlord may elect to pay those Impositions, if any, based on Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock directly to the taxing authority and within ten (10) Business Days of Landlord delivering to Tenant notice and evidence of such payment, Tenant shall reimburse Landlord for such paid Impositions. In connection with such Impositions, Tenant shall, upon request of Landlord, promptly provide to Landlord such data as is maintained by Tenant with respect to any Facility as may be necessary to prepare any returns and reports to be filed in connection therewith.

4.1.3 Tenant shall prepare and file all tax returns and reports as may be required by Legal Requirements with respect to or relating to all Impositions (other than those Impositions, if any, based on Landlord’s net income, gross receipts, franchise taxes and taxes on its capital stock).

4.1.4 Tenant may, upon notice to Landlord, at Tenant’s option and at Tenant’s sole cost and expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant’s expense, shall reasonably cooperate with Tenant in such protest, appeal or other action; provided, however, that upon Landlord’s request in connection with any such protest or appeal, Tenant shall post an adequate bond or deposit sufficient sums with Landlord to insure payment of any such real estate or personal property assessments during the pendency of any such protest or appeal.

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4.1.5 Landlord or Landlord’s designee shall use reasonable efforts to give prompt notice to Tenant of all Impositions payable by Tenant hereunder of which Landlord at any time has knowledge, provided, however, that any failure by Landlord to provide such notice to Tenant shall in no way relieve Tenant of its obligation to timely pay the Impositions.

4.1.6 Impositions imposed or assessed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed or assessed before or after such termination, and Tenant’s obligation to pay its prorated share thereof shall survive such termination.

4.2 Utilities; CC&Rs. Tenant shall pay any and all charges for electricity, power, gas, oil, water and other utilities used in connection with each Facility during the Term. Tenant shall also pay all costs and expenses of any kind whatsoever which may be imposed against Landlord during the Term by reason of any of the covenants, conditions and/or restrictions affecting any Facility or any portion thereof, or with respect to easements, licenses or other rights over, across or with respect to any adjacent or other property which benefits any Facility, including any and all costs and expenses associated with any utility, drainage and parking easements. If Landlord is billed directly for any of the foregoing costs, Landlord shall send Tenant the bill and Tenant shall pay the same before it is due.

4.3 Insurance. Subject to Section 4.6, Tenant shall pay or cause to be paid all premiums for the insurance coverage required to be maintained by Tenant hereunder.

4.4 Other Charges. Tenant shall pay all other amounts, liabilities, obligations, costs and expenses paid or incurred with respect to the ownership, repair, replacement, restoration, maintenance and operation of each Facility.

4.5 Real Property Imposition Impounds.

4.5.1 If required under the terms of any Facility Mortgage Document or at Landlord’s option (to be exercised by thirty (30) days’ written notice to Tenant) following (i) the occurrence and during the continuation of an Event of Default, or (ii) following the occurrence of more than one (1) Event of Default in any twelve (12) month period and for the remainder of the Term, Tenant shall include with each payment of Base Rent a sum equal one-twelfth (1/12th) of the amount required to discharge the annual amount of Real Property Impositions. Landlord may, at its option, from time to time require that any particular deposit be greater than one-twelfth (1/12th) of the estimated annual Real Property Impositions if necessary to provide a sufficient fund from which to make payment of such Real Property Impositions on or before the next due date of any installment thereof. Additionally, Landlord may change its estimate of any Real Property Imposition for any period on the basis of an actual, pending, or threatened (in writing) change in an assessment or tax rate. In such event, Tenant shall deposit with Landlord the amount in excess of the sums previously deposited with Landlord for the applicable period within ten (10) days after Landlord’s request therefor. If at any time within thirty (30) days before the due date of any Real Property Imposition, the deposits are insufficient for the payment in full of the obligation for which the deposits are being held, Tenant shall remit the amount of the deficiency to Landlord within ten (10) days after written demand from Landlord. If Landlord elects (to the extent permitted pursuant to this Section 4.5.1), to require Tenant to impound Real Property Impositions hereunder, Tenant shall, as soon as they are received, deliver to Landlord copies of all notices, demands, claims, bills and receipts in relation to the Real Property Impositions.

4.5.2 The sums deposited by Tenant under this Section 4.5 shall be held by Landlord, shall not bear interest nor be held by Landlord in trust or as an agent of Tenant, and may be commingled with the other assets of Landlord. Provided no Event of Default then exists under this Lease, and

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provided that Tenant has timely delivered to Landlord copies of any bills, claims or notices that Tenant has received, the sums deposited by Tenant under this Section 4.5 shall be used by Landlord to pay Real Property Impositions as the same become due. Upon the occurrence of any Event of Default, Landlord may apply any funds held by it under this Section 4.5 to cure such Event of Default or on account of any damages suffered or incurred by Landlord in connection therewith or to any other obligations of Tenant arising under this Lease, in such order as Landlord in its discretion may determine.

4.5.3 If Landlord transfers this Lease, it shall transfer all amounts then held by it under this Section 4.5 to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto. As of the Expiration Date, any sums held by Landlord under this Section 4.5 shall be returned to Tenant, only as and when the conditions of Section 3.1, or if the LC Election has been made, Section 3.2, for the return of the Security Deposit or, as applicable, Letter of Credit have been met and provided that any and all Real Property Impositions due and owing hereunder have been paid in full.

4.5.4 Notwithstanding anything herein which may be construed to the contrary, if Landlord elects (to the extent permitted pursuant to Section 4.5.1) to require Tenant to impound Real Property Impositions hereunder, Landlord shall have no liability to Tenant for failing to pay any Real Property Impositions to the extent that: (a) any Event of Default has occurred and is continuing, (b) insufficient deposits under this Section 4.5 are held by Landlord at the time such Real Property Impositions become due and payable, or (c) Tenant has failed to provide Landlord with copies of the bills, notices, and claims for such Real Property Impositions as required pursuant to Section 4.5.1.

4.6 Insurance Premium Impounds. If required under the terms of any Facility Mortgage Document or at Landlord’s option (to be exercised by thirty (30) days’ written notice to Tenant) following (i) the occurrence and during the continuation of an Event of Default, or (ii) following the occurrence of more than one (1) Event of Default in any twelve (12) month period and for the remainder of the Term, Tenant shall be required to deposit, at the time of any payment of Base Rent, an amount equal to one-twelfth (12th) of Tenant’s estimated annual insurance premiums, into an impound account as directed by Landlord. As applicable, the terms of Section 4.5 shall govern the amounts deposited under this Section 4.6.

ARTICLE V

ACCEPTANCE OF PREMISES; NO IMPAIRMENT

5.1 Acceptance of Premises. Tenant acknowledges receipt and delivery of possession of the Premises and confirms that Tenant has examined and otherwise has knowledge of the condition of the Premises prior to the execution and delivery of this Lease and has found the same to be in good order and repair, free from Hazardous Materials not in compliance with applicable Hazardous Materials Laws and satisfactory for its purposes hereunder. Regardless, however, of any examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Premises “as is” in its present condition. Tenant waives any claim or action against Landlord in respect of the condition of the Premises including any defects or adverse conditions not discovered or otherwise known by Tenant as of the Commencement Date. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE PREMISES, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT.

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5.2 No Impairment. The respective obligations of Landlord and Tenant shall not be affected or impaired by reason of (a) any damage to, or destruction of, any Facility, from whatever cause, or any Condemnation of any Facility (except as otherwise expressly and specifically provided in Article XI or Article XII); (b) the interruption or discontinuation of any service or utility servicing any Facility; (c) the lawful or unlawful prohibition of, or restriction upon, Tenant’s use of any Facility due to the interference with such use by any Person; (d) any claim that Tenant has or might have against Landlord on account of any breach of warranty or default by Landlord under this Lease or any other agreement by which Landlord is bound; (e) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord; (f) any Licensing Impairment; or (g) for any other cause whether similar or dissimilar to any of the foregoing. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law or equity (x) to modify, surrender or terminate this Lease or quit or surrender any Facility, or (y) that would entitle Tenant to any abatement, reduction, offset, suspension or deferment of Rent. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and Rent shall continue to be payable in all events until the termination of this Lease, other than by reason of an Event of Default. Tenant’s sole right to recover damages against Landlord under this Lease shall be to prove such damages in a separate action

ARTICLE VI

OPERATING COVENANTS

6.1 Tenant Personal Property. Tenant shall obtain and install all items of furniture, fixtures, supplies and equipment not included as Landlord Personal Property as shall be necessary or reasonably appropriate to operate each Facility in compliance with this Lease (the “Tenant Personal Property”).

6.2 Landlord Personal Property. Within sixty (60) days following the Commencement Date, Tenant shall prepare (or cause to be prepared) and deliver to Landlord a complete inventory of all furniture, fixtures, equipment and other items of personal property located at each Facility and which constitute Landlord Personal Property. Tenant may, from time to time, in Tenant’s reasonable discretion, without notice to or approval of Landlord, sell or dispose of any item of the Landlord Personal Property; provided, however, that, unless such item is functionally obsolete, Tenant shall promptly replace such item with an item of similar or superior quality, use and functionality, and any such replacement item shall, for all purposes of this Lease, continue to be treated as part of the “Landlord Personal Property.” Tenant shall, promptly upon Landlord’s request from time to time, provide such information as Landlord may reasonably request relative to any sales, dispositions or replacements of the Landlord Personal Property pursuant to this Section 6.2 and shall provide to Landlord with an updated inventory of the Landlord Personal Property.

6.3 Primary Intended Use. During the entire Term, Tenant shall continually use each Facility for its Primary Intended Use (subject to Articles XI and XII) and for no other use or purposes and shall operate each Facility in a manner consistent with a high quality healthcare facility, employing sound reimbursement principles under all applicable Third Party Payor Programs.

6.4 Compliance with Legal Requirements and Authorizations.

6.4.1 Tenant, at its sole cost and expense, shall promptly (a) comply with all Legal Requirements and Insurance Requirements regarding the use, condition and operation of each Facility and the Tenant Personal Property, and (b) procure, maintain and comply with all Authorizations. The Authorizations for any Facility shall, to the maximum extent permitted by Legal Requirements, relate and apply exclusively to such Facility, and Tenant acknowledges and agrees that, subject to all applicable Legal Requirements, the Authorizations are appurtenant to the Facilities to which they apply, both during and following the termination or expiration of the Term.

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6.4.2 Tenant and the Premises shall comply in all material respects with all licensing and other Legal Requirements applicable to the Premises and the business conducted thereon and, to the extent applicable, all Third Party Payor Program requirements. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting any Facility, result in closure of the Facility, result in the termination or suspension of Tenant’s ability to operate any Facility for its Primary Intended Use or result in the termination, suspension, non-renewal or other limitation of any Authorization, including, but not limited to, the authority to admit residents to any Facility or right to receive reimbursement for items or services provided at any Facility from any Third Party Payor Program.

6.4.3 Tenant shall not transfer any Authorizations to any location other than the Facility operated by such Tenant or as otherwise required by the terms of this Lease nor pledge any Authorizations as collateral security for any loan or indebtedness except as required by the terms of this Lease.

6.4.4 On or before August 10, 2015 (or, if the outgoing operator has not filed their change of ownership notice as of such date, within one (1) Business Day following the filing thereof by said outgoing operator), Tenant shall file and submit (or cause to be filed and submitted) all applications, petitions, and other documents (the “Required Authorizations Applications”) that are necessary or appropriate for it to obtain the Required Authorizations with respect to each Facility, which Required Authorizations Applications shall include, but not be limited to: (i) a Change of Operator Notice to be filed with the Ohio Department of Medicaid, (ii) an application for each Tenant to obtain an operating license for each Facility from the Department of Health of the State of Ohio, (iii) applications necessary for the transfer or assignment of all Medicare Provider Agreements to Tenant, and (iv) applications necessary for the transfer or assignment of all Medicaid Provider Agreements to Tenant; provided, however, that Tenant shall have until August 25, 2015 to submit CMS form 855A with respect to each Facility. Tenant shall continuously and diligently pursue such issuance of the Required Authorizations by September 30, 2015, including without limitation by promptly responding to all requests for information, comments and the like from any Governmental Authority. Concurrently with delivery or promptly after receipt (as applicable), Tenant shall provide Landlord with copies of all applications, filings, notices, and correspondence delivered to or received from any Governmental Authority with respect to the Required Authorizations Applications, including, but not limited to, the issuance of or rejection of the application for, the Required Authorizations. Tenant shall keep Landlord fully advised as to the status of Tenant’s efforts to obtain the Required Authorizations and of any material developments in connection therewith. If Tenant does not obtain the Required Authorizations on or prior to the outside date for closing on the acquisition of the Facilities pursuant to the Purchase Agreement (or if Landlord reasonably determines that Tenant obtaining the Required Authorizations on or before said outside date is impossible), then Landlord may elect to terminate this Lease by delivering written notice of such election to Tenant.

6.4.5 Tenant shall use its commercially reasonable efforts to cooperate in good faith with the current owner and/or operator of the Facilities (individually, and collectively, “Current Operator”), including, without limitation, prior to the acquisition of the Facilities by Landlord pursuant to the Purchase Agreement and/or OTA, to provide such information, documents, materials and other matters reasonably requested by the Current Operator in connection with transfer of ownership and operation of the Facilities.

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6.4.6 Upon Landlord’s request (and despite the Required Authorizations not yet having been received), and without limiting amending, or otherwise modifying Tenant’s obligations under Section 6.4.4, Tenant shall execute, deliver, and assume operations at the Facilities pursuant to the form of interim subleases and interim management agreements contemplated by the Purchase Agreement.

6.4.7 Tenant shall, on or before July 30, 2015, enter into an Operations Transfer Agreement (each, an “OTA”) with Current Operator with respect to the Premises, which shall provide, inter alia, that the operations of the Premises shall be transitioned to Tenant immediately after midnight on the Commencement Date. Tenant hereby covenants that it shall comply in all material respects with its obligations under the OTA. Tenant hereby agrees and acknowledges that if Tenant breaches the OTA, the same may result in a breach by Landlord under the Purchase Agreement and the forfeiture of Landlord’s earnest money deposit thereunder. As material part of the consideration for Landlord to enter into this Lease, Tenant hereby agrees to, and shall, indemnify, defend, protect and hold harmless Landlord from and against any Losses that Landlord may incur under the Purchase Agreement solely as a result of Tenant breaching its obligations under the OTA.

6.5 Preservation of Business. Tenant acknowledges that a fair return to Landlord on and protection of its investment in the Premises is dependent, in part, on the concentration of similar businesses of Tenant and its Affiliates in the geographical area of each Facility. Tenant further acknowledges that the diversion of staff, residents, or patient care activities from any Facility to other facilities owned or operated by Tenant, Guarantor, or any of their respective Affiliates will have a material adverse effect on the value and utility of such Facility. Therefore, Tenant agrees that during the Term and for a period of one (1) year thereafter, none of Tenant, Guarantor, nor any of their respective Affiliates shall, without the prior written consent of Landlord (which may be granted or withheld in Landlord’s sole and absolute discretion): (a) operate, own, develop, lease, manage, control, invest in, participate in or otherwise receive revenues from a Competing Facility, (b) permit his, her or its name to be used by, or in connection with, any Competing Facility, or (c) except as is necessary to provide residents or patients with an alternative level of care, recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing, or retirement housing facility or divert actual or potential residents, patients or care activities of any Facility to any other facilities owned or operated by Tenant, Guarantor, or any of their respective Affiliates or from which they receive any type of referral fees or other compensation for transfers. In addition to the foregoing, during the Nonsolicitation Period, none of Tenant, Guarantor, nor any of their respective Affiliates shall directly or indirectly, engage or participate in any effort to induce any management or supervisory personnel working on or in connection with any Facility or the operations thereof to accept employment at any other nursing, health care, senior housing, or retirement housing facility that is operated, owned, developed, leased, managed, controlled, or invested in by Tenant, Guarantor, or any of their respective Affiliates or in which Tenant, Guarantor, or any of their respective Affiliates otherwise participates in or receives revenues from. The obligations of Tenant and Guarantor under this Section 6.5 shall survive the expiration or earlier termination of this Lease.

6.6 Maintenance of Books and Records. Tenant shall keep and maintain, or cause to be kept and maintained, proper and accurate books and records in accordance with GAAP, and a standard modern system of accounting, in all material respects reflecting the financial affairs of Tenant and the results from operations of each Facility, individually and collectively. Landlord shall have the right, from time to time during normal business hours after three (3) Business Days prior oral or written notice to Tenant, itself or through any of Landlord’s Representatives, to examine and audit such books and records at the office of Tenant or other Person maintaining such books and records and to make such copies or extracts thereof as Landlord or Landlord’s Representatives shall request and Tenant hereby agrees to reasonably cooperate with any such examination or audit at Tenant’s cost and expense.

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6.7 Financial, Management and Regulatory Reports. Tenant shall provide Landlord with the reports listed in Exhibit D within the applicable time specified therein. All financial information provided shall be prepared in accordance with GAAP and shall be submitted electronically using the applicable template provided by Landlord from time to time or, if no such template is provided by Landlord, in the form of unrestricted, unlocked “.xls” spreadsheets created using Microsoft Excel (2003 or newer editions) or in such other form as Landlord may reasonably require from time to time. If Tenant or any Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission during the Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws. In addition to, and without limiting any other remedies which Landlord may have under this Lease, at law, or in equity, Tenant shall be assessed with a $500 administrative fee for each instance in which Tenant fails to provide Landlord with the reports listed in Exhibit D within the applicable time specified therein, which administrative fee shall be immediately due and payable to Landlord.

6.7.1 In addition to the reports required under Section 6.7 above, upon Landlord’s request from time to time, Tenant shall provide Landlord with such additional information and unaudited quarterly financial information concerning each Facility, the operations thereof and Tenant and Guarantor as Landlord may require for purposes of securing financing for the Premises or its ongoing filings with the Securities and Exchange Commission, under both the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10-Q Quarterly Reports, 10-K Annual Reports and registration statements to be filed by Landlord during the Term. Notwithstanding the foregoing, neither Tenant nor Guarantor shall be required to disclose information that is material non-public information or is subject to the quality assurance immunity or is subject to attorney-client privilege or the attorney work product doctrine.

6.7.2 Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of any Facility which does not violate the confidentiality of the facility-patient relationship and the physician-patient privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications, private placements or public offerings of Landlord’s securities or interests, and any other reporting requirements under applicable federal or state laws, including those of any successor to Landlord.

6.8 Estoppel Certificates. Each party shall, at any time upon not less than ten (10) Business Days prior written request by the other party, have an authorized representative execute, acknowledge and deliver to the requesting party or its designee a written statement certifying (a) that this Lease, together with any specified modifications, is in full force and effect, (b) the dates to which Rent and additional charges have been paid, (c) that no default by either party exists or specifying any such default and (d) as to such other matters as the requesting party may reasonably request.

6.9 Furnish Information. Tenant shall promptly notify Landlord of any condition or event that constitutes a breach of any term, condition, warranty, representation, or provision of this Lease and of any adverse change in the financial condition of any Tenant or Guarantor and of any Event of Default.

6.10 Affiliate Transactions. No Tenant shall enter into, or be a party to, any transaction with an Affiliate of any Tenant or any of the partners, members or shareholders of any Tenant except in the Ordinary Course of Business and on terms that are fully disclosed to Landlord in advance and are no less favorable to any Tenant or such Affiliate than would be obtained in a comparable arm’s-length transaction with an unrelated third party.

6.11 Waste. No Tenant shall commit or suffer to be committed any waste on any of the Premises, nor shall any Tenant cause or permit any nuisance thereon.

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6.12 Additional Covenants. Tenant shall satisfy and comply with the following performance covenants throughout the Term:

6.12.1 From and after the second (2nd) Lease Year of the Initial Term, Tenant shall maintain a Portfolio Coverage Ratio equal to or greater than the Minimum Rent Coverage Ratio. In the event that as of the applicable Testing Date, the Portfolio Coverage Ratio for the applicable period of determination is less than the Minimum Rent Coverage Ratio, an Event of Default shall not occur provided that: (a) no other Event of Default shall have occurred and then be continuing, (b) the Portfolio Coverage Ratio as of such Testing Date is greater than 1.00 to 1.00, and (c) Tenant shall immediately deposit with Landlord an amount equal to the difference between: (i) the amount equal to [6] monthly payments of then Base Rent, and (ii) the then amount of any Security Deposit or Letters of Credit then held by Landlord pursuant to Section 3.1or Section 3.2, as applicable (the amount of said difference, the “Additional Deposit”). The Additional Deposit shall be held by Landlord as an additional security deposit under this Lease and Landlord may, from time to time, without prejudice to any other right or remedy, apply such Additional Deposit to the obligations due from Tenant under this Lease. The Additional Deposit shall not be deemed an advance payment of Rent or a measure of Landlord’s damages for any default under this Lease by Tenant, nor shall it be a bar or defense to any action that Landlord may at any time commence against Tenant. The Additional Deposit shall be the property of Landlord and it may commingle the Additional Deposit with other assets of Landlord, and Tenant shall not be entitled to any interest on the Additional Deposit. Provided that no Event of Default then exists and is continuing, following the date on which Landlord determines that the Portfolio Coverage Ratio for two (2) consecutive Testing Dates is greater than or equal to the Minimum Rent Coverage Ratio, Landlord will cause the Additional Deposit to be returned to Tenant.

6.12.2 Tenant shall maintain for each fiscal quarter an occupancy rate of at least 77.5% of the total beds In Service as of the Commencement Date in all of the Facilities combined.

6.12.3 Subject to Section 20.2, Tenant shall not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to (i) any Debt except for Permitted Debt; or (ii) any Contingent Obligations except for Permitted Contingent Obligations. Tenant shall not default on the payment of any Permitted Debt or Permitted Contingent Obligations.

6.12.4 Tenant shall not, directly or indirectly, (i) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business, or (ii) engage or enter into any agreement to engage in any joint venture or partnership with any other Person.

6.12.5 Tenant shall not cancel or otherwise forgive or release any material claim or material debt owed to any Tenant by any Person, except for adequate consideration or in the Ordinary Course of Business. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant’s occupancy, maintenance, or operation of a Facility or any portion thereof for its Primary Intended Use, Tenant shall cause such proceedings to be vigorously contested in good faith, and shall, without limiting the generality of the foregoing, use all reasonable commercial efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

6.12.6 After the occurrence of an Event of Default and until such Event of Default is cured, no Tenant shall make any payments or distributions (including salaries, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to any Guarantor or any Affiliate of any Tenant or any Guarantor, or any shareholder, member, partner or other equity interest holder of any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor; provided, however, that if any Tenant or Guarantor is an “S” corporation, partnership, disregarded entity

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or has otherwise elected “pass thru” tax treatment under federal tax law, then the foregoing restrictions on distributions shall not prohibit any such Tenant or such Guarantor from making distributions to its equity owners solely to fund tax liabilities of such members accrued as a result of the operations of any such Guarantor or Tenant so long as, in no event shall the amount of any such distributions in a given year exceed the percentage equal to the sum of the highest state, local and federal income tax rates applicable at the time of such distribution to the income of such equity owner multiplied by such equity owner’s allocable share of the taxable income of such Tenant or Guarantor, as applicable.

6.13 No Liens. Subject to the provisions of Article VIII relating to permitted contests and excluding the applicable Permitted Encumbrances, Tenant will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon any Facility, this Lease or Tenant’s interest in any Facility or any attachment, levy, claim or encumbrance in respect of the Rent.

6.14 Excess Beds.

6.14.1 For the avoidance of doubt, Tenant hereby acknowledges and agrees that all of the bed rights (whether related to a bed that is In Service or not at any given time) associated with the operating licenses and other Authorizations for each Facility are owned by, and are the property of, Landlord and are appurtenant to the applicable Facility where located, notwithstanding that the rights to operate such beds may be held in Tenant’s name under Tenant’s Authorizations to operate a Facility. Throughout the Term (including any Extension Term), Tenant shall maintain and preserve all of the bed rights associated with the Authorizations for each Facility, including without limitation (i) bed rights that are “banked,” suspended or on similar status, and (ii) rights to currently or historically unused, non-operational or excess beds (collectively herein, and together with the bed rights associated with any such beds, “Excess Beds”). Tenant shall not commit any act or omission that would result in the sale, transfer, suspension, revocation, decertification or other material limitation of all or any portion of the bed rights associated with the operating licenses and other Authorizations for each Facility.

6.14.2 Landlord may, at any time and from time to time, upon written notice to tenant (an “Excess Bed Notice”) require Tenant (at no material expense to Tenant, and without compensation to Tenant) to cooperate in reactivating and transferring some or all of the Excess Beds at any Facility to any person or entity designated by Landlord, including without limitation the execution and delivery of an amendment to this Lease withdrawing the Excess Beds herefrom (and terminating this Lease with respect to such Excess Beds). In the event that Tenant wishes to redeploy the Excess Beds that are the subject of an Excess Bed Notice itself and place them back into productive service for its own account at a Facility, it shall provide Landlord, within ten (10) days of receipt of Landlord’s Excess Bed Notice, with (a) written notice of its request to redeploy such Excess Beds scheduled to be transferred, together with (b) a detailed description of it proposed plans and timeline for doing so and including, without limitation, detailed financial projections showing the financial impact redeployment of such Excess Beds will have on the applicable Facilities. Tenant’s redeployment request and the plans, timeline, and projections submitted in connection therewith shall be subject to Landlord’s approval, which shall not be unreasonably withheld. If approved, Tenant shall thereafter have ninety (90) days from receipt of Landlord’s approval to initiate and make reasonable progress toward the accomplishment of such plans and timeline. If (x) Tenant fails to timely give notice of its intent to redeploy the Excess Beds, (y) Tenant does not, in the reasonable judgment of Landlord, make adequate progress on its redeployment plan and timeline by the ninetieth (90th) day following Landlord’s approval, or (z) Landlord reasonably denies its approval of Tenant’s plan and timeline, then Landlord shall have the right to proceed with the transfer described in the Excess Bed Notice and Tenant shall cooperate therewith as outlined herein. From and after the completion of any such transfer, Tenant shall be relieved of all obligations to maintain and preserve the bed rights in the transferred Excess Beds.

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6.14.3 Without limiting Landlord’s rights under Sections 6.14.1 and 6.14.2, during the Term Tenant may submit a written request to Landlord requesting Landlord’s approval, which shall not be unreasonably withheld, to Tenant redeploying Excess Beds and placing them back into productive service at one or more Facilities. Said written notice shall include a detailed description of Tenant’s proposed plans and timeline for redeploying said Excess Beds and shall also include detailed financial projections showing the financial impact of such redeployment. In the event Landlord approves of any such redeployment, all costs in connection therewith shall be borne exclusively by Tenant.

ARTICLE VII

MAINTENANCE AND REPAIR

7.1 Tenant’s Maintenance Obligation. Tenant shall (a) keep and maintain each Facility in good appearance, repair and condition, and maintain proper housekeeping, (b) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep each Facility in good and lawful order and condition and in compliance with all Legal Requirements, Insurance Requirements and Authorizations and to maintain each Facility in a high quality operating and structural condition for use for its Primary Intended Use, and (c) keep and maintain all Landlord Personal Property and Tenant Personal Property in good condition and repair and replace such property consistent with prudent industry practice. All repairs performed by Tenant shall be done in a good and workmanlike manner. Landlord shall under no circumstances be required to repair, replace, build or rebuild any improvements on any Facility, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Facility, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, or to maintain any Facility in any way. Tenant hereby waives, to the extent permitted by law or any equitable principle, the right to make repairs at the expense of Landlord pursuant to any law currently in effect or hereafter enacted.

7.2 Premises Condition Report. Landlord, may from time to time and at Tenant’s sole expense (but, no more than once every twelve (12) months at Tenant’s expense), cause an engineer designated by Landlord, in its sole discretion, to inspect any Facility and issue a report (a “Premises Condition Report”) with respect to such Facility’s condition. Tenant shall, at its own expense, make any and all repairs or replacements that are recommended by such Premises Condition Report that relate to life safety or are otherwise required to be performed by Tenant under Section 7.1 above.

7.3 Notice of Non-Responsibility. Nothing contained in this Lease and no action or inaction by Landlord shall be construed as (a) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to any Facility or any part thereof; or (b) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in any Facility or any portion thereof. Landlord may post, at Tenant’s sole cost, such notices of non-responsibility upon, or of record against, any Facility to prevent the lien of any contractor, subcontractor, laborer, materialman or vendor providing work, services or supplies to Tenant from attaching against such Facility. Tenant agrees to promptly execute and record any such notice of non-responsibility at Tenant’s sole cost.

7.4 Permitted Alterations. Without Landlord’s prior written consent, which consent shall not be unreasonably withheld, Tenant shall not make any Capital Alterations or Material Alterations. Tenant may, without Landlord’s consent, make any other Alterations provided the same (a) do not

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decrease the value of the applicable Facility, (b) do not adversely affect the exterior appearance of such Facility and (c) are consistent in terms of style, quality and workmanship to the original Leased Improvements and Fixtures of such Facility, and provided further that the same are constructed and performed in accordance with the following:

7.4.1 Such construction shall not commence until Tenant shall have procured and paid for all municipal and other governmental permits and authorizations required therefor (as well as any permits or approvals required in connection with any Permitted Encumbrance of such Facility); provided, however, that any Plans and Specifications required to be filed in connection with any such permits or authorizations that require the approval of Landlord shall have been so approved by Landlord.

7.4.2 During and following completion of such construction, the parking that is located on the Land of such Facility shall remain adequate for the operation of such Facility for its Primary Intended Use and in no event shall such parking be less than what is required by any applicable Legal Requirements or was located on such Land prior to such construction.

7.4.3 All work done in connection with such construction shall be done promptly and in a good and workmanlike manner using materials of appropriate grade and quality consistent with the existing materials and in conformity with all Legal Requirements.

7.4.4 If, by reason of the construction of any Alteration, a new or revised certificate of occupancy for any component of such Facility is required, Tenant shall obtain such certificate in compliance with all applicable Legal Requirements and furnish a copy of the same to Landlord promptly upon receipt thereof.

7.4.5 Upon completion of any Alteration, Tenant shall promptly deliver to Landlord final lien waivers from each and every general contractor and, with respect to Alterations costing in excess of Twenty-Five Thousand Dollars ($25,000), each and every subcontractor that provided goods or services costing in excess of Five Thousand Dollars ($5,000) in connection with such Alterations indicating that such contractor or subcontractor has been paid in full for such goods or services, together with such other evidence as Landlord may reasonably require to satisfy Landlord that no liens have been or may be created in connection with such Alteration.

7.5 Capital and Material Alterations. If Landlord consents to the making of any Capital Alterations or Material Alterations, Landlord may impose commercially reasonable conditions thereon in connection with its approval thereof. In addition to any such imposed conditions, all such Alterations shall be constructed and performed in accordance with Sections 7.4.1 through 7.4.5 above, together with the following:

7.5.1 Prior to commencing any such Alterations, Tenant shall have submitted to Landlord a written proposal describing in reasonable detail such proposed Alteration and shall provide to Landlord for approval such plans and specifications, permits, licenses, construction budgets and other information (collectively, the “Plans and Specifications”) as Landlord shall request, showing in reasonable detail the scope and nature of the proposed Alteration.

7.5.2 Such construction shall not, and prior to commencement of such construction Tenant’s licensed architect or engineer (to the extent the services of a licensed architect or engineer are required in connection with such Alterations) shall certify to Landlord that such construction shall not, impair the structural strength of such Facility or overburden or impair the operating efficiency of the electrical, water, plumbing, HVAC or other building systems of such Facility.

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7.5.3 Prior to commencing any such Alterations, Tenant’s licensed architect or engineer (to the extent the services of a licensed architect or engineer are required in connection with such Alterations) shall certify to Landlord that the Plans and Specifications conform to and comply with all applicable Legal Requirements and Authorizations.

7.5.4 Promptly following the completion of the construction of any such Alterations, Tenant shall deliver to Landlord: (a) “as built” drawings of any such Alterations included therein, if applicable, certified as accurate by the licensed architect or engineer selected by Tenant to supervise such work; and (b) a certificate from Tenant’s licensed architect or engineer certifying to Landlord that such Alterations have been completed in compliance with the Plans and Specifications and all applicable Legal Requirements.

7.6 Capital Expenditures.

7.6.1 Tenant agrees to expend, during each Lease Year, on Capital Expenditures for the Facilities, an amount (the “Required Capital Expenditures Amount”) equal to the greater of (a) the product of (i) the Required Per Bed Annual Capital Expenditures Amount (as adjusted at the end of each Lease Year to reflect the CPI Increase during the immediately preceding Lease Year), times (ii) the weighted average of the number of In Service beds in the Facilities during such Lease Year or (b) with respect to any Facility for which there is a Facility Mortgage, the amount required pursuant to the terms of any Facility Mortgage. Within thirty (30) days following the end of each Lease Year, Tenant shall deliver to Landlord a report (a “Capital Expenditures Report”), certified as true, correct and complete by an officer of Tenant, summarizing and describing in reasonable detail all of the Capital Expenditures made by Tenant during the preceding Lease Year on each Facility, and such receipts and other information as Landlord may reasonably request relative to the Capital Expenditures made by Tenant during the applicable Lease Year. If the amount of the Capital Expenditures so made and reported by Tenant during a particular Lease Year (the “Actual Capital Expenditures Amount”) is less than the Required Capital Expenditures Amount applicable to such period, Tenant shall, on or prior to the due date of the Capital Expenditures Report for such period, deposit (herein, a “Capital Expenditures Deposit”) with Landlord an amount equal to the amount by which the Required Capital Expenditures Amount for the applicable period exceeds the Actual Capital Expenditures Amount for such period. If the Actual Capital Expenditures Amount so made and reported by Tenant during a particular Lease Year is greater than the Required Capital Expenditures Amount applicable to such period (such difference being referred to herein as the “Excess Capital Expenditures Amount”), then, (a) provided no Event of Default then exists hereunder, within ten (10) days after Tenant’s presentation of its Capital Expenditures Report reflecting such greater expenditure, subject to reasonable extension if required under the Facility Mortgage Documents, Landlord shall pay to Tenant the Excess Capital Expenditures Amount, and (b) to the extent that the Excess Capital Expenditures Amount exceeds the amount of funds then held by Landlord as Capital Expenditures Deposits, such excess shall be credited against the Required Capital Expenditures Amount for up to the next two (2) succeeding Lease Years.

7.6.2 Tenant’s obligation to deliver the Capital Expenditures Report applicable to the last Lease Year, together with Tenant’s obligation to deliver any Capital Expenditures Deposit associated therewith, shall survive the expiration or termination of this Lease. If, on the basis of such Capital Expenditures Report, Tenant is entitled to a payment as described in Section 7.6.1 above, then, notwithstanding anything to the contrary, such payment shall be due and payable to Tenant only as and when the conditions of Section 3.1, or if the LC Election has been made, Section 3.2, for the return of the Security Deposit or, as applicable, Letter of Credit have been met. Except as provided in the preceding sentence, upon the expiration or termination of this Lease, all Capital Expenditures Deposits held by Landlord (including, without limitation, any Capital Expenditures Deposits that are required to be deposited by Tenant with respect to the last Lease Year) shall automatically and without further action of the parties become the property of Landlord, without any obligation on Landlord’s part to credit Tenant in any manner therefor.

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7.6.3 The Capital Expenditures Deposits held by Landlord shall not bear interest and may be commingled with the other assets of Landlord. If Landlord transfers this Lease, it shall transfer all Capital Expenditures Deposits then held by it to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto. Following any Event of Default and at Landlord’s option, the Capital Expenditures Deposits held by Landlord may, in its sole discretion, be applied to Tenant’s obligations in the order that Landlord in its sole discretion may determine.

7.7 Encroachments. If any of the Leased Improvements of any Facility shall, at any time, encroach upon any property, street or right-of-way adjacent to such Facility, then, promptly upon the request of Landlord, Tenant shall, at its expense, subject to its right to contest the existence of any encroachment and, in such case, in the event of any adverse final determination, either (a) obtain valid waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, whether the same shall affect Landlord or Tenant, or (b) make such changes in such Leased Improvements, and take such other actions, as Tenant, in the good faith exercise of its judgment, deems reasonably practicable, to remove such encroachment, including, if necessary, the alteration of any of such Leased Improvements, and in any event take all such actions as may be necessary to be able to continue the operation of such Leased Improvements for the Primary Intended Use of such Facility substantially in the manner and to the extent such Leased Improvements were operated prior to the assertion of such encroachment. Any such alteration shall be made in conformity with the applicable requirements of Sections 7.4 and 7.5 provided that if Tenant shall otherwise comply with the requirements of Sections 7.4 and 7.5, Landlord’s consent for any such alteration shall not be required.

7.8 Additional Land and Improvements. Tenant hereby acknowledges and agrees that certain portions of the Premises include areas of additional, surplus Land and various improvements not specifically used in connection with, or necessary to, the operations of the Facilities, including, without limitation, baseball fields, individual homes and residences, and additional parking lots and similar areas (such areas and improvements are collectively referred to herein as the “Additional Land and Improvements”). Tenant hereby acknowledges and agrees that Tenant’s maintenance obligations under this Lease include the maintaining of the Additional Land and Improvements (at Tenant’s sole cost and expense) and keeping all areas of Additional Land and Improvements secure and in good and lawful order, condition, appearance and in compliance with all Legal Requirements, Insurance Requirements and Authorizations and consistent with commercially reasonable standards of maintenance, security, and repair. Tenant further agrees that Landlord shall have the right, at any time and from time to time throughout the Term to withdraw (or terminate this Lease with respect to and remove from the Premises), sell, lease, develop, repurpose, redeploy or otherwise use the Additional Land and Improvements, for itself or by any person or entity designated by Landlord, and to require Tenant (at no material expense to Tenant, and without compensation to Tenant) to cooperate therewith, including without limitation the execution and delivery of an amendment to this Lease withdrawing the Additional Land and Improvements herefrom and terminating this Lease with respect to such Additional Land and Improvements; provided however, that in no event shall Landlord allow any Additional Land and Improvements to be utilized for a purpose that directly competes or materially interferes with the Primary Intended Use of the adjacent Facility. From and after the completion of any such withdrawal or termination, Tenant shall be relieved of all obligations to maintain, secure, insure, pay taxes upon and otherwise preserve and maintain the portion of the Premises attributable to such Additional Land and Improvements. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE ADDITIONAL LAND AND IMPROVEMENTS, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT.

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ARTICLE VIII

PERMITTED CONTESTS

Tenant, upon prior written notice to Landlord and at Tenant’s expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any licensure or certification decision, Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim; provided, however, that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge, or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the applicable Facility, (b) neither the applicable Facility nor any Rent therefrom nor any part thereof or interest therein would be reasonably likely to be in danger of being sold, forfeited, attached or lost pending the outcome of such proceedings, (c) in the case of a Legal Requirement, neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) Tenant shall give such security as may be demanded by Landlord to insure ultimate payment of, or compliance with, the same and to prevent any sale or forfeiture (or risk thereof) of the applicable Facility or the Rent by reason of such non-payment or non-compliance; (e) in the case of the contest of an Insurance Requirement, the coverage required by Article IX shall be maintained, and (f) if such contest is resolved against Landlord or Tenant, Tenant shall pay to the appropriate payee the amount required to be paid, together with all interest and penalties accrued thereon, and otherwise comply with the applicable Legal Requirement or Insurance Requirement. Landlord, at Tenant’s expense, shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, shall join as a party therein. The provisions of this Article VIII shall not be construed to permit Tenant to contest the payment of Rent or any other amount payable by Tenant to Landlord hereunder. Tenant shall indemnify, defend, protect and hold harmless Landlord from and against any Losses of any kind that may be imposed upon Landlord in connection with any such contest and any Losses resulting therefrom and the provisions of this Article VIII shall survive the termination or expiration of this Lease.

ARTICLE IX

INSURANCE

9.1 Required Policies. During the Term, Tenant shall maintain the following insurance with respect to each Facility at its sole cost and expense:

9.1.1 Fire and Extended Coverage against loss or damage by fire, vandalism and malicious mischief, extended coverage perils commonly known as “Special Risk,” and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage and windstorm, together with coverage for earthquake (including earth movement), flood (if such Facility is located in whole or in part within a designated 100-year flood plain area) and terrorism, to the extent not included or specifically excluded from such Special Risk Insurance, all in an amount equal to one hundred percent (100%) of the full replacement cost of such Facility (as replacement cost is defined below in Section 9.3), and including a building ordinance coverage endorsement;

9.1.2 If such Facility contains steam boilers, pressure vessels or similar apparatus, insurance with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure

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piping and machinery, elevators and escalators, if any, and other similar equipment installed in such Facility, in an amount equal to one hundred percent (100%) of the full replacement cost of such Facility, which policy shall insure against physical damage to and loss of occupancy and use of such Facility arising out of an accident, explosion, or breakdown covered thereunder;

9.1.3 If there is any storage tank, whether above ground or below ground, located at such Facility, whether or not in use, Pollution Liability Insurance with the same limits as required for the commercial general liability insurance pursuant to Section 9.1.5 below;

9.1.4 Business Interruption and Extra Expense Coverage for loss of business income on an actual loss sustained basis for no less than twelve (12) months, covering perils consistent with the requirements of Section 9.1.1, including either an agreed amount endorsement or a waiver of any co-insurance provisions, so as to prevent Tenant, Landlord and any other insured thereunder from being a co-insurer, and containing an extended period indemnity endorsement that provides that the continued loss of business income will be insured until such income returns to the same level it was prior to the loss or the expiration of not fewer than six (6) months after the date of the completed repairs;

9.1.5 Commercial General Liability Coverage (including products and completed operations liability and broad form coverage, host liquor liability, broad form property damage (with the explosion, collapse and underground damage exclusions deleted), blanket contractual liability, independent contractors liability, personal injury and advertising injury coverage and medical payments coverage) against claims for bodily injury, death, medical expenses, property damage occurring on, in or about such Facility, affording the parties protection of not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate;

9.1.6 Professional Liability Coverage for damages for injury, death, loss of service or otherwise on account of professional services rendered or which should have been rendered, in a minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) in the annual aggregate;

9.1.7 Worker’s Compensation Coverage for injuries sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable Legal Requirements and employer’s liability coverage with limits of not less than Five Hundred Thousand Dollars ($500,000) each accident, Five Hundred Thousand Dollars ($500,000) bodily injury due to disease each employee and One Million Dollars ($1,000,000) bodily injury due to disease; and

9.1.8 During such time as Tenant is constructing any improvements, Tenant, at its sole cost and expense, shall carry, or cause to be carried (a) a completed operations endorsement to the commercial general liability insurance policy referred to above, (b) builder’s risk insurance, completed value form, covering all physical loss, in an amount and subject to policy conditions satisfactory to Landlord, and (c) such other insurance, in such amounts, as Landlord deems necessary to protect Landlord’s interest in the Premises from any act or omission of Tenant’s contractors or subcontractors.

9.1.9 With respect that certain portion of the Facility referred to or known as Liberty Retirement Community of Washington Township (the “Washington Facility”), Tenant acknowledges and agrees that a portion of the Washington Facility consists of Additional Land and Improvements used as baseball fields. Prior to the use of any such Additional Land and Improvements at the Washington Facility by Little League or any other local baseball or sports organization, Tenant shall enter into a license, sublease or other similar occupancy agreement with such organization (which agreement must comply with the terms of this Lease) and Tenant shall obtain certificates of insurance from such organization evidencing: (i) that such organization maintains commercial general liability coverage covering its use of the Additional Land and Improvements at the Washington Facility in amount and with an insurer reasonably acceptable to Tenant and Landlord, and (ii) Tenant and Landlord having been added as additional insureds to such insurance coverage.

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9.2 General Insurance Requirements.

9.2.1 All of the policies of insurance required to be maintained by Tenant under this Article IX shall (a) be written in form satisfactory to Landlord and any Facility Mortgage and issued by insurance companies (i) with a policyholder and financial rating of not less than “A-”/“X” in the most recent version of Best’s Key Rating Guide and (ii) authorized to do insurance business in the applicable Situs State; (b) provide that any insurance maintained by Landlord for or with respect to the Premises shall be excess and noncontributory with Tenant’s insurance; and (c) include a waiver of all rights of subrogation and recovery against Landlord.

9.2.2 All liability type policies (with the exception of Tenant’s workers’ compensation/employer’s liability insurance and professional liability insurance) must name Landlord as an “additional insured.” All property policies shall name Landlord as “loss payee.” All business interruption policies shall name Landlord as “loss payee” with respect to Rent only. Losses shall be payable to Landlord and/or Tenant as provided herein. In addition, the policies, as appropriate, shall name as an “additional insured” or “loss payee” any Facility Mortgagee by way of a standard form of mortgagee’s loss payable endorsement. Any loss adjustment shall require the written consent of Landlord, Tenant, and each Facility Mortgagee unless the amount of the loss is less than $100,000 in which event no consent shall be required.

9.2.3 Tenant shall provide Landlord copies of the original policies or a satisfactory ACORD evidencing the existence of the insurance required by this Lease and showing the interest of Landlord (and any Facility Mortgagee(s)) prior to the commencement of the Term or, for a renewal policy, not less than ten (10) days prior to the expiration date of the policy being renewed. If Landlord is provided with an ACORD certificate, it may demand that Tenant provide a complete copy of the related policy within ten (10) days.

9.2.4 Tenant’s obligations to carry the insurance provided for herein may be brought within the coverage of a so-called “blanket” policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article IX (including satisfaction of the Facility Mortgagee’s requirements and the approval of the Facility Mortgagee) are otherwise satisfied, and provided further that Tenant maintains specific allocations acceptable to Landlord. For any liability policies covering one or more other properties in addition to the Premises, Landlord may require excess limits as Landlord reasonably determines.

9.2.5 Each insurer under the insurance policies maintained by Tenant pursuant to this Article IX shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord thirty (30) days’ written notice before the policy or policies in question shall be altered or cancelled.

9.3 Replacement Costs. The term “replacement cost” shall mean the actual replacement cost of the insured property from time to time with new materials and workmanship of like kind and quality (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction). If Landlord believes that the replacement cost has increased at any time during the Term, it shall have the right to have such

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replacement cost redetermined by an impartial national insurance company reasonably acceptable to both parties (the “impartial appraiser”). The determination of the impartial appraiser shall be final and binding, and, as necessary, Tenant shall increase, but not decrease, the amount of the insurance carried pursuant to this Article IX to the amount so determined by the impartial appraiser. Each party shall pay one-half (1/2) of the fee, if any, of the impartial appraiser. If Tenant has made Alterations, Landlord may at Tenant’s expense have the replacement cost redetermined at any time after such Alterations are made.

9.4 Claims-Made Policies. If Tenant obtains and maintains the commercial general liability coverage and/or professional liability coverage described in Sections 9.1.5 and 9.1.6 above on a “claims-made” basis, Tenant shall provide continuous liability coverage for claims arising during the Term and providing for an extended reporting period reasonably acceptable to Landlord for a minimum of three (3) years after expiration of the Term. If such policy is canceled or not renewed for any reason whatsoever, Tenant must provide evidence of a replacement policy reflecting coverage with retroactive coverage back to the commencement date of the term and maintain such coverage for a period of at least three (3) years beyond the expiration of the Term or Tenant must obtain tail coverage for the length of the remaining term plus an additional three (3) years beyond the expiration of the Term.

9.5 Non-Renewal. If Tenant fails to cause the insurance required under Article IX to be issued in the names herein called for, fails to pay the premiums therefor or fails to deliver such policies or certificates thereof to Landlord, at the times required, Landlord shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, in which event the cost thereof, together with interest thereon at the Agreed Rate, shall be repayable to Landlord upon demand therefor.

9.6 Deductibles. Deductibles/self-insured retentions for the insurance policies required under this Article IX shall not be greater than $50,000.00; provided, however, that the deductibles/self-insured retentions for losses sustained from earthquake (including earth movement), flood or windstorm (i.e., wind/hail) may be equal to, but not greater than, five percent (5%) of the replacement cost of the applicable Facility.

9.7 Increase in Limits; Types of Coverages. If, from time to time after the Commencement Date, Landlord determines in the exercise of its commercially reasonable judgment that the limits of the insurance required to be maintained by Tenant hereunder are no longer commensurate to the limits being regularly required by institutional landlords of similar properties in the applicable Situs State or their institutional lenders or that a particular type of insurance coverage is being regularly required by institutional landlords of similar properties in the applicable Situs State or their institutional lenders and is not then required hereunder, Landlord may notify Tenant of the same, indicating the particular limit or type of coverage that Landlord has determined should be increased or carried by Tenant, as applicable. Unless Tenant, in the exercise of its commercially reasonable judgment, objects to Landlord’s determination, then within thirty (30) days after the receipt of such notice, Tenant shall thereafter increase the particular limit or obtain the particular coverage, as applicable, unless and until further modified pursuant to the provisions of this Section 9.7. Notwithstanding anything herein to the contrary, Landlord shall not request a modification of the insurance requirements of this Lease more frequently than once every three (3) years. If Tenant, in the exercise of its commercially reasonable judgment, objects to Landlord’s determination made under this Section 9.7 and Landlord and Tenant are unable to agree upon the matter within fifteen (15) days of Tenant’s receipt of the applicable notice from Landlord, such determination shall be made by a reputable insurance company, consultant or expert (an “Insurance Arbitrator”) with experience in the skilled nursing insurance industry as mutually identified by Landlord and Tenant in the exercise of their reasonable judgment. As a condition to a determination of commercial reasonableness with respect to any particular matter, the Insurance Arbitrator shall be capable of providing, procuring or identifying particular policies or coverages that would be available to Tenant and would satisfy the requirement in issue. The determinations made by any such experts shall be binding on

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Landlord and Tenant for purposes of this Section 9.7, and the costs, fees and expenses of the same shall be shared equally by Tenant and Landlord. If Tenant and Landlord are unable to mutually agree upon an Insurance Arbitrator, each party shall within ten (10) days after written demand by the other select one Insurance Arbitrator. Within ten (10) days of such selection, the Insurance Arbitrators so selected by the parties shall select a third (3rd) Insurance Arbitrator who shall be solely responsible for rendering a final determination with respect to the insurance requirement in issue. If either party fails to select an Insurance Arbitrator within the time period set forth above, the Insurance Arbitrator selected by the other party shall alone render the final determination with respect to the insurance requirement in issue in accordance with the foregoing provisions and such final determination shall be binding upon the parties. If the Insurance Arbitrators selected by the parties are unable to agree upon a third (3rd) Insurance Arbitrator within the time period set forth above, either party shall have the right to apply at Tenant’s and Landlord’s joint expense to the presiding judge of the court of original trial jurisdiction in the county in which any Facility is located to name the third (3rd) Insurance Arbitrator.

9.8 No Separate Insurance. Tenant shall not, on Tenant’s own initiative or pursuant to the request or requirement of any third party, (a) take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article IX to be furnished by, or which may reasonably be required to be furnished by, Tenant or (b) increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under such insurance in the same manner as losses are payable under this Lease. Notwithstanding the foregoing, nothing herein shall prohibit Tenant from insuring against risks not required to be insured hereby, and as to such insurance, Landlord and any Facility Mortgagee need not be included therein as additional insureds, nor must the loss thereunder be payable in the same manner as losses are payable hereunder except to the extent required to avoid a default under the Facility Mortgage.

ARTICLE X

REPRESENTATIONS AND WARRANTIES

10.1 General. Each party represents and warrants to the other that: (a) this Lease and all other documents executed or to be executed by it in connection herewith have been duly authorized and shall be binding upon it; (b) it is duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to perform this Lease within the applicable Situs State; and (c) neither this Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of such party.

10.2 Anti-Terrorism Representations.

10.2.1 Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (a) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (b) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (c) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”). Tenant hereby represents and warrants to Landlord that no funds tendered to Landlord by Tenant under the terms of this Lease are or will be directly or indirectly derived from activities that may contravene U.S. federal, state or international laws and regulations, including anti-money laundering laws. If the foregoing representations are untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

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10.2.2 Tenant will not during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises. A breach of the representations contained in this Section 10.2 by Tenant shall constitute a material breach of this Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

10.3 Additional Representations and Warranties. To induce Landlord to execute this Lease and perform its obligations hereunder, Tenant hereby represents and warrants to Lender that the following are true and correct as of the Commencement Date:

10.3.1 No consent or approval of, or filing, registration or qualification with any Governmental Authority or any other Person is required to be obtained or completed by Tenant or any Affiliate in connection with the execution, delivery, or performance of this Lease that has not already been obtained or completed.

10.3.2 The identity of the holders of the partnership or membership interests or shares of stock, as applicable, in Tenant and their respective percentage of ownership as of the Commencement Date are set forth on Schedule 2. No partnership or limited liability company interests, or shares of stock, in Tenant, other than those described above, are issued and outstanding. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Tenant of any partnership or limited liability company interest of or shares of stock in Tenant except as may be set forth in Tenant’s organizational and formation documents, complete, true and accurate copies of which have been provided to Landlord.

10.3.3 Neither Tenant nor Guarantor is insolvent and there has been no Bankruptcy Action by or against any of them. Tenant’s assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.

10.3.4 All financial statements and other documents and information previously furnished by or on behalf of any Tenant or Guarantor to Landlord in connection with the Facilities and this Lease are true, complete and correct in all material respects and fairly present on a consistent basis with the financial conditions of the subjects thereof for the immediately prior periods as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no material adverse change with respect to any Facility, Tenant or Guarantor has occurred since the respective dates of such statements and information. Neither Tenant nor any Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements and which is required to be disclosed in such financial statements in accordance with GAAP.

10.3.5 Tenant has each Authorization and other rights from, and has made all declarations and filings with, all applicable Governmental Authorities, all self-regulatory authorities and all courts and other tribunals necessary to engage in the management and operation of the Facilities for the Primary Intended Use. No Governmental Authority is, to Tenant’s knowledge, considering limiting, suspending or revoking any such Authorization. All such Authorizations are valid and in full force and effect and Tenant is in material compliance with the terms and conditions of all such Authorizations.

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ARTICLE XI

DAMAGE AND DESTRUCTION

11.1 Notice of Damage or Destruction. Tenant shall promptly notify Landlord of any damage or destruction of any Facility in excess of $10,000. Said notification shall include: (a) the date of the damage or destruction and the Facility or Facilities damaged, (b) the nature of the damage or destruction together with a description of the extent of such damage or destruction, (c) a preliminary estimate of the cost to repair, rebuild, restore or replace the Facility, and (d) a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Facility.

11.2 Restoration. Tenant shall diligently repair or reconstruct any Facility that has been damaged or destroyed to a like or better condition than existed prior to such damage or destruction in accordance with Section 7.5. Any net insurance proceeds payable with respect to such damage or destruction shall be paid directly to Landlord and, provided Tenant is diligently performing the restoration and repair work with respect to such Facility and no Event of Default has occurred hereunder, shall be used for the repair or reconstruction of such Facility as further set forth in this Section 11.2. Landlord shall disburse any such net insurance proceeds as and when required by Tenant in accordance with Landlord’s typical draw and disbursement procedures and in accordance with normal and customary practice for the payment of a general contractor in connection with construction projects similar in scope and nature to the work being performed by or on behalf of Tenant, including, without limitation, the withholding of five percent (5%) of each disbursement until the required work is completed as evidenced by a certificate of occupancy or similar evidence issued upon an inspection by the applicable Governmental Authority and proof has been furnished to Landlord that no lien has attached or will attach to the applicable Facility in connection with the restoration and repair work.

11.3 Insufficient or Excess Proceeds. If the net insurance proceeds paid to Landlord in connection with any such damage or destruction are insufficient, Tenant shall nevertheless remain responsible, at its sole cost and expense, to repair and reconstruct the applicable Facility as required in this Article XI and Tenant shall provide the required additional funds. Tenant expressly assumes all risk of loss in connection with any damage or destruction to a Facility, whether or not such damage or destruction is insurable or insured against. Tenant shall pay any insurance deductible and any other uninsured Losses. If the net insurance proceeds paid to Landlord in connection with any such damage or destruction are more than sufficient, the surplus shall belong and be paid to Tenant; provided, however, that any such surplus shall be paid by Landlord to Tenant only following the disbursement of net insurance proceeds necessary to complete the repair and restoration work as required pursuant to this Article XI. Tenant shall not have any right under this Lease, and hereby waives all rights under applicable law, to abate, reduce, or offset rent by reason of any damage or destruction of any Facility by reason of an insured or uninsured casualty.

11.4 Facility Mortgagee. Notwithstanding anything in this Lease to the contrary, Tenant hereby acknowledges and agrees that any Facility Mortgagee may retain and disburse any net insurance proceeds payable in connection with any damage or destruction to a Facility. In such event, Tenant shall comply with the requests and requirements of such Facility Mortgagee in connection with the performance of the repair and restoration work and the disbursement of the net insurance proceeds in connection therewith.

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ARTICLE XII

CONDEMNATION

Except as provided to the contrary in this Article XII, a Condemnation of any Facility or any portion thereof shall not terminate this Lease, which shall remain in full force and effect, and Tenant hereby waives all rights under applicable law to abate, reduce or offset Rent by reason of any such Condemnation. Following a Complete Taking of any Facility, Tenant may at its election, made within thirty (30) days of the effective date of such Complete Taking, terminate this Lease with respect to such Facility and the current Rent shall be equitably abated as of the effective date of such termination based on the allocable share of Landlord’s initial investment in the Premises to the Facility subject to the Complete Taking. Following a Partial Taking of any Facility, the Rent shall be abated to the same extent as the resulting diminution in the Fair Market Value of such Facility and, as necessary (as reasonably determined by Landlord), Tenant at its sole cost shall restore such Facility in accordance with Section 7.5. Landlord alone shall be entitled to receive and retain any award for a Condemnation other than a Temporary Taking; provided, however, Tenant shall be entitled to submit its own claim in the event of any such Condemnation with respect to the relocation costs incurred by Tenant as a result thereof. In the event of a Temporary Taking of any Facility, Tenant shall be entitled to receive and retain any and all awards for the Temporary Taking; provided, however, that Base Rent shall not be abated during the period of such Temporary Taking.

ARTICLE XIII

DEFAULT

13.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” and there shall be no cure period therefor except as otherwise expressly provided in this Section 13.1:

13.1.1 Tenant shall fail to pay any installment of Rent within five (5) calendar days of its Payment Date;

13.1.2 (a) The revocation or termination of any Authorization that would have a material adverse effect on the operation of any Facility for its Primary Intended Use; (b) except as permitted pursuant to the terms of Article XI or Article XII in connection with a casualty or Condemnation, the voluntarily cessation of operations at any Facility; (c) the sale or transfer of all or any portion of any Authorization; or (d) the use of any Facility other than for its Primary Intended Use;

13.1.3 Any material suspension, limitation or restriction placed upon Tenant, any Authorization, any Facility, the operations at any Facility or Tenant’s ability to admit residents or patients at the Premises (e.g., an admissions ban or non-payment for new admissions by any Thirty Party Payor Program resulting from an inspection survey); provided, however, if any such material suspension, limitation or restriction is curable by Tenant under the applicable Authorization or Legal Requirement, it shall not constitute an Event of Default if Tenant promptly (but in no event more than fifteen (15) days after receiving notice thereof) commences to cure such breach and thereafter diligently pursues such cure to the completion thereof within either: (a) the time period in which the applicable governmental agency has given Tenant to undertake corrective action, or (b) if such agency has not imposed such a time period, ninety (90) days after the occurrence of any such material suspension, limitation or restriction;

13.1.4 (i) a default shall occur under any other lease or agreement between Landlord or an Affiliate of Landlord and Tenant (or Guarantor) or an Affiliate of Tenant (or Guarantor), or any letter of credit, guaranty, mortgage, deed of trust, or other instrument executed by Tenant (or Guarantor) or an Affiliate of Tenant (or Guarantor) in favor of Landlord or an Affiliate of Landlord, in every case, whether now or hereafter existing, where the default is not cured within any applicable grace period set forth therein, or (ii) a default by Tenant, any Guarantor, or any Affiliate of Tenant or any Guarantor shall occur under the Nomination Agreement, the Fremont Lease, or the Mansfield Lease where the default is not cured within any applicable grace period set forth therein;

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13.1.5 a material default by Tenant, any Guarantor or any Affiliate of Tenant or any Guarantor shall occur under any lease, guaranty, loan or financing agreement, to the extent the total of all obligations thereunder exceeds $100,000, with any other party that is not cured within any applicable cure period provided for therein;

13.1.6 Tenant, any Guarantor, or any Affiliate of Tenant or any Guarantor shall (a) admit in writing its inability to pay its debts generally as they become due; (b) file a petition in bankruptcy or a petition to take advantage of any insolvency act; (c) make an assignment for the benefit of its creditors; (d) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property; or (e) file a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

13.1.7 Any petition is filed by or against any Tenant, any Guarantor, or any Affiliate of any Tenant or any Guarantor under federal bankruptcy laws, or any other proceeding is instituted by or against any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor, or for any substantial part of the property of any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor, and Tenants fails to notify Landlord of such proceeding within three (3) Business Days of the institution thereof and such proceeding is not dismissed within sixty (60) days after institution thereof, or any Tenant, any Guarantor or any Affiliate of any Tenant or any Guarantor shall take any action to authorize or effect any of the actions set forth above in this Section 13.1.7;

13.1.8 Any of the representations or warranties made by Tenant in this Lease or by Guarantor in the Guaranty proves to be untrue when made in any material respect;

13.1.9 Tenant fails to observe or perform any term, covenant or other obligation of Tenant set forth in Section 6.7 and such failure is not cured within ten (10) days after receipt of notice of such failure from Landlord;

13.1.10 Tenant fails to perform or comply with the provisions of Section 3.1 or Section 3.2, as applicable, Section 6.11, Section 6.12, Section 6.13, Article IX or Article XVII within the applicable time periods set forth therein, if any; or

13.1.11 Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Tenant within thirty (30) days after notice thereof from Landlord, unless such failure cannot with due diligence be cured within a period of thirty (30) days, in which case such failure shall not be deemed to be an Event of Default if Tenant proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof within [sixty (60)] days after such notice from Landlord; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law.

13.2 Remedies. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Lease and the laws of the applicable Situs State that are available to a lessor of real and personal property in the event of a default by its lessee, and as to the Lease Collateral, all remedies granted under the laws of the applicable Situs State to a secured party under its Uniform Commercial Code. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any Facility or to collect any rent due upon any such reletting. Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any Facility, including fees, commissions and costs of attorneys, architects, agents and brokers.

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13.2.1 Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon an Event of Default: (a) sue for the specific performance of any covenant of Tenant as to which it is in breach; (b) enter upon any Facility, terminate this Lease, dispossess Tenant from any Facility and/or collect money damages by reason of Tenant’s breach, including the present value of all Rent which would have accrued after such termination (which present value shall be computed by discounting the amount of accelerated rent at the discount rate of the Federal Reserve Bank of San Francisco at the time of acceleration plus one percent (1%)) and all obligations and liabilities of Tenant under this Lease which survive the termination of the Term; (c) elect to leave this Lease in place and sue for Rent and other money damages as the same come due; (d) (before or after repossession of a Facility pursuant to clause (b) above and whether or not this Lease has been terminated) relet such Facility to such tenant, for such term (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting; and (e) sell any Lease Collateral in a non-judicial foreclosure sale.

13.2.2 Upon the occurrence of an Event of Default, and upon commencement of proceedings to enforce the rights of Landlord hereunder, Landlord shall be entitled, as a matter of right, to appoint a receiver to take possession of the Premises, pending the outcome of such proceedings, to manage the operation of the Premises, to collect and disburse all rents, issues, profits and income generated thereby and to the extent applicable and possible, to preserve or replace any Authorization or to otherwise substitute the licensee or provider thereof. If a receiver is appointed pursuant hereto, the receiver shall be paid a reasonable fee for its services and all such fees and other expenses incurred by Landlord in connection with the appointment of the receiver shall be paid in addition to, and not in limitation of, the Rent otherwise due to Landlord hereunder. Tenant irrevocably consents to the appointment of a receiver following an Event of Default and thus stipulates to and agrees not to contest the appointment of a receiver under such circumstances and for such purposes.

13.2.3 If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Lease, then Landlord may, without waiving or releasing Tenant from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Tenant, and enter upon the applicable Facility for the purpose of taking all such action as may be reasonably necessary. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall be payable by Tenant to Landlord upon Landlord’s written demand therefor.

13.2.4 No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law.

13.2.5 If Landlord initiates judicial proceedings or if this Lease is terminated by Landlord pursuant to this Article XIII, Tenant waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry, or repossession; and (b) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

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13.2.6 Notwithstanding anything in this Lease to the contrary, and without limiting any of the other rights or remedies conferred upon Landlord under this Lease or at law or in equity, upon the occurrence of a Facility Default, Landlord may, at its option and by notice to Tenant, terminate this Lease immediately as to any one or more of the Facilities (selected in Landlord’s discretion and by notice to Tenant) to which such Facility Default relates (a termination of this Lease as to less than all of the Facilities as provided in this Section 13.2.6 is herein referred to as a “Limited Termination Election”) (the Facility or Facilities as to which Landlord elects to terminate this Lease as provided in this Section 13.2.6 are herein referred to as “Terminated Facilities”). Upon delivery of a termination notice as provided in this13.2.6, Tenant shall have no right to cure the Facility Default in question, all rights of Tenant under this Lease shall cease as to the Terminated Facilities so specified and the provisions of this Section 13.2.6 shall apply. Without limitation of the foregoing, if Landlord makes a Limited Termination Election, the deletion of the applicable Terminated Facilities from this Lease shall be absolutely without limitation of each Tenant’s continuing obligation (on a joint and several basis) for the damages and other amounts owing on account of the Event of Default giving rise to the deletion from this Lease of such Terminated Facilities or the termination of this Lease as to such Terminated Facilities.

(a) If this Lease is terminated as to one or more Terminated Facilities pursuant to this Section 13.2.6, then without necessity of any further action of the parties, this Lease shall terminate as to the Terminated Facility or Terminated Facilities, and the Terminated Facility or Terminated Facilities shall be separated and removed herefrom, at such time (such date, the “Facility Removal Date”) as Landlord delivers notice to Tenant exercising its termination rights pursuant to this Section 13.2.6 (such notice, a “Termination Notice”). As of the applicable Facility Removal Date, this Lease shall be automatically and ipso facto amended to:

(i) Delete and eliminate the Terminated Facility or Terminated Facilities herefrom;

(ii) Exclude the applicable Terminated Facility or Terminated Facilities from the definition of “Premises”; and

(iii) The current Rent shall be equitably reduced as of the Facility Removal Date based on the allocable share of Landlord’s initial investment in the Premises to the Terminated Facility or Terminated Facilities.

(b) Promptly (and in any event within ten (10) days after delivery of Landlord’s request therefor, Tenant shall execute and deliver to Landlord such instrument(s) as Landlord may from time to time request reflecting the elimination of any Terminated Facility or Terminated Facilities herefrom on the terms described above.

ARTICLE XIV

OBLIGATIONS OF TENANT ON EXPIRATION OR TERMINATION OF LEASE

14.1 Surrender. On the Expiration Date or earlier termination or cancellation of this Lease (or the earlier dispossession of Tenant from any Facility), Tenant shall deliver to Landlord or Landlord’s designee (a) possession of each Facility in a neat and clean condition, with each Facility being fully operational as of such date and in compliance with all Authorizations, and (b) all business records (other than corporate financial records or proprietary materials), data, patient and resident records, and patient and resident trust accounts, which may be necessary, desirable or advisable for the operation of each Facility for its Primary Intended Use. Tenant shall have no obligation to perform any Alterations necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer

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of operation of such Facility to Landlord or Landlord’s designee unless such Alterations were previously required hereunder or by the applicable licensing authorities to be undertaken by Tenant prior to the Expiration Date (or earlier termination date or cancellation of this Lease or earlier dispossession of Tenant from any Facility) and Tenant failed to do so.

14.2 Transition.

14.2.1 In connection with the expiration or earlier termination of this Lease with respect to any Facility, or the earlier dispossession of Tenant from any Facility, Landlord shall have the right to require an Operational Transfer with respect to such Facility by delivery to Tenant of a Transition Notice (as defined below). As used in this Lease, “Operational Transfer” shall mean the transfer and transition, practically and legally, of the day-to-day operations of a Facility for the Primary Intended Use of such Facility to Landlord and/or Landlord’s designee without interruption of the business activities therein, regulatory or otherwise. Landlord may exercise its right to require an Operational Transfer by delivering written notice to Tenant of Landlord’s election to require an Operational Transfer (a “Transition Notice”) at any time.

14.2.2 In connection with an Operational Transfer, or at the time of Tenant’s surrender of a Facility to Landlord or its designee, Tenant shall cooperate fully with Landlord or its designee in transferring (or obtaining) all Authorizations and Governmental Payors’ certifications and shall take all necessary actions, including, without limitation, filing such applications, petitions and transfer notices and making such assignments, conveyances and transfers as are necessary, desirable or advisable to accomplish an Operational Transfer. In connection therewith, Tenant shall transfer, to the extent permitted by applicable law, to Landlord or Landlord’s designee all contracts, including contracts with Governmental Authorities, which may be necessary, desirable or advisable for the operation of each Facility for its Primary Intended Use. Subject to all applicable Legal Requirements, Tenant hereby assigns, effective upon the Expiration Date or earlier termination or cancellation of this Lease (or the earlier dispossession of Tenant from any Facility), all rights to operate the Facility to Landlord or its designee, including all required Authorizations and all rights to apply for or otherwise obtain them. In furtherance of the foregoing, Tenant agrees to enter into a commercially reasonable operations transfer agreement with Landlord or Landlord’s designee, which agreement shall provide, inter alia, for the proration of operational revenues and liabilities based on when Landlord or its designee actually takes possession of the applicable Facility or Facilities.

14.2.3 To the extent permitted by applicable law, and for a period not to exceed 90 days, Tenant agrees to enter into interim sublease agreements or management agreements as may be necessary to effect a transfer of the operations of the Facility or Facilities for their Primary Intended Use prior to the time that Landlord or its designee, as applicable, holds all Authorizations from all applicable Governmental Authorities necessary to so operate such Facility or Facilities, and (b) Tenant shall remain as licensee and participating provider in any payment programs with Governmental Payors or third party payors in which a Facility participates until such time as Landlord or its designee has received all Authorizations necessary to operate any Facility. Notwithstanding the foregoing, as a condition to Tenant remaining as licensee and participating provider as set forth above, Landlord or its designee shall, except in connection with a termination of this Lease resulting from an Event of Default (or the earlier dispossession of Tenant from any Facility as a result of an Event of Default), indemnify, defend, protect and hold harmless Tenant from and against any loss, damage, cost or expense incurred by Tenant on account of any third party claim to the extent directly caused by the acts or omissions of Landlord or its designee and during the period while relying on Tenant’s status as licensee or participating provider in any payment programs with Governmental Payors or third party payment programs in which a Facility participates.

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14.2.4 Notwithstanding anything in this Lease which may be construed to the contrary, if (i) Landlord delivers a Transition Notice as to a particular Facility or Facilities, (ii) the Term expires prior to the delivery of a Transition Notice but Landlord has not delivered a Closure Notice, or (iii) this Lease is terminated as a result of an Event of Default and Landlord has not delivered a Closure Notice, then in all such cases Tenant shall thereafter continue to operate the Facility or Facilities in accordance with all of the requirements of this Lease until the earliest to occur of the following: (a) the date on which a successor operator assumes operation of such Facility, (b) the date that is one hundred twenty (120) days after the Expiration Date, or (c) the date on which such Facility is closed by Tenant in accordance with and pursuant to the requirements of this Lease and in connection with a Closure Notice delivered by Landlord.

14.2.5 If Tenant operates one or more Facilities after the Expiration Date or earlier termination of this Lease (either pursuant to Landlord’s request or pursuant to Section 14.2.4, then, from and after the expiration of this Lease and until the earliest to occur of the dates described in Section 14.2.4 (the “Reimbursement Period”), (a) Landlord shall provide Tenant with a reasonable operating budget, (b) Landlord shall include in the aforesaid operating budget, and Tenant shall continue to pay during the Reimbursement Period, all Rent that would have been owing under this Lease if this Lease had not expired (equitably prorated if Tenant operates less than all of the Facilities), and (c) Landlord shall reimburse Tenant for any operating deficits that Tenant may be required to fund out-of-pocket on account of operating losses and expenses incurred by Tenant by reason of, or arising out of compliance with, such budget with respect to the Reimbursement Period. Any such reimbursement shall be due from Landlord to Tenant within thirty (30) days after request by Tenant, provided that Tenant shall furnish such documentation of any operating deficits, losses and expenses as Landlord may reasonably request.

14.2.6 Notwithstanding anything to the contrary contained in this Lease, Tenant shall not, prior to delivery of a Closure Notice by Landlord to Tenant, commence to wind up and terminate the operations of any Facility or relocate the patients or occupants of any Facility to any other health care facility (a “Facility Termination”). Notwithstanding the foregoing, if Landlord has not delivered a Closure Notice or a Transition Notice to Tenant prior to the day that is ninety (90) days following the Expiration Date, then Tenant may commence the Facility Termination as to such Facility or Facilities and, upon the closure of such Facility or Facilities in accordance with this Lease and all applicable Legal Requirements, Tenant shall vacate such Facility or Facilities and surrender possession thereof to Landlord in accordance with all applicable requirements of this Lease. If, prior to the day that is ninety (90) days following the Expiration Date, Landlord delivers a Transition Notice to Tenant, Tenant shall not commence or otherwise engage in a Facility Termination with respect to the applicable Facility or Facilities. If Landlord delivers a Closure Notice and elects to institute a Facility Termination, Tenant shall, upon the prior written approval of Landlord, take all commercially reasonable steps necessary, in compliance with all Legal Requirements and Authorizations, to timely effectuate the same, all at Tenant’s sole cost and expense.

14.2.7 The terms of this Section 14.2 shall survive the expiration or sooner termination of this Lease.

14.3 Tenant Personal Property. Provided that no Event of Default then exists, in connection with the surrender of the Premises, Tenant may upon at least five (5) Business Days prior notice to Landlord remove from the Premises in a workmanlike manner all Tenant Personal Property, leaving the Premises in good and presentable condition and appearance, including repairing any damage caused by such removal; provided that Landlord shall have the right and option to purchase for itself or its designee the Tenant Personal Property for its then net book value during such five (5) Business Day notice period, in which case Tenant shall so convey the Tenant Personal Property to Landlord or its designee by

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executing a bill of sale in a form reasonably required by Landlord. If there is any Event of Default then existing, Tenant will not remove any Tenant Personal Property from the Premises and instead will, on demand from Landlord, convey it to Landlord or its designee for no additional consideration by executing a bill of sale in a form reasonably required by Landlord. Title to any Tenant Personal Property which is not removed by Tenant as permitted above upon the expiration of the Term shall, at Landlord’s election, vest in Landlord or its designee; provided, however, that Landlord may remove and store or dispose at Tenant’s expense any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to Tenant.

14.4 Facility Trade Name. If this Lease is terminated by reason of an Event of Default or Landlord exercises its option to purchase or is otherwise entitled to retain the Tenant Personal Property pursuant to Section 14.3 above, Landlord or its designee shall be permitted to use the name under which each Facility has done business during the Term in connection with the continued operation of such Facility for its Primary Intended Use, but for no other use and not in connection with any other property or facility.

14.5 Holding Over. If Tenant shall for any reason remain in possession of any Facility after the Expiration Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first (1st) Business Day of each month one and one-half (1 1⁄2) times the total of the monthly Base Rent payable with respect to the last Lease Year, plus all Additional Rent accruing during the month and all other sums, if any, payable by Tenant pursuant to this Lease. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Expiration Date, nor shall anything contained herein be deemed to limit Landlord’s remedies.

ARTICLE XV

INDEMNIFICATION

In addition to the other indemnities contained in this Lease, and notwithstanding the existence of any insurance carried by or for the benefit of Landlord or Tenant, and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify, save harmless and defend Landlord and the Landlord Indemnified Parties from and against all Losses imposed upon or incurred by or asserted against Landlord or any Landlord Indemnified Parties by reason of: (a) any accident, injury to or death of Persons or loss of or damage to property occurring on or about any Facility; (b) any use, misuse, non-use, condition, maintenance or repair of any Facility by Tenant; (c) any failure on the part of Tenant to perform or comply with any of the terms of this Lease or the breach of any representation or warranty made by Tenant herein; and (d) any claim for malpractice, negligence or misconduct committed by any Person on or working from any Facility. Any amounts which become payable by Tenant under this Article XV shall be paid within ten (10) days after demand by Landlord, and if not timely paid, shall bear interest at the Agreed Rate from the date of such demand until paid. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord or any Landlord Indemnified Parties with counsel acceptable to Landlord in its sole discretion and shall not, under any circumstances, compromise or otherwise dispose of any suit, action or proceeding without obtaining Landlord’s written consent. Landlord, at its election and sole cost and expense, shall have the right, but not the obligation, to participate in the defense of any claim for which Landlord or any Landlord Indemnified Parties are indemnified hereunder. If Tenant does not act promptly and completely to satisfy its indemnification obligations hereunder, Landlord may resist and defend any such claims or causes of action against Landlord or any Landlord Indemnified Party at Tenant’s sole cost. The terms of this Article XV shall survive the expiration or sooner termination of this Lease. For purposes of this Article XV, any acts or omissions of Tenant, or by employees, agents, assignees, contractors, subcontractors or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful), shall be strictly attributable to Tenant.

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ARTICLE XVI

LANDLORD’S FINANCING

16.1 Grant Lien. Without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Facility Mortgage upon any Facility or interest therein. This Lease is and at all times shall be subject and subordinate to any such Facility Mortgage which may now or hereafter affect any Facility or interest therein and to all renewals, modifications, consolidations, replacements, restatements and extensions thereof or any parts or portions thereof; provided, however, so long as no Event of Default has occurred, no Facility Mortgagee shall have the right to disturb Tenant’s leasehold interest or possession of any Facility or interfere with any other rights of Tenant accorded by the terms of this Lease. This provision shall be self-operative and no further instrument of subordination shall be required to give it full force and effect; provided, however, that in confirmation of such subordination, Tenant shall execute promptly any certificate or document that Landlord or any Facility Mortgagee may request for such purposes so long as the same contains commercially reasonable non-disturbance and attornment provisions.

16.2 Attornment. If Landlord’s interest in any Facility or interest therein is sold, conveyed or terminated upon the exercise of any remedy provided for in any Facility Mortgage Documents (or in lieu of such exercise), or otherwise by operation of law: (a) at the request and option of the new owner or superior lessor, as the case may be, Tenant shall attorn to and recognize the new owner or superior lessor as Tenant’s “landlord” under this Lease or enter into a new lease substantially in the form of this Lease with the new owner or superior lessor, and Tenant shall take such actions to confirm the foregoing within ten (10) days after request; and (b) the new owner or superior lessor shall not be (i) liable for any act or omission of Landlord under this Lease occurring prior to such sale, conveyance or termination; (ii) subject to any offset, abatement or reduction of rent because of any default of Landlord under this Lease occurring prior to such sale, conveyance or termination; (iii) bound by any previous modification or amendment to this Lease or any previous prepayment of more than one month’s rent, unless such modification, amendment or prepayment shall have been approved in writing by such Facility Mortgagee or, in the case of such prepayment, such prepayment of rent has actually been delivered to such new owner or superior lessor; or (iv) liable for any security deposit or other collateral deposited or delivered to Landlord pursuant to this Lease unless such security deposit or other collateral has actually been delivered to such new owner or superior lessor.

16.3 Cooperation; Modifications. Notwithstanding anything in this Lease to the contrary, Tenant hereby agrees that in connection with obtaining any Facility Mortgage for any Facility or interest therein, including, without limitation, where the Facility Mortgagee is an Agency Lender, Tenant shall: (i) execute and deliver to such Agency Lender or other Facility Mortgagee (on the form required by such Agency Lender or other Facility Mortgagee) any tenant regulatory agreements (including, without limitation, the form of regulatory agreement typically required by Agency Lenders), subordination agreements (including, without limitation, the form of subordination, assignment and security agreement typically required by Agency Lenders), or other similar agreements customarily required by Agency Lenders and other Facility Mortgagees in connection with a mortgage relating to a skilled nursing facility or assisted living facility, and (ii) modify this Lease as necessary to incorporate the provisions and requirements generally imposed by an Agency Lender or other Facility Mortgagee in connection with a facility lease relating to a skilled nursing facility or assisted living facility encumbered with a Facility Mortgage by an Agency Lender or other Facility Mortgagee, including, without limitation, requirements that: (a) Tenant comply with the operational requirements set forth in the applicable Facility Mortgage Documents (including, without limitation, the obligations under any regulatory agreement or subordination agreement with an Agency Lender or other Facility Mortgagee), and (b) obligate Tenant to fund reserves with the Agency Lender or other Facility Mortgagee for taxes, insurance and/or capital improvement and repair obligations as may be required by said Agency Lender or other Facility

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Mortgagee. In the event any Agency Lender or other Facility Mortgagee requires, as a condition to making a Facility Mortgage, an intercreditor agreement with any receivables lender of Tenant, Tenant shall enter into any such intercreditor agreement and shall take all commercially reasonable efforts to cause said receivables lender to enter into such intercreditor agreement with said Agency Lender or other Facility Mortgagee on terms acceptable to said Agency Lender or other Facility Mortgagee. The obligations of “Tenant” under this Section 16.3 shall also apply to Guarantor.

16.4 Compliance with Facility Mortgage Documents. Tenant acknowledges that any Facility Mortgage Documents executed by Landlord or any Affiliate of Landlord may impose certain obligations on the “borrower” or other counterparty thereunder to comply with or cause the operator and/or lessee of any Facility to comply with all representations, covenants and warranties contained therein relating to such Facility and the operator and/or lessee of such Facility, including, covenants relating to (a) the maintenance and repair of such Facility; (b) maintenance and submission of financial records and accounts of the operation of such Facility and related financial and other information regarding the operator and/or lessee of such Facility and such Facility itself; (c) the procurement of insurance policies with respect to such Facility; (d) periodic inspection and access rights in favor of the Facility Mortgagee; and (e) without limiting the foregoing, compliance with all applicable Legal Requirements relating to such Facility and the operations thereof. For so long as any Facility Mortgages encumber any Facility or interest therein, Tenant covenants and agrees, at its sole cost and expense and for the express benefit of Landlord, to operate such Facility in strict compliance with the terms and conditions of the Facility Mortgage Documents (other than payment of any indebtedness evidenced or secured thereby) and to timely perform all of the obligations of Landlord relating thereto, or to the extent that any of such duties and obligations may not properly be performed by Tenant, Tenant shall cooperate with and assist Landlord in the performance thereof (other than payment of any indebtedness evidenced or secured thereby); provided, however, this Section 16.4 shall not be deemed to impose on Tenant obligations materially more burdensome than Tenant’s obligations otherwise under this Lease. If any new Facility Mortgage Documents to be executed by Landlord or any Affiliate of Landlord would impose on Tenant any obligations under this Section 16.4, Landlord shall provide copies of the same to Tenant for informational purposes (but not for Tenant’s approval) prior to the execution and delivery thereof by Landlord or any Affiliate of Landlord.

ARTICLE XVII

ASSIGNMENT AND SUBLETTING

17.1 Prohibition. Without the prior written consent of Landlord, which may be withheld or conditioned in its sole and absolute discretion, Tenant shall not suffer or permit any Transfer (including, without limitation, a Transfer of this Lease or any interest herein) other than a Transfer that is expressly permitted pursuant to the terms of this Lease. Any such purported Transfer without Landlord’s prior written consent (each an “Unapproved Transfer”) shall be void and shall, at Landlord’s sole option, constitute an Event of Default giving rise to Landlord’s right, among other things, to terminate this Lease.

17.2 Landlord Consent. If Landlord consents to a Transfer, such Transfer shall not be effective and valid unless and until the applicable transferee executes and delivers to Landlord any and all documentation reasonably required by Landlord. Any consent by Landlord to a particular Transfer shall not constitute consent or approval of any subsequent Transfer, and Landlord’s written consent shall be required in all such instances. No consent by Landlord to any Transfer shall be deemed to release Tenant from its obligations hereunder and Tenant shall remain fully liable for payment and performance of all obligations under this Lease. Without limiting the generality of the foregoing, in connection with any sublease arrangement that has been approved by Landlord, as a condition precedent to any such approval, any such sublease agreement shall include provisions required by Landlord pertaining to protecting its status as a real estate investment trust.

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17.3 Transfers to Affiliates. Notwithstanding Section 17.1 to the contrary, but subject to the rights of any Facility Mortgagee, Tenant may, without Landlord’s prior written consent, assign this Lease or sublease any Facility to a Person wholly owned and Controlled by Tenant or any Guarantor if all of the following are first satisfied: (a) such assignee fully assumes Tenant’s obligations hereunder; (b) Tenant remains fully liable hereunder and Guarantor remains fully liable under the Guaranty; (c) the use of such Facility remains unchanged; (d) Landlord in its reasonable discretion shall have approved the form and content of all documents for such assignment or sublease and received an executed counterpart thereof; (e) Tenant delivers evidence to Landlord that such assignment or subletting is permissible under all applicable Authorizations or that all necessary consents have been obtained to consummate such assignment or subletting; and (f) Tenant and/or such assignee executes and delivers such other documents as may be reasonably required by Landlord to effectuate the assignment and continue the security interests and other rights of Landlord pursuant to this Lease or any other documents executed in connection herewith.

17.4 Permitted Occupancy Agreements. Notwithstanding Section 17.1 to the contrary, Tenant may enter into an occupancy agreement with residents of each Facility without the prior written consent of Landlord provided that (a) the agreement does not provide for life care services; (b) the agreement does not contain any type of rate lock provision or rate guaranty for more than one calendar year; (c) the agreement does not provide for any rent reduction or waiver other than for an introductory period not to exceed thirty (30) days; (d) Tenant may not collect rent for more than one month in advance other than one month of rent collected as security for the performance of the resident’s obligations to Tenant, which amount is held in a separate escrow account for the benefit of such resident; and (e) all residents of each Facility are accurately shown in accounting records for such Facility. Without the prior written consent of Landlord, Tenant shall not materially change the form of resident occupancy agreement that was submitted to Landlord prior to the Commencement Date; provided, however, no consent will be required for changes required by applicable law, including applicable licensure laws, but all changes to the form of resident occupancy agreement will be provided to Landlord as and when such changes are made.

17.5 Costs. Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses incurred in conjunction with the processing and documentation of any assignment, master subletting or management arrangement, including reasonable attorneys’ or other consultants’ fees whether or not such assignment, master sublease or management agreement is ultimately consummated or executed.

17.6 Portsmouth Medical Offices. Tenant hereby acknowledges and agrees that certain portions of the Facility commonly referred to as “Portsmouth” have historically been space leased to doctors and other healthcare providers for use as a medical office building (said portions of the Portsmouth Facility, the “Portsmouth MOB”). Tenant agrees that it shall be solely responsible for all leasing, property management and other matters pertaining to the Portsmouth MOB and shall be solely responsible for all leasing matters and for any and all obligations of the landlord entity under any leases or other occupancy arrangements pertaining to all or any portion of the Portsmouth MOB. Tenant shall lease, operate, and administer the Portsmouth MOB in accordance with the terms and provisions of this Lease, including, without limitation, Section 22.3. Landlord makes no representations or warranties whatsoever regarding the Portsmouth MOB or any leases in connection therewith.

ARTICLE XVIII

CERTAIN RIGHTS OF LANDLORD

18.1 Right of Entry. Landlord and its representatives may enter on any Facility at any reasonable time during normal business hours after reasonable notice to Tenant to inspect such Facility for compliance to this Lease, to exhibit such Facility for sale, lease or mortgaging, or for any other

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reason; provided, however, that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanic’s or materialman’s lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the operations of such Facility.

18.2 Conveyance by Landlord. If Landlord or any successor owner of any Facility shall convey such Facility other than as security for a debt, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Landlord under this Lease arising or accruing from and after the date of such conveyance or other transfer and, subject to Section 16.2, all such future liabilities and obligations shall thereupon be binding upon the new owner.

18.3 Granting of Easements, etc. Landlord may, from time to time, with respect to each Facility: (a) grant easements, covenants and restrictions, and other rights in the nature of easements, covenants and restrictions, (b) release existing easements, covenants and restrictions, or other rights in the nature of easements, covenants or restrictions, that are for the benefit of such Facility, (c) dedicate or transfer unimproved portions of such Facility for road, highway or other public purposes, (d) execute petitions to have such Facility annexed to any municipal corporation or utility district, (e) execute amendments to any easements, covenants and restrictions affecting such Facility and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interests in such Facility) without the necessity of obtaining Tenant’s consent provided that such easement or other instrument or action contemplated by this Section 18.3 does not unreasonably interfere with Tenant’s operations at such Facility. Notwithstanding anything in this Lease to the contrary, Landlord hereby reserves the right to enter into any sublease, license agreement, easement or other agreement pursuant to which a third party is given the right to access, maintain, or operate an antenna, cell tower, satellite dish, or other communication or telecommunication equipment on the Premises. Any license fees, rent, or other consideration received on account of any such agreement shall be payable to Landlord.

ARTICLE XIX

ENVIRONMENTAL MATTERS

19.1 Hazardous Materials. Tenant shall not allow any Hazardous Materials to be located in, on, under or about any Facility or incorporated in any Facility; provided, however, that Hazardous Materials may be brought, kept, used or disposed of in, on or about a Facility in quantities and for purposes similar to those brought, kept, used or disposed of in, on or about similar facilities used for purposes similar to such Facility’s Primary Intended Use and which are brought, kept, used and disposed of in strict compliance with all Hazardous Materials Laws.

19.2 Notices. Tenant shall immediately advise Landlord in writing of (a) any Environmental Activities in violation of any Hazardous Materials Laws; (b) any Hazardous Materials Claims against Tenant or any Facility; (c) any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any Facility in violation of any Hazardous Materials Laws; (d) Tenant’s discovery of any occurrence or condition on or in the vicinity of any Facility that materially increase the risk that such Facility will be exposed to Hazardous Materials; and (e) all communications to or from Tenant, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any Facility, including copies thereof.

19.3 Remediation. If Tenant becomes aware of a violation of any Hazardous Materials Laws relating to any Hazardous Materials in, on, under or about any Facility or any adjacent property, or if Tenant, Landlord or any Facility becomes subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise remediate any Facility or any property adjacent

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thereto, Tenant shall immediately notify Landlord of such event and, at its sole cost and expense, cure such violation or effect such repair, closure, detoxification, decontamination or other remediation in accordance with all applicable Legal Requirements and subject to Landlord’s prior approval as to scope, process, content and standard for completion. If Tenant fails to implement and diligently pursue any such cure, repair, closure, detoxification, decontamination or other remediation, Landlord shall have the right, but not the obligation, to carry out such action and to recover from Tenant all of Landlord’s costs and expenses incurred in connection therewith.

19.4 Indemnity. Tenant shall indemnify, defend, protect, save, hold harmless and reimburse Landlord for, from and against any and all Losses (whether or not arising out of third-party claims and regardless of whether liability without fault is imposed, or sought to be imposed, on Landlord) incurred in connection with, arising out of, resulting from or incident to, directly or indirectly, before or during (but not after) the Term, (a) Environmental Activities, including the effects of such Environmental Activities on any Person or property within or outside the boundaries of the Land of any Facility, (b) the presence of any Hazardous Materials in, on, under or about any Facility and (c) the violation of any Hazardous Material Laws. For purposes hereof, Losses include interest, costs of response, removal, remedial action, containment, cleanup, investigation, design, engineering and construction, damages (including actual, consequential and punitive damages) for personal injuries and for injury to, destruction of or loss of property or natural resources, relocation or replacement costs, penalties, fines, charges or expenses, attorney’s fees, expert fees, consultation fees and court costs, and all amounts paid in investigating, defending or settling any of the foregoing.

19.5 Environmental Inspections. Landlord shall have the right, from time to time, during normal business hours and upon not less than five (5) days written notice to Tenant, except in the case of an emergency in which event no notice shall be required, to conduct an inspection of any Facility to determine Tenant’s compliance with this Article XIX. Such inspection may include such testing, sampling and analyses as Landlord deems reasonably necessary and may be performed by experts retained by Landlord. All costs and expenses incurred by Landlord under this 19.5 shall be paid on demand by Tenant; provided, however, absent reasonable grounds to suspect Tenant’s breach of its obligations under this Article XIX, Tenant shall not be required to pay for more than one (1) such inspection in any two (2) year period with respect to each Facility. The obligations set forth in this Article XIX shall survive the expiration or earlier termination of this Lease.

ARTICLE XX

LANDLORD’S SECURITY INTEREST

20.1 Grant of Security Interest. For the purpose of securing the payment and performance obligations of Tenant hereunder, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual lien upon, all of Tenant’s right, title and interest in and to the Property Collateral, Accounts Collateral and Authorization Collateral (collectively, the “Lease Collateral”). This Lease constitutes a security agreement covering all such Lease Collateral. This security interest and agreement shall survive the termination of this Lease resulting from an Event of Default. Tenant shall pay all filing and reasonable record search fees and other costs for such additional security agreements, financing statements, fixture filings and other documents as Landlord may reasonably require to perfect or continue the perfection of its security interest. Additionally, Tenant shall promptly execute such other separate security agreements with respect to the Lease Collateral as Landlord may request from time to time to further evidence the security interest in the Lease Collateral created by this Lease.

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20.2 Accounts Receivable Financing. With Landlord’s prior written consent, which consent shall not be unreasonably withheld, the security interests and liens granted to Landlord in the Accounts Collateral may be subordinated to any first priority security interest granted in connection with accounts receivable financing secured by Tenant so long as: (a) Tenant’s financiers execute an intercreditor agreement with Landlord in form and substance reasonably acceptable to Landlord, and (b) no Event of Default exists hereunder.

20.3 Certain Changes. In no way waiving or modifying the provisions of Article XVII above, Tenant shall give Landlord at least thirty (30) days’ prior written notice of any change in Tenant’s principal place of business, name, identity, jurisdiction of organization or corporate structure.

ARTICLE XXI

QUIET ENJOYMENT

So long as Tenant shall pay the Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy each Facility for the Term, free of any claim or other action by Landlord or anyone claiming by, through or under Landlord, but subject to all liens and encumbrances of record as of the Commencement Date or thereafter provided for in this Lease or consented to by Tenant.

ARTICLE XXII

REIT RESTRICTIONS

22.1 Characterization of Rents. The parties hereto intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Agreement shall be interpreted consistent with this intent

22.2 General REIT Provisions. Tenant understands that, in order for Landlord, or any Affiliate of Landlord that is a real estate investment trust, to qualify as a real estate investment trust, certain requirements must be satisfied, including the provisions of Section 856 of the Code. Accordingly, Tenant agrees, and agrees to cause its Affiliates, permitted subtenants, if any, and any other parties subject to its control by ownership or contract, to reasonably cooperate with Landlord to ensure that such requirements are satisfied, including providing Landlord or any of its Affiliates with information about the ownership of Tenant and its Affiliates. Tenant agrees, and agrees to cause its Affiliates, upon request by Landlord or any of its Affiliates, to take all action reasonably necessary to ensure compliance with such requirements.

22.3 Prohibited Transactions. Notwithstanding anything to the contrary herein, Tenant shall not (a) sublet, assign or enter into a management arrangement for any Facility on any basis such that the rental or other amounts to be paid by the subtenant, assignee or manager thereunder would be based, in whole or in part, on either (x) the income or profits derived by the business activities of the subtenant, assignee or manager or (y) any other formula such that any portion of any amount received by Landlord would fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto; (b) furnish or render any services to the subtenant, assignee or manager or manage or operate any Facility so subleased, assigned or managed; (c) sublet, assign or enter into a management arrangement for any Facility to any Person (other than a taxable REIT subsidiary of Landlord) in which Tenant or Landlord owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (d) sublet, assign or enter into a management arrangement for any Facility in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code. The requirements of this Section 22.3 shall likewise apply to any further subleasing by any subtenant.

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22.4 Personal Property REIT Requirements. Notwithstanding anything to the contrary herein, upon request of Landlord, Tenant shall cooperate with Landlord in good faith and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant regarding the valuation of the Premises to assist Landlord in its determination that Rent allocable for purposes of Section 856 of the Code to the Landlord Personal Property at the beginning and end of a calendar year does not exceed 15% of the total Rent due hereunder (the “Personal Property REIT Requirement”). Tenant shall take such reasonable action as may be requested by Landlord from time to time to ensure compliance with the Personal Property REIT Requirement as long as such compliance does not (a) increase Tenant’s monetary obligations under this Lease, (b) materially and adversely increase Tenant’s non-monetary obligations under this Lease or (c) materially diminish Tenant’s rights under this Lease. Accordingly, if requested by Landlord and at Landlord’s expense, Tenant shall cooperate with Landlord as may be necessary from time to time to more specifically identify and/or value the Landlord Personal Property in connection with the compliance with the Personal Property REIT Requirement.

ARTICLE XXIII

NOTICES

All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Lease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant: c/o Pristine Senior Living, LLC 3301 West Purdue Avenue Muncie, Indiana 47304 Attn: Christopher T. Cook, CEO	If to Landlord: c/o CareTrust REIT, Inc. 905 Calle Amanecer, Suite 300 San Clemente, California 92673 Attn: Gregory K. Stapley, CEO

With a copy to: Williams Mullen 222 Central Park Avenue, Suite 1700 Virginia Beach, Virginia 23462 Attn: Lawrence R. Siegel, Esq.	With a copy to: Sherry Meyerhoff Hanson & Crance LLP 610 Newport Center Drive, Suite 1200 Newport Beach, California 92660 Attn: James B. Callister, Esq.

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier’s proof of delivery or, if not so delivered, upon its receipt. Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

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ARTICLE XXIV

MISCELLANEOUS

24.1 Memorandum of Lease. Landlord and Tenant shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the applicable Situs State. Tenant shall pay all costs and expenses of recording any such memorandum and shall fully cooperate with Landlord in removing from record any such memorandum upon the expiration or earlier termination of the Term.

24.2 No Merger. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Premises.

24.3 No Waiver. No failure by Landlord to insist upon the strict performance of any term hereof or to exercise any right, power or remedy hereunder and no acceptance of full or partial payment of Rent during the continuance of any Event of Default shall constitute a waiver of any such breach or of any such term. No waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

24.4 Acceptance of Surrender. No surrender to Landlord of this Lease or any Facility, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord, shall constitute an acceptance of any such surrender.

24.5 Attorneys’ Fees. If Landlord or Tenant brings an action or other proceeding against the other to enforce any of the terms, covenants or conditions hereof or any instrument executed pursuant to this Lease, or by reason of any breach or default hereunder or thereunder, the party prevailing in any such action or proceeding and any appeal thereupon shall be paid all of its costs and reasonable outside attorneys’ fees incurred therein.

24.6 Brokers. Landlord and Tenant each warrants to the other that it has not had any contact or dealings with any Person which would give rise to the payment of any fee or brokerage commission in connection with this Lease, and each shall indemnify, protect, hold harmless and defend the other from and against any liability for any fee or brokerage commission arising out of any act or omission of such indemnifying party.

24.7 Severability. If any term or provision of this Lease or any application thereof shall be held invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby.

24.8 Non-Recourse. Tenant specifically agrees to look solely to the Premises for recovery of any judgment from Landlord; provided, however, the foregoing is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord, or any action not involving the personal liability of Landlord. Furthermore, in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

24.9 Successors and Assigns. This Lease shall be binding upon Landlord and its successors and assigns and, subject to the provisions of Article XVII, upon Tenant and its successors and assigns.

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24.10 Governing Law; Jury Waiver. This Lease shall be governed by and construed and enforced in accordance with the internal laws of Maryland, without regard to the conflict of laws rules thereof; provided that that the law of the applicable Situs State shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the law of such Situs State, including without limitation the appointment of a receiver; and, further provided that the law of the Situs State also applies to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Lease. EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, INCLUDING RELATIONSHIP OF THE PARTIES, TENANT’S USE AND OCCUPANCY OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY.

24.11 Entire Agreement. This Lease constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties. Landlord and Tenant hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the leasing of the Premises are merged into and revoked by this Lease. All exhibits and schedules to this Lease are hereby incorporated herein by this reference.

24.12 Headings. All titles and headings to sections, articles or other subdivisions of this Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision.

24.13 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument. Executed copies hereof may be delivered by telecopier, email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter.

24.14 Joint and Several. If more than one Person is the Tenant under this Lease, the liability of such Persons under this Lease shall be joint and several.

24.15 Interpretation. Both Landlord and Tenant have been represented by counsel and this Lease and every provision hereof has been freely and fairly negotiated. Consequently, all provisions of this Lease shall be interpreted according to their fair meaning and shall not be strictly construed against any party. Whenever the words “including”, “include” or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed. Whenever the words “herein,” “hereof” and “hereunder” and other words of similar import are used in this Lease, they shall be interpreted to refer to this Lease as a whole and not to any particular article, section or other subdivision. Whenever the words “day” or “days” are used in this Lease, they shall mean “calendar day” or “calendar days” unless expressly provided to the contrary. All references in this Lease to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease.

24.16 Time of Essence. Time is of the essence of this Lease and each provision hereof in which time of performance is established and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a day that is not a Business Day, then such period or date shall be extended until the immediately following Business Day.

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24.16.1 Further Assurances. The parties agree to promptly sign all documents reasonably requested by the other party to give effect to the provisions of this Lease.

ARTICLE XXV

RIGHT OF FIRST REFUSAL

25.1 ROFR Transaction. If any of Tenant, Guarantor, or any of their respective Affiliates (individually and collectively, a “Tenant Party”) at any time (i) desires to enter into a written agreement with a third party that is not Landlord or an Affiliate of Landlord (for purposes of this Article XXV, individually and collectively, “Landlord”) providing for a transaction for the Tenant Party to operate, own, develop, finance, lease, manage, invest in, participate in or otherwise receive revenues from a skilled nursing facility, assisted living facility, memory care facility, independent living facility or other healthcare facility, licensed or unlicensed (but excluding a transaction where a Tenant Party’s sole involvement is to manage the day-to-day operations of such a facility pursuant to a written management agreement with the owner thereof and receive a percentage of gross revenues as compensation for its management services), or (ii) receives an offer for the same (whether pursuant to (i) or (ii), the “ROFR Transaction”), the remaining provisions of this Article XXV will apply. For the avoidance of doubt, a ROFR Transaction shall not include any individual Guarantor’s purchase of ownership interest in any company whose stock is publicly traded on a stock exchange.

25.2 To the extent that the applicable Tenant Party desires to enter into an agreement described in Section 25.1 with a third party that is not Landlord providing for a ROFR Transaction, Tenant shall deliver written notice to Landlord of the same (a “ROFR Notice”). Each ROFR Notice shall include a copy (certified by Tenant as true, complete and correct) of the proposed agreement that is the subject of the then-pending ROFR Transaction, or, if none, a detailed description of the material terms of such ROFR Transaction (collectively, the “ROFR Contract”). Within seven (7) Business Days after Landlord’s receipt of the ROFR Notice (and all documents and material required to be submitted therewith), Landlord shall deliver to Tenant a written response (a “ROFR Response”) wherein Landlord shall either (i) waive its right of first refusal with respect to such ROFR Contract (and the facility subject thereto shall be referred to herein as a “Rejected Facility”), or (ii) indicate its desire to engage in the ROFR Transaction on the same terms as set forth in such ROFR Contract. If Landlord fails to deliver a ROFR Response within such seven (7) Business Day period, Landlord shall be deemed to have delivered a ROFR Response pursuant to clause (i).

25.3 If Landlord delivers, or is deemed to deliver, a ROFR Response pursuant to clause (i) of Section 25.2 above, then the applicable Tenant Party may engage in the ROFR Transaction on substantially the same terms and conditions set forth in the ROFR Contract with no material deviations therefrom; provided, however, that if such ROFR Transaction is not consummated within nine (9) months after Landlord’s delivery, or deemed delivery, of the applicable ROFR Response, Tenant shall be required to deliver a subsequent ROFR Notice with respect to such ROFR Transaction and Landlord shall have a right of first refusal with respect thereto pursuant to Section 25.1. Tenant shall notify Landlord in writing of any material modifications to the ROFR Contract and upon Landlord’s receipt thereof, Landlord shall again have a right of first refusal with respect to such ROFR Transaction, as then materially modified, pursuant to Section 25.1.

25.4 If Landlord delivers a ROFR Response pursuant to clause (ii) of Section 25.2 above, the applicable Tenant Party shall enter into the ROFR Transaction with Landlord on the terms and conditions of the accepted ROFR Contract; provided, however, that (a) the closing of such ROFR Transaction shall occur no sooner than the later of (x) ninety (90) days after Landlord’s receipt of the applicable ROFR

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Notice and (y) the closing date set forth in the applicable ROFR Contract; (b) if any of the terms and conditions of the ROFR Contract would conflict with the terms of this Lease because they are terms Landlord cannot agree to because its ultimate parent company is a publicly-traded company and/or real estate investment trust, then Landlord shall not be bound by those particular provisions of the ROFR Contract; (c) if the consideration to be paid under the ROFR Contract is, in whole or in part, other than cash, then Landlord may (i) pay all cash, provided that Landlord shall pay any prepayment or yield maintenance fees that would not have been payable if the ROFR Transaction were consummated per the terms of the ROFR Contract, and (ii) obtain a discharge of all indebtedness secured by the property which is the subject to the ROFR Contract and a release of all documents of record securing such indebtedness; and (d) the monetary consideration payable by Landlord shall equal the monetary consideration contained in the ROFR Contract, but reduced by all costs (including without limitation, broker’s commissions and finders’ fees) payable by the applicable Tenant Party to third parties directly or indirectly under the terms of such ROFR Contract to the extent the applicable Tenant Party will not be legally required to pay the same if Landlord (as opposed to the third party under the ROFR Contract) engages in the ROFR Transaction. If the ROFR Transaction involves Landlord acquiring a fee simple or ground leasehold interest in one or more skilled nursing facilities, assisted living facilities, memory care facilities, independent living facilities or other healthcare facilities, and provided Landlord has delivered a ROFR Response pursuant to clause (ii) of Section 25.2 above with respect to such ROFR Transaction, then upon Landlord’s acquisition of the subject facilities they shall, subject to Landlord’s reasonable discretion otherwise, be added to the terms and provisions of this Lease by Landlord and the applicable Tenant Party(ies) entering into an amendment hereto with the amount of base rent applicable to such subject facilities being determined based on the same methodology for determining Base Rent for the Facilities under this Lease.

25.5 If Tenant breaches its obligations under this Article XXV, then Landlord shall have all rights and remedies available to it at law or in equity, including, without limitation, at its option, either or both of (a) injunctive relief and (b) specific performance of Tenant’s obligations under this Article XXV.

25.6 The provisions of this Article XXV shall terminate and be of no further force or effect on the earlier to occur of: (a) the date that is seven (7) years after the Commencement Date, or (b) the date on which five (5) healthcare facilities (including the Facility) are leased by Landlord to one or more Tenant Parties pursuant to this Lease and/or one or more other leases all of which, including this Lease, are cross-defaulted to each other.

[Signature page follows]

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IN WITNESS WHEREOF, this Lease has been executed by Landlord and Tenant as of the date first written above.

TENANT:

PRISTINE SENIOR LIVING OF BEAVERCREEK, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF BELLBROOK, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF CINCINNATI-DELHI, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF CINCINNATI-RIVERVIEW, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF CINCINNATI-THREE RIVERS, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF DAYTON-CENTERVILLE, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF ENGLEWOOD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF JAMESTOWN, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF PORTSMOUTH, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF OXFORD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF MIDDLETOWN, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF TOLEDO, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF WILLARD, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

PRISTINE SENIOR LIVING OF XENIA, LLC,
an Ohio limited liability company

By:	PRISTINE OHIO HOLDINGS, LLC,
a Delaware limited liability company, Member

	By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

[Signatures continue on next page]

LANDLORD:

CTR PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	CareTrust GP, LLC,
a Delaware limited liability company
Its: General Partner

	By:	CareTrust REIT, Inc.,
a Maryland corporation
Its: Sole Member

By:	/s/ Gregory K. Stapley
Name: Gregory K. Stapley
Title: President

JOINDER

Christopher T. Cook, an individual, Stephen C. Ryan, an individual, and Pristine Senior Living, LLC, an Indiana limited liability company, individually and collectively as Guarantor, hereby join in this Lease for the limited purpose of assuming and agreeing to be bound by the obligations contained in Sections 1.1, 6.5, 16.3 and 19.4 and Article XXV (subject to limitations on liability for the benefit of Messrs. Cook and Ryan as more particularly set forth in the Guaranty).

/s/ Christopher T. Cook
Christopher T. Cook

/s/ Stephen C. Ryan
Stephen C. Ryan

PRISTINE SENIOR LIVING, LLC,
an Indiana limited liability company

By:	/s/ Christopher T. Cook
Christopher T. Cook, Manager

Joinder-1

EXHIBIT A

DEFINED TERMS

For all purposes of this Lease, except as otherwise expressly provided in the Lease or unless the context otherwise requires, the following terms have the meanings assigned to them in this exhibit and include the plural as well as the singular:

“Accounts Collateral” means, collectively, all of the following: (i) all of the accounts, accounts receivable, payment intangibles, health-care-insurance receivables and any other right to the payment of money in whatever form, of any of the Tenant Sublessees, or any other indebtedness of any Person owing to any of the Tenant Sublessees (whether constituting an account, chattel paper, document, instrument or general intangible), whether presently owned or hereafter acquired, arising from the provision of merchandise, goods or services by any Tenant Sublessee, or from the operations of any Tenant Sublessee at each Facility, including, without limitation, the right to payment of any interest or finance charges and other obligations with respect thereto; (ii) all of the rights, titles and interests of any of the Tenant Sublessees in, to and under all supporting obligations and all other liens and property subject thereto from time to time securing or purporting to secure any such accounts, accounts receivable, payment intangibles, health-care insurance receivables or other indebtedness owing to any of the Tenant Sublessees; (iii) all of the rights, titles and interests of any of the Tenant Sublessees in, to and under all guarantees, indemnities and warranties, letter-of-credit rights, supporting obligations, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such accounts, accounts receivable, payment intangibles, health-care insurance receivables or other indebtedness owing to any of the Tenant Sublessees; (iv) all of the now owned or hereafter acquired deposits of any of the Tenant Sublessees representing proceeds from accounts and any deposit account into which the same may be deposited, all other cash collections and other proceeds of the foregoing accounts, accounts receivable, payment intangibles, health-care insurance receivables or other indebtedness (including, without limitation, late charges, fees and interest arising thereon, and all recoveries with respect thereto that have been written off as uncollectible), and all deposit accounts into which the same are deposited; (v) all proceeds (whether constituting accounts, chattel paper, documents, instruments or general intangibles) with respect to the foregoing; and (vi) all books and records with respect to any of the foregoing.

“Acquisition Date” shall mean the date the Facilities are acquired by Landlord pursuant to the Purchase Agreement.

“Actual Capital Expenditures Amount” has the meaning set forth in Section 7.6.1.

“Additional Deposit” has the meaning set forth in Section 6.12.1.

“Additional Rent” has the meaning set forth in Section 2.2.

“Affiliate” means with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

“Agency Lender” means any of: (i) the U.S. Department of Housing and Urban Development, (ii) the Federal National Mortgage Association (Fannie Mae), or (iii) the Federal Home Loan Mortgage Corporation (Freddie Mac), or any designees, agents, originators, or servicers of any of the foregoing.

Exhibit A-1

“Agreed Rate” means, on any date, a rate equal to three percent (3%) per annum above the then-applicable Lease Rate, but in no event greater than the maximum rate then permitted under applicable law. Interest at the aforesaid rates shall be determined for actual days elapsed based upon a 360 day year.

“Alterations” means, with respect to each Facility, any alteration, improvement, exchange, replacement, modification or expansion of the Leased Improvements or Fixtures at such Facility.

“Authorization” means, with respect to each Facility, any and all licenses, permits, certifications, accreditations, Provider Agreements, CONs, certificates of exemption, approvals, waivers, variances and other governmental or “quasi-governmental” authorizations necessary or advisable for the use of such Facility for its Primary Intended Use and receipt of reimbursement or other payments under any Third Party Payor Program in which such Facility participates.

“Authorization Collateral” means any Authorizations issued or licensed to, or leased or held by, Tenant.

“Bankruptcy Action” means, with respect to any Person, (i) such Person filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (ii) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law which is not dismissed within sixty (60) days of the filing thereof, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person; (iii) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) such Person seeking, consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Facility; (v) such Person making an assignment for the benefit of creditors; or (vi) such Person taking any action in furtherance of any of the foregoing.

“Bankruptcy Code” means 11 U.S.C. § 101 et seq., as the same may be amended from time to time.

“Base Rent” has the meaning set forth in Section 2.1.1.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York, are authorized, or obligated, by law or executive order, to close.

“Capital Alterations” means any Alteration for which the budgeted cost exceeds [[Twenty-five Thousand Dollars ($25,000).

“Capital Expenditures” mean, with respect to each Facility, repairs, replacements and improvements to such Facility (other than the Landlord Personal Property) that (i) constitute capital expenditures in accordance with GAAP and (ii) have been completed in a good, workmanlike and lien free fashion and in compliance with all Legal Requirements and the terms of Sections 7.4 and 7.5 applicable to any Alterations. Capital Expenditures shall not include (a) expenses related to routine repairs and maintenance, (b) purchases of office equipment, or (c) any other expenditures reasonably determined by Landlord to be inappropriately characterized as a “capital expenditure”.

“Capital Expenditures Deposit” has the meaning set forth in Section 7.6.1.

Exhibit A-2

“Capital Expenditures Report” has the meaning set forth in Section 7.6.1.

“Cash Flow” shall mean the aggregate net income of Tenant attributable to the operation of the Facilities as reflected on the income statement of Tenant, plus (i) the provision for depreciation and amortization in such income statement, plus (ii) the provision for management fees in such income statement, plus (iii) the provision for income taxes in such income statement, plus (iv) the provision for Base Rent payments and interest and lease payments, if any, relating to the Facilities in such income statement, plus (v) the provision for any other non-operating items in such income statement, and minus (vi) an imputed management fee equal to five percent (5%) of gross revenues of the Facilities (net of contractual allowances).

“Change in Control” means, as applied to any Person, a change in the Person that ultimately exerts effective Control over the first Person.

“Closure Notice” means a written notice delivered by Landlord to Tenant pursuant to which Landlord notifies Tenant that Tenant may commence a Facility Termination as to a particular Facility or Facilities.

“CMS” means the United States Department of Health, Centers for Medicare and Medicaid Services or any successor agency thereto.

“Code” means the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date” has the meaning set forth in Section 1.4.

“Competing Facility” means a [skilled nursing facility, assisted living facility, memory care facility, independent living facility] or other health care facility providing services similar to those of the Primary Intended Use of any Facility, licensed or unlicensed, existing or to be constructed that (i) competes in any direct or indirect way with, or is comparable in any way to, any Facility and (ii) is located within a 15-mile radius of any Facility.

“Complete Taking” means the Condemnation of all or substantially all of a Facility or a Condemnation that results in a Facility no longer being capable of being operated for its Primary Intended Use.

“CON” means, with respect to each Facility, a certificate of need or similar permit or approval (not including conventional building permits) from a Governmental Authority related to (i) the construction and/or operation of such Facility for the use of a specified number of beds in a nursing facility, assisted living facility, senior independent living facility and/or rehabilitation hospital, or (ii) the alteration of such Facility or (iii) the modification of the services provided at such Facility used as a nursing facility, assisted living facility, senior independent living facility and/or rehabilitation hospital.

“Condemnation” means the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

“Condemnor” means any public or quasi-public authority, or private corporation or individual, having the power of condemnation.

Exhibit A-3

“Contingent Obligation” means any direct or indirect liability of Tenant: (i) with respect to any Debt of another Person; (ii) with respect to any undrawn portion of any letter of credit issued for the account of Tenant as to which Tenant is otherwise liable for the reimbursement of any drawing; (iii) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (iv) for any obligations of another Person pursuant to any guaranty or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guarantied or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guarantied or otherwise supported.

“Control”, together with the correlative terms “Controlled” and “Controls,” means, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

“CPI” means the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup “All Items” (1982—1984 = 100). If the foregoing index is discontinued or revised during the Term, the governmental index or computation with which it is replaced shall be used to obtain substantially the same result as if such index had not been discontinued or revised.

“CPI Increase” means the percentage increase (but not decrease) in (i) the CPI published for the beginning of each Lease Year, over (ii) the CPI published for the beginning of the immediately preceding Lease Year.

“Debt” For any Person, without duplication: (i) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit or for the deferred purchase price of property for which such Person or its assets is liable; (ii) all unfunded amounts under a loan agreement, letter of credit or other credit facility for which such Person would be liable if such amounts were advanced thereunder; (iii) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests; (iv) all indebtedness guaranteed by such Person, directly or indirectly; (v) all obligations under leases that constitute capital leases for which such Person is liable; (vi) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; (vii) off-balance sheet liabilities of such Person; and (viii) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements, other than those arising in the Ordinary Course of Business.

“Environmental Activities” mean, with respect to each Facility, the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from such Facility or located on or present on or under such Facility.

“Event of Default” has the meaning set forth in Section 13.1.

“Excess Capital Expenditures Amount” has the meaning set forth in Section 7.6.

“Expiration Date” means the Initial Expiration Date, as may be extended pursuant to Section 1.4.

“Extension Notice” has the meaning set forth in Section 1.4.

Exhibit A-4

“Extension Term” has the meaning set forth in Section 1.4.

“Facility” means each healthcare facility located on the Premises, as identified on Schedule 1 attached hereto, including, where the context requires, the Land, Leased Improvements, Intangibles and Landlord Personal Property associated with such healthcare facility.

“Facility Default” means an Event of Default that relates directly to one or more of the Facilities (such as, for example only and without limitation, an Event of Default arising from a failure to maintain or repair, or to operate for the Primary Intended Use, or to maintain the required Authorizations for, one or more of the Facilities), as opposed to an Event of Default that, by its nature, does not relate directly to any of the Facilities.

“Facility Mortgage” means any mortgage, deed of trust or other security agreement or lien encumbering any Facility and securing an indebtedness of Landlord or any Affiliate of Landlord or any ground, building or similar lease or other title retention agreement to which any Facility are subject from time to time.

“Facility Mortgage Documents” means with respect to each Facility Mortgage and Facility Mortgagee, the applicable Facility Mortgage, loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, lease or other financing vehicle pursuant thereto. Facility Mortgage Documents shall also include, without limitation, any documents typically required by any Agency Lender in connection with a Facility Mortgage, including, but not limited to: (i) tenant regulatory agreements, (ii) intercreditor agreements with any receivables lender of Tenant, and (iii) any subordination, assignment, and security agreements.

“Facility Mortgagee” means the holder or beneficiary of a Facility Mortgage and any other rights of the lender, credit party or lessor under the applicable Facility Mortgage Documents, including, without limitation, any Agency Lender.

“Facility Removal Date” has the meaning set forth in Section 13.2.6.

“Facility Termination” has the meaning set forth in Section 14.2.6.

“Fair Market Rental” means the fair market rent for the Premises as determined pursuant to Exhibit E.

“Fair Market Value” means the fair market value of a Facility as determined pursuant to Exhibit E.

“Fixtures” means all equipment, machinery, fixtures and other items of real and/or personal property, including all components thereof, now and hereafter located in, on, or used in connection with and permanently affixed to or incorporated into the Leased Improvements, including all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems, apparatus, sprinkler systems, fire and theft protection equipment and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto.

“Fremont Lease” means that certain Lease Agreement dated as of January 29, 2002 (as amended by that certain First Amendment to Lease Agreement dated as of April, 2002, and as further amended by that certain Second Amendment to Lease Agreement dated as of March 6, 2012 and pertaining to that certain real property located at 1865 Countryside Drive, Fremont Ohio 43420 and more particularly described in the Nomination Agreement.

Exhibit A-5

“GAAP” means generally accepted accounting principles, consistently applied.

“Governmental Authority” means any court, board, agency, commission, bureau, office or authority or any governmental unit (federal, state, county, district, municipal, city or otherwise) and any regulatory, administrative or other subdivision, department or branch of the foregoing, whether now or hereafter in existence, including, without limitation, CMS, the United States Department of Health and Human Services, any state licensing agency or any accreditation agency or other quasi-governmental authority.

“Governmental Payor” means any state or federal health care program providing medical assistance, health care insurance or other coverage of health care items or services for eligible individuals, including but not limited to the Medicare program more fully described in Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and the Medicaid program more fully described in Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and the regulations promulgated thereunder.

“Guarantor” means, individually and collectively, Christopher T. Cook, Stephen C. Ryan and Pristine Senior Living, LLC, an Indiana limited liability company, together with any and all permitted successors and assigns of the foregoing named guarantors and any additional Person that guaranties the obligations of Tenant hereunder from time to time.

“Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Hazardous Materials” mean (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any Facility or to Persons on or about any Facility or cause any Facility to be in violation of any Hazardous Materials Laws; (ii) asbestos in any form which is friable; (iii) urea formaldehyde in foam insulation or any other form; (iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (v) medical wastes and biohazards; (vi) radon gas; and (vii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any Facility or the owners and/or occupants of property adjacent to or surrounding any Facility, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

“Hazardous Materials Laws” mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

“Hazardous Materials Claims” mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any Facility, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

Exhibit A-6

“Impositions” means any property (real and personal) and other taxes and assessments levied or assessed with respect to this Lease, any Facility, Tenant’s interest therein or Landlord, with respect to any Facility, including, without limitation, any state or county occupation tax, transaction privilege, franchise taxes, margin taxes, business privilege, rental tax or other excise taxes. Notwithstanding the foregoing, Impositions shall not include any local, state or federal income tax based upon the net income of Landlord and any transfer tax or stamps arising from Landlord’s transfer of any interest in any Facility.

“Initial Expiration Date” has the meaning set forth in Section 1.4.

“Initial Term” has the meaning set forth in Section 1.4.

“Insurance Requirements” mean all terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, together with all fire underwriters’ regulations promulgated from time to time.

“In Service” shall refer to those beds at the Facilities which are licensed and “In Service” as provided on Schedule 1 attached to this Lease.

“Intangibles” means the interest, if any, of Landlord in and to any of the following intangible property owned by Landlord in connection with the Land and the Leased Improvements: (i) the identity or business of each Facility as a going concern, including, without limitation, any names or trade names by which each Facility may be known, and all registrations for such names, if any; (ii) to the extent assignable or transferable, the interest, if any, of Landlord in and to each and every guaranty and warranty concerning the Leased Improvements or Fixtures, including, without limitation, any roofing, air conditioning, heating, elevator and other guaranty or warranty relating to the construction, maintenance or repair of the Leased Improvements or Fixtures; and (iii) the interest, if any, of Landlord in and to all Authorizations to the extent the same can be assigned or transferred in accordance with applicable law; provided, however, that the foregoing shall not include any CON issued to or held by Landlord which shall only be licensed to Tenant on a temporary basis, which license shall be revocable at any time by Landlord.

“Issuer” means the financial institution that, from time to time, has issued a Letter of Credit.

“Issuer Revocation” means that an Issuer shall fail to be in compliance with all of the Issuer Standards, or shall admit in writing its inability to pay its debts generally as they become due, shall file a petition in bankruptcy or a petition to take advantage of any insolvency statute, shall consent to the appointment of a receiver or conservator of itself or the whole or any substantial part of its property, shall file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, shall have a receiver, conservator or liquidator appointed for it (including an FDIC receiver, conservator or liquidator), or shall become subject to operational supervision by any federal or state regulatory authority.

“Issuer Standards” mean that the Issuer: (i) has at the time of determination net worth, as determined in accordance with GAAP, in excess of Five Hundred Million Dollars ($500,000,000.00); and (ii) has a current long-term credit rating from at least two (2) nationally recognized statistical rating organizations (such as Standard & Poor’s, Moody’s Investor Services or Fitch Ratings) equivalent to or greater than A-/A3.

“Land” means, individually and collectively, the real property described in Exhibit B attached to this Lease.

Exhibit A-7

“Landlord” has the meaning set forth in the opening preamble, together with any and all successors and assigns of the Landlord originally named herein.

“Landlord Personal Property” means the machinery, equipment, furniture and other personal property described in Exhibit C attached to this Lease, together with all replacements, modifications, alterations and substitutes thereof (whether or not constituting an upgrade).

“Landlord Indemnified Parties” means Landlord’s Affiliates and Landlord’s and its Affiliates’ agents, employees, owners, partners, members, managers, contractors, representatives, consultants, attorneys, auditors, officers and directors.

“Landlord’s Representatives” means Landlord’s agents, employees, contractors, consultants, attorneys, auditors, architects and other representatives.

“LC Amount” has the meaning set forth in Section 3.2.

“Lease” has the meaning set forth in the opening preamble.

“Lease Rate” means the quotient obtained by dividing Base Rent payable by the aggregate amount of Landlord’s investment in the Premises.

“Lease Year” means each successive period of twelve (12) calendar months during the Term, commencing as of the same day and month (but not year, except in the case of the first (1st) Lease Year) as the Commencement Date; provided, however, if the Commencement Date does not fall on the first day of a calendar month, then “Lease Year” shall mean each successive period of twelve (12) calendar months during the Term, ending on the same day and month (but not year, except in the case of the last Lease Year of the Initial Term) as the day and month on which the Initial Expiration Date will occur.

“Leased Improvements” means all buildings, structures and other improvements of every kind now or hereafter located on the Land including, alleyways and connecting tunnels, sidewalks, utility pipes, conduits, and lines (on-site and off-site to the extent Landlord has obtained any interest in the same), parking areas and roadways appurtenant to such buildings and structures.

“Legal Requirements” means all federal, state, county, municipal and other governmental statutes, laws (including common law and Hazardous Materials Laws), rules, policies, guidance, codes, orders, regulations, ordinances, permits, licenses, covenants, conditions, restrictions, judgments, decrees and injunctions applicable to Tenant or affecting any Facility or the applicable Tenant Personal Property or the maintenance, construction, use, condition, operation or alteration thereof, whether now or hereafter enacted and in force, including, any and all of the foregoing that relate to the use of each Facility for its Primary Intended Use.

“Letter of Credit” means an unconditional, irrevocable, standby letter of credit in the form of Exhibit F, naming Landlord as beneficiary, and issued by an Issuer that satisfies the Issuer Standards and is otherwise acceptable to Landlord in its commercially reasonable discretion.

“Licensing Impairment” means, with respect to each Facility, (i) the revocation, suspension or non-renewal of any Authorization, (ii) any withholding, non-payment, reduction or other adverse change respecting any Provider Agreement, (iii) any admissions hold under any Provider Agreement, or (iv) any other act or outcome similar to the foregoing that would impact Tenant’s ability to continue to operate such Facility for its Primary Intended Use or to receive any rents or profits therefrom.

Exhibit A-8

“Limited Termination Election” has the meaning set forth in Section 13.2.6.

“Losses” mean all claims, demands, expenses, actions, judgments, damages, penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, reasonable attorneys’ and reasonable consultants’ fees and expenses.

“Mansfield Lease” means that certain Nursing Home Lease dated September 10, 2003 (as amended by that certain First Amendment to Nursing Home Lease dated as of August 16, 2013) and pertaining to that certain real property located at 535 Lexington Avenue, Mansfield, Ohio 44907 and more particularly described in the Nomination Agreement.

“Material Alterations” mean any Alterations that (i) would materially enlarge or reduce the size of the applicable Facility, (ii) would tie in or connect with any improvements on property adjacent to the applicable Land, or (iii) would affect the structural components of the applicable Facility or the main electrical, mechanical, plumbing, elevator or ventilating and air conditioning systems for such Facility in any material respect.

“Minimum Rent Coverage Ratio” shall mean a Portfolio Coverage Ratio of 1.35 to 1.00.

“Nomination Agreement” means that certain Nomination Agreement dated as of July 30, 2015, 2015 by and between Landlord, as nominator, and those entities defined therein as “New Operator” (which entities are affiliates of Tenant and Guarantor), collectively as nominees, and pertaining to the Fremont Lease and the Mansfield Lease.

“Nonsolicitation Period” means the period commencing on the date that is three years prior to the expiration of the then Term and expiring on the date that is one (1) year following the expiration of the Term; provided, however, if during the Nonsolicitation Period, Tenant delivers an Extension Notice pursuant to this Lease, then (absent the existence an Event of Default on the date such Extension Notice is delivered) the Nonsolicitation Period shall not commence until the date that is three years prior to the expiration of the then Extension Term.

“OFAC” has the meaning set forth in Section 10.2.1.

“Operational Transfer” has the meaning set forth in Section 14.2.1.

“Ordinary Course of Business” means In respect of any transaction involving Tenant, the ordinary course of business of Tenant, as conducted by Tenant in accordance with past practices. In respect of any transaction involving a Facility or the operations thereof, the ordinary course of operations for such Facility, as conducted by Tenant in accordance with past practices.

“Partial Taking” means any Condemnation of a Facility or any portion thereof that is not a Complete Taking.

“Payment Date” means any due date for the payment of the installments of Base Rent or any other sums payable under this Lease.

“Permitted Contingent Obligations” means each of the following: (i) Contingent Obligations arising in respect of Tenant’s obligations under this Lease; (ii) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (iii) Contingent Obligations

Exhibit A-9

incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed, with respect to any particular Tenant, $50,000 in the aggregate at any time outstanding; (iv) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under this Lease; and (v) other Contingent Obligations not permitted by clauses (i) through (iv) above, not to exceed, with respect to each Tenant, $100,000 in the aggregate at any time outstanding.

“Permitted Debt” means the following: (i) the obligations of Tenant under this Lease, (ii) subject to Section 20.2, accounts receivable financing, and (iii) trade accounts payable arising and paid on a timely basis in the Ordinary Course of Business.

“Permitted Encumbrances” means, with respect to each Facility, collectively, (i) all easements, covenants, conditions, restrictions, agreements and other matters with respect to such Facility that (a) are of record as of the Commencement Date, (b) Landlord entered into after the Commencement Date (subject to the terms hereof); or (c) are specifically consented to in writing by Landlord, (ii) any liens for Impositions that are not yet due and payable; (iii) occupancy rights of residents and patients of such Facility; and (iv) liens of mechanics, laborers, materialman, suppliers or vendors for sums not yet due, provided that such reserve or other appropriate provisions as shall be required by law or GAAP or pursuant to prudent commercial practices shall have been made therefor.

“Person” means any individual, partnership, association, corporation, limited liability company or other entity.

“Plans and Specifications” has the meaning set forth in Section 7.5.1.

“Portfolio Coverage Ratio” means, as determined on a Testing Date based on the applicable period of determination or measurement, the ratio of (i) the Cash Flow for all of the Facilities for the applicable period to (ii) Base Rent payments relating to such Facilities payable under this Lease for the applicable period.

“Premises” means, collectively, the Land, Leased Improvements, Related Rights, Fixtures, Intangibles and Landlord Personal Property.

“Premises Condition Report” has the meaning set forth in Section 7.2.

“Primary Intended Use” means, as to each Facility, the type of healthcare facility corresponding to such Facility as shown on Schedule 1 attached hereto, with no less than the number of [licensed beds] [units] as shown on Schedule 1 and for ancillary services relating thereto.

“Prime Rate” means, on any date, a rate equal to the annual rate on such date reported in The Wall Street Journal to be the “prime rate.”

“Prohibited Persons” has the meanings set forth in Section 10.2.1.

“Property Collateral” means all of Tenant’s right, title and interest in and to the Tenant Personal Property and any and all products, rents, proceeds and profits thereof in which Tenant now owns or hereafter acquires an interest or right.

Exhibit A-10

“Provider Agreements” means any agreements issued to or held by Tenant pursuant to which any Facility is licensed, certified, approved or eligible to receive reimbursement under any Third Party Payor Program.

“Purchase Agreement” has the meaning set forth in Section 1.1.

“Real Property Impositions” mean any real property Impositions secured by a lien encumbering any Facility or any portion thereof.

“Reimbursement Period” has the meaning set forth in Section 14.2.5.

“Rejected Facility” has the meaning set forth in Article XXV.

“Related Rights” means all easements, rights and appurtenances relating to the Land and the Leased Improvements.

“Rent” means, collectively, Base Rent and Additional Rent.

“Required Capital Expenditures Amount” has the meaning set forth in Section 7.6.1.

“Required Per Bed Annual Capital Expenditures Amount” means four hundred dollars ($400) per bed “In Service” per Lease Year that Tenant is required to expend on Capital Expenditures with respect to each Facility pursuant to Section 7.6.1, which amount is subject to increase pursuant to Section 7.6.1.

“ROFR Contract” shall have the meaning set forth in Article XXV.

‘ROFR Notice” shall have the meaning set forth in Article XXV.

“ROFR Response” shall have the meaning set forth in Article XXV.

“ROFR Transaction” shall have the meaning set forth in Article XXV.

“Security Deposit” shall have the meaning set forth in Section 3.1.

“Situs State” means the state or commonwealth where a Facility is located.

“Temporary Taking” means any Condemnation of a Facility or any portion thereof, whether the same would constitute a Complete Taking or a Partial Taking, where the Condemnor or its designee uses or occupies such Facility, or any portion thereof, for no more than twelve consecutive (12) months.

“Tenant” has the meaning set forth in the opening preamble, together with any and all permitted successors and assigns of the Tenant originally named herein.

“Tenant Party” shall have the meaning set forth in Article XXV.

“Tenant Personal Property” shall have the meaning set forth in Section 6.1.

“Tenant Sublessees” mean Tenant, and any direct or indirect subtenants or operator of any Facility, together with their successors and assigns and any additions thereto or replacements thereof.

“Term” means the Initial Term, plus any duly authorized Extension Terms.

Exhibit A-11

“Terminated Facilities” has the meaning set forth in Section 13.2.6.

“Termination Notice” has the meaning set forth in Section 13.2.6.

“Testing Date” means the date as of which the Portfolio Coverage Ratio shall be determined for the applicable measurement period, which date shall be the last day of each calendar quarter during the Term. Upon each Testing Date, the Portfolio Coverage Ratio shall be determined based upon the twelve trailing calendar months ending on such Testing Date.

“Third Party Payor Programs” shall mean any third party payor programs pursuant to which healthcare facilities qualify for payment or reimbursement for medical or therapeutic care or other goods or services rendered, supplied or administered to any admittee, occupant, resident or patient by or from any Governmental Authority, Governmental Payor, bureau, corporation, agency, commercial insurer, non-public entity, “HMO,” “PPO” or other comparable party.

“Transfer” means any of the following, whether effectuated directly or indirectly, through one or more step transactions or tiered transactions, voluntarily or by operation of law, (i) assigning, conveying, selling, pledging, mortgaging, hypothecating or otherwise encumbering, transferring or disposing of all or any part of this Lease or Tenant’s leasehold estate hereunder, (ii) subletting of all or any part of any Facility; (iii) engaging the services of any Person for the management or operation of all or any part of any Facility; (iv) conveying, selling, assigning, transferring, pledging, hypothecating, encumbering or otherwise disposing of any stock, partnership, membership or other interests (whether equity or otherwise) in Tenant, Guarantor or any Person that Controls Tenant or any Guarantor, if such conveyance, sale, assignment, transfer, pledge, hypothecation, encumbrance or disposition results, directly or indirectly, in a Change in Control of Tenant or Guarantor (or of such controlling Person); (v) merging or consolidating Tenant, Guarantor, or any Person that Controls Tenant or Guarantor with or into any other Person, if such merger or consolidation, directly or indirectly, results in a Change in Control of Tenant or Guarantor (or in such controlling Person); (vi) dissolving Tenant or Guarantor or any Person that Controls Tenant or Guarantor; (vii) selling, conveying, assigning, or otherwise transferring all or substantially all of the assets of Tenant, Guarantor or any Person that Controls Tenant or Guarantor; (viii) selling, conveying, assigning or otherwise transferring any of the assets of Tenant or Guarantor, if the consolidated net worth of Tenant or Guarantor immediately following such transaction is not at least equal to the consolidated net worth of Tenant or Guarantor, as applicable, as of the Commencement Date; (ix) assigning, conveying, selling, pledging, mortgaging, hypothecating or otherwise encumbering, transferring or disposing of any Authorization; or (ix) entering into or permitting to be entered into any agreement or arrangement to do any of the foregoing or granting any option or other right to any Person to do any of the foregoing, other than to Landlord under this Lease. For purposes hereof, Guarantor shall be deemed a Person that Controls Tenant, whether or not the same is true.

“Transition Notice” shall have the meaning set forth in Section 14.2.1.

Exhibit A-12

EXHIBIT B

DESCRIPTION OF THE LAND

[see attached]

Beavercreek

Situated in the State of Ohio, in the County of Greene, and in the City of Beavercreek:

Being all of Lot 1 of the Park Overlook Partners Record Plan, as recorded in Plat Cabinet 37, Pages 218A-219A, of the Greene County Plat Records.

SAVE AND EXCEPT THE FOLLOWING (OR 3574, Page 911):

Situated in the City of Beavercreek, County of Greene and State of Ohio:

And known as being located in Section 5, Township 2 East, Range 7 North, and being a part of Lot 1 of Park Overlook Partners, of Record in Plat Cabinet 37, slide 218A-219A, as described in a Deed to Liberty Nursing Properties of Beavercreek, Ltd., of Record in Official Record Volume 3143, Page 813, all Records referenced herein are on file at the Office of the Recorder, Greene County, Ohio, being a parcel of land lying on the right side of the proposed centerline of construction for Grange Hall Road, as shown on the centerline plat for GRE-CR25-4.76, of record in Plat Cabinet             , slides             , said parcel being more particularly described as follows:

Commencing for reference at a MAG nail set at the intersection of the centerline of right-of-way for Grange Hall Road (to the North) and the South line of said Section 5, being the Southwest corner of said Park Overlook Partners Plat, said MAG nail set being 30.39 feet right of Grange Hall Road proposed centerline of construction Station 37+26.82, (reference an iron pin set South 84 deg. 08’ 10” East at a distance of 5.39 feet, said iron pin set being at the intersection of the centerline of right-of-way for Grange Hall Road (to the South) and the South line of said Section 5);

Thence North 05 deg. 34’ 01” East, along the centerline of right-of-way for said Grange Hall Road, along the West line of said Park Overlook Partners Plat, a distance of 401.10 feet to a point, said point being 11.10 feet right of Grange Hall Road proposed centerline of construction Station 41+23.57;

Thence South 84 deg. 25’ 59” East, along a line perpendicular from the previous course, a distance of 25.00 feet to the intersection of the existing West right-of-way line for said Grange Hall Road and the existing North right of way line for Park Overlook Drive, both as dedicated by said Park Overlook Partners Plat, being the Southwest corner of said Lot 1, being 36.09 feet right of Grange Hall Road proposed centerline of construction Station 41+23.92, and being the true point of beginning for the herein described right-of-way parcel;

Exhibit B-1

Thence North 05 deg. 34’ 01” East, along the existing East right-of-way line for said Grange Hall Road, as dedicated in said Park Overlook Partners Plat and by Official Record Volume 2450, Page 933, along the West line of said Lot 1, a distance of 447.31 feet to an angle point in said existing right-of-way line, being on the South line of a dedicated right-of-way parcel of record in Official Record Volume 2450, Page 940, said point being a Northwest corner of said Lot 1, and being 29.87 feet right of Grange Hall Road proposed centerline of construction Station 45+ 71.19;

Thence South 84 deg. 18’ 33” East, continuing along the existing East right-of-way line for said Grange Hall Road, along a North line of said Lot 1, a distance of 8.50 feet to an iron pin set, said iron pin set being 38.37 feet right of Grange Hall Road proposed centerline of construction Station 45+71.29;

Thence South 05 deg. 34’ 01” West, across said Lot 1, along a line parallel to and 8.50 feet Easterly from the existing East right-of-way line for said Grange Hall Road, a distance of 436.33 feet to an iron pin set, said iron pin set being 44.44 feet right of Grange Hall Road proposed centerline of construction Station 41+35.00;

Thence South 20 deg. 37’ 37” East, continuing across said Lot 1, a distance of 12.25 feet to an iron pin set on the existing South right-of-way line for said Park Overlook Drive, being on the South line of said Lot 1, and being 50.00 feet right of Grange Hall Road proposed centerline of construction Station 41+24.08;

Thence North 84 deg. 19’ 00” West, along the existing North right-of-way line for said Park Overlook Drive, along the South line of said Lot 1, a distance of 13.91 feet to the true point of beginning for the herein described right-of-way parcel.

The above described right-of-way parcel contains a total area of 0.088 acres within Greene County Auditor’s Parcel Number B42-1-11-7100.

The bearings described herein are based on the bearing of North 00 deg. 37’ 30” West for the centerline of Grange Hall Road North of Kemp Road, and are referenced to Grid North, the Ohio State Plane Coordinate System (South Zone) and the North American Datum of 1983 (CORS ‘96 adjustment), as established utilizing a GPS survey and NGS OPUS solution (File #11-11343480).

Iron pins set are 30-inch by 5/8-inch diameter rebar with caps stamped “American Structurepoint PS 8438”.

The above described right-of-way parcel was prepared and reviewed on December 2, 2013 by Brian P. Bingham, Registered Professional Surveyor No. 8438, is based on an actual survey performed by American Structurepoint, Inc., in January, 2012, and is true and correct to the best of my knowledge and belief.

PPN: B42000100110007100

Exhibit B-2

Bellbrook

PARCEL 1:

Situated in the Section 8, Town 2, Range 6 M.R.S., Township of Sugarcreek, County of Greene and State of Ohio:

And known as being all of Lot No. 213-B of Carriage By The Lake, Section One-B as recorded in Plat Cabinet 37, Pages 360B-361A in the Plat Records of Greene County, Ohio, being a replat of Lot 213-A and a 3.5210 acre tract of land both conveyed to Liberty Nursing Properties of Bellbrook, LLC by Deed recorded in Volume 3341 Page 401 and Volume 3484 page 857 in the Deed Records of Greene County, Ohio, and being more particularly described as follows:

Beginning at a 5/8-inch iron pin found in the west right-of-way line of North Lakeman Avenue (60 feet Right-of-Way) at the northeast corner of Lot 213-A of Carriage By The Lake, Section One-A as recorded in Plat Book 18, Pages 99-101, nka Plat Cabinet 33, Pages 552A-553A, said iron pin also being at the southeast corner of Lot 147 of Carriage By The Lake, Section 1 as recorded in Plat Book 17, Pages 90-93, nka Plat Cabinet 33, Pages 482B -484A all in the Plat Records of Greene County, Ohio;

Thence in a southerly direction with the west right-of-way line of said North Lakeman Avenue and with the east line of said Lot 213-A, South 00 deg. 03’ 24” East for two hundred seventy-two and 81/100 (272.81) feet to a 5/8-inch iron pin found at the southeast corner of said Lot 213-A, said iron pin also being at the northeast corner of Lot 207-A of Carriage By The Lake, Section 1 as recorded in Plat Book 23 Pages 148-149, nka Plat Cabinet 33 Pages 941B—942A;

Thence in a westerly direction with the south line of said Lot 213-A and with the north line of said Lot 207A on the following two courses:

South 89 deg. 56’ 36” West for one hundred forty and 00/100 (140.00) feet to an iron pin set and South 68 deg. 57’ 48” West for fourteen and 81/100 (14.81) feet to a 1/2-inch iron pin found at the northwest corner of said Lot 207A, said iron pin also being the northeast corner of a 0.844 acre tract of land conveyed to Anil V. & Bharati A. Kamdar, Trs. by deed recorded in Official Record Volume 1391, Page 461;

Thence in a westerly direction with the north line of said Kamdar, Trs. land, South 89 deg. 56’ 36” West for one hundred fifty and 20/100 (150.20) feet to a 1/2-inch iron pin found at the northwest corner of said Kamdar land; said 1/2-inch iron pin also being at the southwest corner of said Lot 213-A;

Thence in a southerly direction with the west line of said Kamdar, Trs. land, South 02 deg. 52’ 56” West for twenty-seven and 26/100 (27.26) feet to an iron pin set at the northeast corner of a 0.5992 acre tract of land conveyed to Jerry Hensley Bellbrook, LLC by deed recorded in Official Record Volume 2893 Page 379;

Exhibit B-3

Thence in a westerly direction with the north line of said Jerry Hensley Bellbrook, LLC land and with its westerly extension (a new division line) and with the north line of a 1.190 acre tract of land conveyed to M & M Real Estate—Bellbrook, LLC by deed recorded in Official Record Volume 3160, Page 279, South 89 deg. 56’ 36” West, passing a 5/8-inch iron pin capped “Haley-Dusa” found at one hundred twenty and 00/100 (120.00) feet at the northwest corner of said Jerry Hensley Bellbrook, LLC land, also passing an iron pin set at two hundred sixty-two and 99/100 (262.99) feet at the northeast corner of said M & M Real Estate—Bellbrook, LLC land, for a total distance of five hundred three and 32/100 (503.32) feet to an iron pin set in an easterly line of Lot 2 of Bayberry Cove as recorded in Plat Cabinet 34, Pages 304B-305A, said iron pin also being in the east line of a private roadway easement (Bayberry Cove Drive);

Thence in a northerly direction with an easterly line of said Lot 2 and with the east line of said private roadway casement (Bayberry Cove Drive) and its northerly extension, North 03 deg. 15’ 19” East for three hundred five and 85/100 (305.85) feet to a 5/8-inch iron pin capped “Woolpert” found at a corner of said Lot 2;

Thence in an easterly direction with a southerly line of said Lot 2, North 89 deg. 56’ 36” East for seven hundred ninety-one and 07/100 (791.07) feet to the point of beginning;

Containing 5.3987 acres more or less and subject to all legal highways, easements, restrictions and agreements of record, according to a survey of said premises by Luis G. Riancho, Registered Surveyor, State of Ohio No. 5287, dated August 6, 2013.

Note: Bearings based on the centerline of North Lakeman Avenue a North 00 deg. 03’ 24” West as shown on Plat of Carriage By The Lake, Section 1 recorded in Plat Book 17, Pages 90-93, nka Plat Cabinet 33, Pages 482B-484A.

Note: All deeds referenced are recorded in the Deed Records of Greene County, Ohio and all plats referenced are recorded in the Plat Records of Greene County, Ohio.

Note: All iron pins set are #5 rebars, capped and stamped “LGR & ASSOC, ENGLEWOOD, OHIO”.

PPN: L32-0001-0003-0-0128-00

PARCEL 2:

Situated in the Township of Sugarcreek, County of Greene, State of Ohio and being Lot No. 147 Carriage-By-The-Lake, Section 1, as the same is recorded in Plat Book 17, Pages 90 through 93, n/k/a Plat Cabinet 33, Pages 482B-484A, of the Greene County Records.

PPN: L32-0001-0003-0-0074-00

Exhibit B-4

Englewood

PARCEL 1:

Situated in the Northeast Quarter of Section 21, Town 5, Range 5 East, in the City of Englewood, Montgomery County, Ohio, being part of the 40.848 acre (by deed) tract conveyed to Mildred E. Bowman, et al., by deed recorded in Microfiche No. 89-533B05 of the Deed Records of Montgomery County, Ohio, and being a tract of land more particularly described as follows:

Starting for reference at a railroad spike found in the centerline of Union Boulevard at the Southeast corner of said Northeast Quarter of Section 21 (“stone” as called in Microfiche No. 89-533B05) said corner also being the Southeast corner of said Bowman, et al. tract;

Thence from said starting point North 00 deg. 49’ 46” West with the centerline of Union Boulevard and the East line of said Section 21 a distance of 579.11 feet to a railroad spike set for a new corner, said spike being the true point of beginning for the herein described tract;

Thence from said true point of beginning North 89 deg. 55’ 47” West with new division line through said Bowman, et al. tract parallel with the North line of said tract a distance of 692.33 feet (passing a iron pin found at 50.01 ft. at the West right of way of Union Boulevard) to an iron pin set for a new corner;

Thence Southwestwardly with new division line through said Bowman, et al. tract along a curve to the right having a radius of 55.00 ft. for an arc distance of 86.39 ft., a central angle of 90 deg. 00’ 00” the chord of which bears South 45 deg. 04’ 13” West a distance of 77.78 ft. to an iron pin set for a new corner;

Thence North 89 deg. 55’ 47” West with new division line through said Bowman, et al. tract parallel with the North line of said tract a distance of 54.14 ft. to an iron pin set for a new corner;

Thence South 00 deg. 49’ 46” East with new division line through said Bowman et al. tract parallel with the centerline of Union Boulevard, a distance of 524.01 ft. to an iron pin set for a new corner in the North line of the land conveyed to Carl Bowman, Trustee by deed recorded in Microfiche No. 85-520A12;

Thence North 89 deg. 55’ 22” West with the North line of said Bowman, Trustee tract a distance of 589.44 ft. to an iron pipe found at the Southwest corner of said Bowman, et al. tract;

Thence North 00 deg. 48’ 13” West with the East line of the land conveyed to the City of Englewood, Ohio by deed recorded in Microfiche No. 80-78D02 a distance of 638.95 ft. to an iron pin found at the Southwest corner of the land conveyed to Englewood Precision, Inc. by deed recorded in Microfiche No. 89-586C03;

Thence South 89 deg. 55’ 47” East with the South line of said tract a distance of 1091.17 ft. to an iron pin found;

Exhibit B-5

Thence North 00 deg. 04’ 13” East with said tract a distance of 20.00 ft. to an iron pin set;

Thence South 89 deg. 55’ 47” East continuing with the South line of said tract a distance of 300.00 ft. (passing an iron pin found at 249.99 ft. at the West right of way line of Union Boulevard) to a railroad spike found in the centerline of Union Boulevard;

Thence South 00 deg. 49’ 46” East with the centerline of Union Boulevard and the East line of said Section 21 a distance of 80.01 ft. to the true point of beginning, containing 10.010 acres (including 0.092 acres contained in the highway easement to the State of Ohio, recorded in Microfiche No. 70-56E04).

This description prepared by McDougall Associates based on a survey made by same.

All iron pin set are 30” X 5/8” capped McDougall Assoc.”

Bearings are based on the South line of Microfiche No. 89-586C03.

EXCEPTING THEREFROM Lauricella Court as dedicated in Plat Book 169, Page 8 of Montgomery County Records.

PPN: M57-00308-0029

PARCEL 2:

Situated in the Northeast Quarter of Section 21, Town 5, Range 5 East, City of Englewood, County of Montgomery, State of Ohio, and being a part of the 40.848 acre (by deed) tract conveyed to Mildred E. Bowman, et al., by deed recorded in MF 80-178A01 and by deed recorded in MF 89-533B05 of the Deed Records of Montgomery County, Ohio and being a tract more particularly described as follows:

Beginning at a spike in the center line of Union Blvd. at the Southeast corner of the Northeast Quarter of Section 21, said spike also being the Southeast corner of the Bowman et al. tract;

Thence North 89 deg. 55’ 22” West along the South line of the Northeast Quarter of Section 21, said line also being the South line of the Bowman et al. tract, said line also being the North line of Millwood Village Section One and Millwood Section Four, a distance of 802.33 feet (passing a Riancho capped iron pin found at 50.01 feet at the West right of way line on Union Blvd.) to the Southwest corner of said Bowman et al. tract, said point also being the Southwest corner of the land conveyed to Englewood Manor, Inc. by deed recorded in MF 95-576C02, witness a McDougall capped iron pin found South 81 deg. 22’ 55” East a distance of 0.35’ from said corner;

Exhibit B-6

Thence North 00 deg. 49’ 46” West along the West line of said Bowman et al. tract, said line also being the East line of the said Englewood Manor Inc. tract a distance of 524.01 feet to a McDougall capped iron pin found;

Thence South 89 deg. 55’ 47” East along the North line of said Bowman et al. tract, said line also being the South right of way line of Lauricella Court as recorded in PB 169, Pg. 8, a distance of 54.14 feet to a McDougall capped iron pin found;

Thence Northeastwardly along the North line of the said Bowman et al. tract, said line also being the South right of way line of Lauricella Court along a curve to the left having a radius of 55.00 feet for an arc distance of 86.39 feet, a central angle of 90 deg. 00’ 00”, the chord of which bears North 45 deg. 04’ 13” East for a distance of 77.78 feet to an iron pin found;

Thence South 89 deg. 55’ 47” East along the North line of said Bowman et al. tract, said line also being the South right of way line of Lauricella Court for a distance of 692.33 feet (passing an iron pin found at 642.32 feet at the West right of way line of Union Blvd.) to a pk nail found in the center line of Union Blvd.;

Thence South 00 deg. 49’ 46” East along the East line of the said Bowman et al. tract, said line also being the center line of Union Blvd., and also being the East line of Section 21 for a distance of 579.11 feet to the place of beginning.

Containing 10.541 acres, more or less, including 0.665 acres in the highway easement to the City of Englewood recorded in MF 90-56E04.

This description is based upon a field survey conducted by Ronald Lee Hedden, Registered Surveyor, Ohio License No. S-7630, on May 8, 2006.

PPN: M57-00308-0002

Jamestown

Situated in the Village of Jamestown and Silvercreek Township, Virginia Military Survey Number 3911, and being all the lands as conveyed by deed to Heathergreene II, Inc., as recorded in Volume 116, Page 743 of the Greene County Official Records and being more particularly described as follows:

Commencing for reference at a mag nail set at the intersection of the centerlines of U.S, Route 35 and Hidden Creek Drive;

Thence with the centerline of (IS. Route 35 North 66 deg. 53’ 50” West 400.82’ to the corner of Jeffrey A. Kirn etal Trustees’ 28.368 acre tract (Official Record 527, Page 820), and being the true point of beginning for this herein described;

Thence with the prolongation of said centerline North 66 deg. 53’ 50” West 180.27’ to a mag nail set at an angle point in said centerline;

Exhibit B-7

Thence continuing with said centerline North 62 deg. 27’ 27” West 36.08 to a mag nail set at the corner of Johnnie R. &. Lavine Ann Paul’s 2.147 acre tract (Official Record 1055, Page 577),

Thence with Paul’s Easterly line North 47 deg. 28’ 32” East 395.51’ to a 1” O.D. pipe found in the line of said Kirn’s 28.368 acre tract and in the Corporation line of the Village of Jamestown;

Thence with Kirn’s line and said Corporation line South 61 deg. 41’ 50” East 540,59’ to a 1” O.D. pipe found;

Thence continuing, in part with said Corporation line and with the line of said Kirn’s 28.368 acre tract South 47 deg. 23’ 17” West (passing an iron pin set at 32.96’) 372.82’ to the true point of beginning.

Containing 4.566 acres of land, more or less.

The above described 4.566 acre tract contains 4.383 acres in the Village of Jamestown and 0.183 acres in Silvercreek Township.

This survey is based upon a field survey conducted by R. Douglas Sutton, Ohio Professional Surveyor No. 7124 in June, 2001.

Iron pins referred to as set are 5/8” diameter steel and 30” in length with yellow cap stamped “Clinco & Sutton”.

Bearings are based upon an assumed azimuth and are for angular measurement purposes only.

Recorded in Volume 32, Page 304 of the Greene County Surveyor’s Records.

PPN: 327-0001-0009-0-0040-00 &326-0001-0001-0-0015-00

Middletown

PARCEL 1:

Situated in the City of Middletown, County of Butler and State of Ohio:

And known as being a part of Lot 11357 of the City of Middletown, Butler County, Ohio and being more particularly described as follows:

Beginning at the Northwest corner of Lot 15781, Terrace Hills, Section 4 (Plat Book 27, Page 45);

Exhibit B-8

Thence along the West line of Lot 11357, North 04 deg. 41’ 00” East a distance of 632.44 feet;

Thence leaving said West line, South 85 deg. 19’ 00” East a distance of 70.00 feet;

Thence South 04 deg. 41’ 00” West a distance of 278.30 feet;

Thence South 85 deg. 19’ 00” East a distance of 96.00 feet;

Thence North 04 deg. 41’ 00” East a distance of 50.00 feet;

Thence South 85 deg. 19’ 00” East a distance of 68.37 feet;

Thence South 75 deg. 19’ 00” East a distance of 36.18 feet;

Thence South 04 deg. 41’ 00” West a distance of 50.77 feet;

Thence South 75 deg. 19’ 00” East a distance of 262.54 feet;

Thence South 12 deg. 47’ 35” West a distance of 135.62 feet;

Thence South 59 deg. 39’ 40” East a distance of 28.26 feet;

Thence South 85 deg. 29’ 07” East a distance of 530.19 feet to the East line of Lot 11357;

Thence along said East line South 04 deg. 22’ 55” West a distance of 601.89 feet to the Northeast corner of the aforementioned Terrace Hills Subdivision;

Thence along the Northerly line of said Terrace Hills the following Two (2) Courses and distances:

1) North 59 deg. 35’ 30” West a distance of 394.50 feet;

2) North 64 deg. 17’ 00” West a distance of 763.74 feet to the point of beginning.

Containing 11.738 acres more or less, but subject to all legal highways.

PARCEL 2:

Situated in the City of Middletown, County of Butler and State of Ohio:

And known as being all that certain piece, parcel or lot of land situate in the City of Middletown, Butler County, Ohio, including Part of Lot Number 12708 of Terrace Hills (Part One) as recorded in Plat Book 20, Page 14 and Part of City Lot Number 11357, being more particularly bounded and described as follows:

Exhibit B-9

Beginning at a point on the Southwesterly right of way of Miller Road (55 feet wide), said point also being in common with the Terrace Hills Subdivision as recorded in Plan Book 20, Page 14, said point also being the Northernmost point of lands herein described;

Thence along the Southwesterly side of Miller Road South 35 deg. 10’ 11” East, distance of 222.75 feet to a point;

Thence leaving said road and along lands of Clifford Schroff South 04 deg. 22’ 58” West, a distance of 434.16 feet to a point;

Thence leaving said lands and along lands of The Church of God Retirement Communities, Inc. North 85 deg. 29’ 07” West, a distance of 530.19 feet to a point;

Thence along the same North 59 deg. 39’ 40” West, a distance of 28.26 feet to a point;

Thence North 12 deg. 47’ 35” East, a distance of 135.62 feet to a point;

Thence leaving said lands South 75 deg. 19’ 00” East, a distance of 50.41 feet to a point;

Thence North 12 deg. 44’ 24” East, a distance of 161.47 feet to a point;

Thence South 77 deg. 15’ 36” East, a distance of 99.40 feet to a point;

Thence North 12 deg. 44’ 24” East, a distance of 308.94 feet to a point on the aforementioned Terrace Hills Subdivision;

Thence along the same South 84 deg. 51’ 56” East, a distance of 18.47 feet to a point;

Thence South 56 deg. 25’ 48” East, a distance of 92.00 feet to a point;

Thence North 56 deg. 34’ 26” East; a distance of 100.05 feet to the point or place of beginning, be the same more or less, but subject to all legal highways.

Containing 5.445 Acres or 237,206.090 square feet, more or less.

PARCEL 3:

Situated in the City of Middletown, County of Butler and State of Ohio:

And known as being a part of Lot No. 11, 346 in the First Ward and being a part of a 6.89 acre tract conveyed to Delma Campbell being then in Section 12, Township 1, Range 4 North, of Lemon Township and recorded in Volume 544, Page 371 of the Records of Butler County, Ohio:

Beginning at an iron rod at the Northeast corner of Lot No. 11, 347 which is located by measuring from the Southwest corner of said Section 12, North 3 deg. 38’ East 2810.94 feet;

Thence South 86 deg. 23’ East 831.10 feet;

Exhibit B-10

Thence North 33 deg. 14’ East 158.7 feet to the place of beginning;

Thence from the place of beginning and with the North line of Lot No. 11, 347, North 85 deg. 20’ West 306 feet to a corner fence post;

Thence with the Westerly line of Tract North 24 deg. 44’ West 146.36 feet to a corner fence post set in concrete;

Thence partly with the Southeasterly line of Lot No. 11, 345 North 57 deg. 49’ East 243.20 feet to an iron pipe in the Westerly line of a 50 feet easement for street purposes;

Thence with the Westerly line of existing easement for street South 45 deg. 27’ East 123.45 feet to an iron pipe;

Thence South 21 deg. 33’ East 208.87 feet to an iron pipe;

Thence South 33 deg. 14’ West 7.89 feet to the iron rod, place of beginning.

Containing 1.511 acres.

PARCEL 4:

Situated in the City of Middletown, County of Butler and State of Ohio:

And known as being all that certain piece, parcel or lot of land situate in the City of Middletown, Butler County, Ohio, being more particularly bounded and described as follows:

Beginning at a point on the Easterly right of way of Kreiger Street (65 feet wide), said point also being in common with the Terrace Hills Subdivision as recorded in Plan Book 20, Page 14, said point also being the Northwesterly point of lands herein described;

Thence along lands the Terrace Hills Subdivision South 84 deg. 51’ 56” East, a distance of 707.37 feet to a point;

Thence leaving said lands South 12 deg. 44’ 24” West, a distance of 308.94 feet to a point;

Thence North 77 deg. 15’ 36” West, a distance of 99.40 feet to a point;

Thence South 12 deg. 44’ 24” West, a distance of 161.47 feet to a point;

Thence North 75 deg. 19’ 00” West, a distance of 50.41 feet to a point;

Thence along lands of The Church of God Retirement Communities the following (8) Courses and distances:

Exhibit B-11

(1) North 75 deg. 19’ 00” West, a distance of 262.54 feet to a point;

(2) North 04 deg. 41’ 00” East, a distance of 50.77 feet to a point;

(3) North 75 deg. 19’ 00” West, a distance of 36.18 feet to a point;

(4) North 85 deg. 19’ 00” West, a distance of 68.37 feet to a point;

(5) South 04 deg. 41’ 00” West, a distance of 50.00 feet to a point;

(6) North 85 deg. 19’ 00” West, a distance of 96.00 feet to a point;

(7) North 04 deg. 41’ 00” East, a distance of 278.30 feet to a point;

(8) North 85 deg. 19’ 00” West, a distance of 35.00 feet to a point on the Easterly right of way of Kreiger Street (65 feet wide);

Thence along said right of way:

North 04 deg. 50’ 06” East, a distance of 117.69 feet to the point or place of beginning, more or less, but subject to all legal highways.

Containing 5.836 acres or 254,238.997 square feet.

Oxford

Situated in the City of Oxford, Butler County, Ohio and being a part of Lot No. 1668 of said

City bounded and described as follows:

Beginning at a point in the North line of Section 27, Town 5, Range 1 East, and formerly of Oxford Township located 1570.82 feet West of the Northeast corner of the Northwest Quarter of said Section;

Thence from said point of beginning South 0 deg. 53’ East 405.00 feet;

Thence South 88 deg. 54’ West parallel to the section lines 335.00 feet;

Thence North 0 deg. 53’ West 405.00 feet to a point in the North line of said Section 27;

Thence North 88 deg. 54’ East 335.00 feet to the point of beginning, containing 3.115 acres, more or less.

PPN: H4100-119-000-009

Property Address:

Exhibit B-12

6099 Fairfield Road

Oxford, OH 45056

Portsmouth

PARCEL I – 0.5684 ACRES:

Situated in the City of Portsmouth, County of Scioto and State of Ohio and known as being more particularly described as follows:

And known as being part of Lots 310 and 311 in the Barr Addition to the Town of Portsmouth as recorded in Volume P at Page 298 and part of Lot 312 of John Clugsten’s Subdivision of Outlot No. 19 in the Town of Portsmouth as recorded in Plat Book 1 at Page 27, and beginning at an iron rebar found (P.S.7519) marking the intersection of the West line of Chillicothe Street with the North line of Eighth Street;

Thence with the said North line of Eighth Street, South 89 deg. 55’ 06” West, 229.90 to a drill hole in a concrete sidewalk found marking the true point of beginning for the parcel described herein;

Thence continuing with the said North line of Eighth Street, South 89 deg. 55’ 06” West, 118.18 feet to an 5/8-inch rebar (30-inch long) with i.d. cap set marking the intersection of the said North line of Eighth Street and the East line of a 16.5 feet wide alley;

Thence leaving the said North line of Eighth Street and with the said East line of a 16.5 feet wide alley, North 00 deg. 04’ 44” West, 266.75 feet to a mag nail found marking the intersection of the said East line of a 16.5 feet wide alley and the South line of Ninth Street;

Thence leaving the said East line of a 16.5 feet wide alley and with the said South line of Ninth Street, North 89 deg. 56’ 26” East, 98.30 feet to a drill hole in a concrete curb found;

Thence leaving the said South line of Ninth Street and through the said Lot 310, South 00 deg. 02’ 58” East, 90.68 feet to the back of a concrete curb;

Thence continuing through the said Lot 310 and through the said Lot 311, South 89 deg. 57’ 02” West, 16.90 feet to a drill hole found in concrete;

Thence continuing through the said Lot 311, South 00 deg. 02’ 58” East, 13.39 feet to the back of a concrete curb;

Thence continuing through the said Lot 311 and through the said Lot 312, South 30 deg. 42’ 47” West, 46.24 feet to an angle point in a concrete curb at the back of curb;

Thence continuing through the said Lot 312, South 00 deg. 20’ 55” East, 50.99 feet to a drill hole found in concrete;

Thence continuing through the said Lot 312 and through the said Lot 297, South 89 deg. 58’ 33” East, 37.51 feet to a drill hole found in concrete;

Exhibit B-13

Thence continuing through the said Lot 297, North 00 deg. 01’ 27” East, 12.29 feet to a point;

Thence continuing through the said Lot 297 and with the said face of brick of the hospital building, South 89 deg. 58’ 33” East, 30.90 feet to a corner of the hospital building;

Thence continuing through the said Lot 297 and continuing with the said face of brick of the hospital building, South 00 deg. 01’ 27” West, 33.37 feet to a corner of the said hospital building;

Thence continuing through the said Lot 297 and continuing with the said face of brick of the hospital building, North 89 deg. 58’ 33” West, 8.03 feet to a corner of the said hospital;

Thence continuing through the said Lot 297 and continuing with the said face of brick of the hospital building, South 00 deg. 01’ 27” West, 50.75 feet to the point of beginning.

Containing 0.5684 acres of land.

Bearings assumed to denote angles.

Being all of Tax Parcels No. 29-0990.000, No. 29-0989.000 and No. 29-1176.000, No. 29-1175.000, No. 29-0991.001, No. 29-0991.000 and No. 29-1238.000.

Being more particularly described and delineated on a plat attached hereto and made a part hereof, and on file in the Scioto County Engineer’s Office.

Aforesaid references recorded among the land records of Scioto County, Ohio.

PARCEL II – 1.53211 ACRES:

Situated in the City of Portsmouth, County of Scioto and State of Ohio and being more particularly described as follows:

And known as being all of Lots 1, 2, 3, 4, 5 and 6 of the Elizabeth Kinney Subdivision as recorded in Plat Book 1A at Page 150, part of Lot 297 of the Widow & Heirs of David King deceased subdivision of Outlot No. 20 & Inlot No. 4 in the Town of Portsmouth as recorded in Plat Book 1 at Page 17, part of Lot 312 of John Clugsten’s Subdivision of Outlot No. 19 in the Town of Portsmouth as recorded in Plat Book 1 at Page 27, part of Lots 310 and 311 of the Barr Addition to the Town of Portsmouth as recorded in Volume P at Page 298 and all of a 16.50 feet wide alley as vacated by Ordinance Number 55 as recorded in Volume 301 at Page 506 and beginning at a 5/8-inch rebar with i.d. cap found (P.S. 7519) marking the intersection of the West line of Chillicothe Street with the North line of Eighth Street;

Thence with the said North line of Eighth Street, South 89 deg. 55’ 06” West, 229.90 feet to a drill hole in a concrete sidewalk found;

Exhibit B-14

Thence leaving the said North line of Eighth Street and through said Lot 297 and with the face of brick of the hospital building, North 00 deg. 01’ 27” East, 50.75 feet to a corner of the said hospital building;

Thence continuing through said Lot 297 and with the said brick face of the hospital building, South 89 deg. 58’ 33” East, 8.03 feet to a corner of the said hospital building;

Thence continuing through said Lot 297 and with the said brick face of the hospital building, North 00 deg. 01’ 27” East, 33.37 feet to a corner of the said hospital building;

Thence continuing through said Lot 297 and with the said brick face of the hospital building, North 89 deg. 58’ 33” West, 30.90 feet point;

Thence leaving the said brick face of the hospital building and continuing through said Lot 297, South 00 deg. 01’ 27” West, 12.29 feet to a drill hole found in concrete;

Thence continuing through said Lot 297, through said Lot 312 and with the said brick face of the hospital building, North 89 deg. 58’ 33” West, 37.51 feet to a drill hole found in concrete;

Thence continuing through said Lot 312, North 00 deg. 20’ 55” West, 50.99 feet to an angle point in a concrete curb at the back of curb;

Thence continuing through said Lot 312 and through said Lot 311, North 30 deg. 42’ 47” East, 46.24 feet to the back of a concrete curb;

Thence continuing through said Lot 311, North 00 deg. 02’ 58” West, 13.39 feet to a drill hole found in concrete;

Thence continuing through said Lot 311 and through said Lot 310, North 89 deg. 57’ 02” East, 16.90 feet to the back of a concrete curb;

Thence continuing through said Lot 310, North 00 deg. 02’ 58” West, 90.68 feet to a drill hole found in the top of a concrete curb in the South line of Ninth Street;

Thence with the said South line of Ninth Street, North 89 deg. 56’ 26” East, 67.28 feet to a drill hole found marking the intersection of the said South line of Ninth Street with the West line of a 16.50 feet wide alley;

Thence leaving the said South line of Ninth Street and with the said West line of a 16.50 feet wide alley, South 00 deg. 07’ 40” East, 107.66 feet to a drill hole in a concrete sidewalk found marking the Southwest corner of said 16.50 feet wide alley;

Exhibit B-15

Thence with the South line of the said 16.50 feet wide alley, North 89 deg. 55’ 54” East, 16.50 feet to a drill hole in a concrete parking lot found marking the Southeast corner of said 16.50 feet wide alley;

Thence with the East line of the said 16.50 feet wide alley, North 00 deg. 07’ 40” West, 107.66 feet to a drill hole in the top of a concrete curb found in the said South line of Ninth Street;

Thence leaving the said East line of a 16.5 feet wide alley and with the said South line of Ninth Street, North 89 deg. 56’ 26” East, 166.44 feet to a drill hole in a concrete sidewalk found marking the intersection of the said South line of Ninth Street with the said West line of Chillicothe Street;

Thence leaving the said South line of Ninth Street and with the said West line of Chillicothe Street, South 00 deg. 00’ 55” West, 266.62 feet to the point of beginning.

Containing 1.5231 acres of land.

Being all of Tax parcels 29-0194.000 (0.0444 acres), 29-0195.000 (0.0637 acres), 29-0196.000 (0.2548 acres), 29-0197.000 (0.1671 acres), 29-0986.000 (0.0481 acres), 29-0987.000 (0.3027 acres), 29-0988.000 (0.1505 acres), 29-1173.000 (0.1023 acres), 29-1174.000 (0.0537 acres), 29-1177.000 (0.1117 acres), 29-0991.002 (0.0413 acres), 29-1175.001 (0.0172 acres) and 29-1238.002(0.1656 acres).

Bearings assumed to denote angles.

Being more particularly described and delineated on a plat attached hereto and made a part hereof, and on file in the Scioto County Engineer’s Office.

Aforesaid references recorded among the land Records of Scioto County, Ohio.

PARCEL III:

Tract I:

Situate in the City of Portsmouth, County of Scioto and State of Ohio:

And known as being a part of Inlots Numbers 328 and 329 of the Barr Addition to said city as said lots are known and designated by said numbers respectively and described on the plat of said addition as recorded in Book P, Page 298 of the record of deeds of said county, that are bounded and described as follows:

Beginning at the Northwest corner of that part of Lot No. 328 conveyed by Horace Leet and wife to Margaret Hoss on the 20th day of July 1897, and 76-1/2 feet West of the Northeast corner of said Lot No. 328 in the South line of Ninth Street;

Thence West along the South line of Ninth Street 30 feet;

Exhibit B-16

Thence South parallel with the East and West lines of said Lot 107 feet 3 inches, more or less, to the rear line of said Lot 329;

Thence East along the rear lines of said Lots 329 and 328, 30 feet;

Thence North along the West line of that part of said Lot No. 328 conveyed to said Margaret Hoss, as aforesaid, 107 feet 3 inches, more or less, to the beginning.

Being the West 6 feet front of Lot 328 and the East 24 feet front of Lot No. 329, in all, 30 feet front on the South side of Ninth Street and extending back and South the same width to the rear of said lots.

Tract 2:

Situate in the City of Portsmouth, County of Scioto and State of Ohio:

And known as being the East 46 1/2 feet of Lot 328 of the Barr Addition to the City of Portsmouth, Ohio, having a frontage of 46 1/2 feet on the South side of Ninth Street and extending back and South 107 1/2 feet.

Being all of Tax Parcels No. 29-0314.000 and No. 29-0268.000

Tract 3:

Situate in the City of Portsmouth, County of Scioto and State of Ohio:

And known as being a part of Lot No. 329 in the Barr Addition to said City of Portsmouth, beginning at a stake in the South line of Ninth Street, 28 feet 6 inches East of the Southeast corner of Ninth Street and Washington Street;

Thence East with the South line of Ninth Street and North line of said Lot No. 329, 30 feet to a stake;

Thence South and parallel with the East and West line of said Lot No. 329, 107 feet 3 inches to the South line of said Lot No. 329;

Thence West with the South line of said Lot No. 329, 30 feet to a stake;

Thence North and parallel with the East and West line of said Lot No. 329, 107 feet 3 inches to the place of beginning.

Being all of Tax parcel No. 29-0006.000

PARCEL IV:

Situate in the City of Portsmouth, County of Scioto and State of Ohio:

And known as being all that part of Lot No. 329 in the Barr Addition to the City of Portsmouth, Scioto County, Ohio, that is contained within the following lines and boundaries.

Exhibit B-17

Beginning at the Northwest corner of said Lot No. 329 and the Southeast corner of ninth and Washington Streets;

Thence East along the South line of Ninth Street, 28 feet and 6 inches;

Thence South 107 feet 3 inches to the South line of said lot;

Thence West along the South line of Washington Street;

Thence North on the East line of Washington Street 107 feet 3 inches to the beginning.

Being all of Tax Parcel No. 29-0779.000

PARCEL V:

Situate in the City of Portsmouth, County of Scioto and State of Ohio:

And known as being all that part of Lot Number Three Hundred Twenty-eight (328) in the Barr Addition to the City of Portsmouth, Scioto County, Ohio, that is included in the following lines and boundaries.

Beginning Forty-six and One-Half (46-1/2) feet West of the Northeast corner of said Lot 328 on the South line of Ninth Street, and the Northwest corner of that part of said lot heretofore conveyed to Eugene M. Funk by Horace Leet and wife, May 26, 1896;

Thence West on the South line of Ninth Street Thirty (30) feet;

Thence South One Hundred Seven (107) feet and Three (3) inches more or less to the rear of said lot;

Thence East along the rear line of said Lot Thirty (30) feet;

Thence North along the West line of that part of said lot conveyed to Eugene M. Funk, as aforesaid, One Hundred Seven (107) feet and Three (3) inches more or less to the place of beginning.

Being all of Tax Parcel No. 29-0030.000

Riverside

Parcel No. 1:

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio:

Including Lots 10, 11 and 14 and parts of Lots 13, 15 and 18 and part of vacated Leland Avenue, of Eliza W. Lord’s Subdivision, as recorded in Plat Book 6, Page 7 of the Hamilton County, Ohio Records and Lots 34, 35; 36, 37, 41, 42, 43, 46, 47, 48, 52, 53, 54, 55 and 56 of Charles Fleischmann’s Subdivision, as recorded in Plat Book 10, Page 59 of the Hamilton County, Ohio Records, described as follows:

Exhibit B-18

Beginning in the Northerly line of Lilienthal Avenue, at the Southeasterly corner of said Lot 11;

Thence South 41 deg. 45’ 20” West, along the North line of Lilienthal Avenue, a distance of 258.64 feet;

Thence North 17 deg. 45’ 25” West, a distance of 150.00 feet;

Thence South 88 deg. 15’ West, a distance of 337.00 feet;

Thence South 10 deg. 33’ East, a distance of 120.18 feet to the Northerly line of Leland Avenue;

Thence South 69 deg. 30’ West, along the Northerly line of Leland Avenue, a distance of 72.47 feet;

Thence North 12 deg. 43’ 30” West, a distance of 144.71 feet;

Thence South 88 deg. 15’ West, a distance of 114.00 feet to the West line of said Eliza W. Lord’s Subdivision and the East line of said Charles Fleischmann’s Subdivision;

Thence South 0 deg. 55’ 30” West, along the East line of said Charles Fleischmann’s Subdivision, a distance of 150.00 feet to the Northerly line of Leland Avenue;

Thence Westwardly, Northwardly and Eastwardly along the Northerly line of Leland Avenue and along the Northerly, Easterly and Southerly line of Henrietta Avenue, a distance of 851.48 feet to the Westerly line of said Eliza W. Lord’s Subdivision;

Thence North 0 deg. 55’ 30” East, along the West line of said Eliza W. Lord’s Subdivision and along the Easterly line of Henrietta Avenue, a distance of 25.30 feet to the Southerly Fine of Hillside Avenue;

Thence along the Southerly line of Hillside Avenue, North 57 deg. 46’ 52” East, a distance of 19.29 feet and North 58 deg. 55’ East, a distance of 30.85 feet;

Thence South 29 deg. 21’ East, a distance of 100.00 feet;

Thence North 58 deg. 55’ East, a distance of 250.00 feet;

Thence North 29 deg. 21’ West a distance of 100.00 feet to the Southerly line of Hillside Avenue;

Thence North 58 deg. 55’ East, along the Southerly line of Hillside Avenue, a distance of 63.53 feet;

Exhibit B-19

Thence South 29 deg. 21’ East a distance of 100.00 feet;

Thence North 58 deg. 55’ East a distance of 50.00 feet;

Thence South 29 deg. 21’ East, a distance of 25.79 feet;

Thence North 72 deg. 35’ East, a distance of 51.08 feet;

Thence South 29 deg. 21’ East, a distance of 75.86 feet;

Thence North 72 deg. 14’ 35” East, a distance of 210.48 feet to the Westerly line of Lilienthal Avenue;

Thence along the Westerly line of Lilienthal Avenue, South 1 deg. 25’ West, a distance of 120.00 feet and South 17 deg. 45’ 25” East, a distance of 144.58 feet to the place of beginning.

PPN: 156-0056-0015 & 16 cons.; 156-0056-0017, 18 & 19 cons.; 157-0060-0066 thru 76 & 81 thru 84 cons; 157-0060-0077; 157-0060-0078, 79, 80, 159 & 180 cons.

Parcel No. 2:

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio:

And known as being in Section 4, Township 3, Fractional Range 1, in the Miami Purchase, and now in the City of Cincinnati, and bounded and described as follows:

Being part of Lot No. 18 of Elizabeth W. Lord’s Subdivision in Riverside, as the same is recorded in Plat Book 6, Page 7 of the Plat Records of Hamilton County, Ohio and being more particularly described as follows:

Commencing at the intersection of the East line of said Lot 18 and the Northerly line of Lilienthal Avenue;

Thence South 41 deg. 45’ 20” West, along the said Northerly line of Lilienthal Avenue, a distance of 58.64 feet;

Thence North 17 deg. 25’ West, a distance of 104.79 feet to the place of beginning;

Thence North 89 deg. 10’ West, a distance of 100.99 feet;

Thence North 17 deg. 58’ 30” West, a distance of 40.59 feet;

Thence North 88 deg. 15’ East, a distance of 100 feet;

Thence South 17 deg. 25’ East, a distance of 45.21 feet to the place of beginning.

Exhibit B-20

PPN: 157-0060-00185

Parcel No. 3:

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio:

And known as being in Section 4, Township 3, Fractional Range 1, City of Cincinnati, Hamilton County, Ohio and being a part of Lot 18 of Elizabeth W. Lord’s Subdivision in Riverside as the same is recorded in Plat Book 6, Page 7 of the Plat Records of Hamilton County, Ohio, and being more particularly described as follows:

Commencing at the intersection of the East line of said Lot 18 and the Northerly line of Lilenthal Avenue;

Thence South 41 deg. 45’ 20” West along the Northerly line of Lilenthal Avenue, a distance of 58.64 feet to the real point of beginning;

Thence along the Northerly line of Leland Avenue, North 89 deg. 10’ West 100.00 feet;

Thence North 17 deg. 56’ West, 105.11 feet;

Thence South 89 deg. 10’ East, 100.99 feet;

Thence South 17 deg. 25’ East, 104.79 feet to the point of beginning and containing 0.230 acres of land.

PPN: 157-0060-0133 & 134

Parcel No. 4:

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio:

And known as being in Section 4, Township 3, Fractional Range 1 of the Miami Purchase and being part of Lot 18 of Elizabeth W. Lord’s Subdivision of Riverside as per plat recorded in Plat Book 6, Page 7 of Hamilton County, Ohio, and more particularly described as follows:

Beginning at a point in the Northerly line of Leland Avenue, 158.64 feet Westwardly measured along the Northerly line of Lilienthal Avenue and Leland Avenue from the point of intersection of the Easterly line of Lot No. 18 of said Elizabeth W. Lord’s Subdivision aforesaid and the Northerly line of Lilienthal (formerly Maxwell Avenue); from said point North 17 deg. 56’ West, 145.70 feet to a point;

Thence South 88 deg. 15’ West, 50 feet to a point;

Thence South 18 deg. 13’ East, 143.55 feet to a point in the Northerly line of Leland Avenue;

Exhibit B-21

Thence Eastwardly along the Northerly line of Leland Avenue, 50 feet to a point and the place of beginning.

PPN: 157-0060-0143

Parcel No. 5:

Situated in the City of Cincinnati, County of Hamilton and State of Ohio:

And known as being in Hamilton County, State of Ohio, in Section 4, Town 3, Fractional Range 1, Miami Purchase, in the City of Cincinnati and being part of Lot No. 18 of Elizabeth W. Lord’s Subdivision in Riverside as the same is recorded in Plat Book 6, Page 7 of the Recorder’s Office, Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the Northerly line of Leland Avenue, which point is 336.82 feet Eastwardly from the point of intersection of the Northerly line of Leland Avenue and the Easterly line of Fleischmann’s Subdivision, measuring along the Northerly line of Leland Avenue;

Thence North 18 deg. 28’ West 121.96 feet to a point;

Thence North 88 deg. 15’ East 45 feet to a point;

Thence South 18 deg. 13’ East 134.60 feet to a point in the Northerly line of Leland Avenue;

Thence Westwardly along the Northerly line of Leland Avenue 50 feet to the place of beginning.

PPN: 157-0060-0145

Parcel No. 6:

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio:

And known as being in Section 4, Township 3, Fractional Range 1, Miami Purchase, City of Cincinnati, Hamilton County, Ohio and being a part of Lot 18 of Elizabeth W. Lord’s Subdivision in Riverside as the recorded in Plat Book 6, Page 7 of Hamilton County, Ohio Plat Records:

Beginning at a point in the Northerly line of Leland Avenue, which point is 386.82 feet Eastwardly from the point of intersection of the Northerly line of Leland Avenue and the Easterly line of Fleischmann’s Subdivision, measuring along the Northerly line of Leland Avenue;

Thence North 18 deg. 28’ West, 134.06 feet to a point;

Exhibit B-22

Thence North 88 deg. 15’ East 47 feet to a point;

Thence South 18 deg. 13’ East 143.55 feet to a point in the Northerly line of Leland Avenue;

Thence Westwardly along the Northerly line of Leland Avenue 50 feet to the place of beginning.

PPN: 157-0060-0146

Parcel No. 7:

Situated in the City of Cincinnati, County of Hamilton, and State of Ohio:

And known as being in Section 4, Fractional Range 1, Town 3, Delhi Township, in the City of Cincinnati Ohio and being a part of Lot No. 18 of Elisa W. Lord’s Subdivision as recorded in Plat Book 6, Page 7, Hamilton County, Ohio Recorder’s Office, and more particularly described as follows:

Beginning at a point in the Southerly line of Hillside Avenue, North 58 deg. 55’ East 250 feet from the intersection of the Southerly line of Hillside Avenue and the Easterly line of C. Fleischmann’s Subdivision, as recorded in Plat Book 10, Page 59, Hamilton County, Ohio Recorder’s Office;

Thence North 58 deg. 55’ East in the Southerly line of Hillside Avenue 50 feet;

Thence South 29 deg. 21’ East 100 feet;

Thence South 58 deg. 55’ West 50 feet;

Thence North 29 deg. 21’ West 100 feet to the place of beginning;

Together with an easement for driveway purposes over the following described real estate:

Beginning at a point in the Southerly line of Hillside Avenue North 58 deg. 55’ East 350 feet from the intersection of the Southerly line of Hillside Avenue and the Easterly line of C. Fleischman’s Subdivision, as recorded in Plat Book 10, Page 59, Hamilton County, Ohio Recorder’s Office;

Thence North 58 deg. 55’ East in the Southerly line of Hillside Avenue 13.53 feet;

Thence South 29 deg. 21’ East 100 feet;

Thence South 58 deg. 55’ West 63.53 feet;

Thence North 29 deg. 21’ West 10 feet;

Thence North 58 deg. 55’ East 50 feet;

Exhibit B-23

Thence North 29 deg. 21’ West 90 feet to the place of beginning, be the same more or less, but subject to all legal highways.

PPN: 157-0060-0152

Parcel No. 8:

Situate in the City of Cincinnati, County of Hamilton and State of Ohio:

And known as being in Section 4, Township 3, Fractional Range 1, in the Miami Purchase and now in the City of Cincinnati, and bounded and described as follows:

Being part of Lot No. 18 of Eliza W. Lord’s Subdivision in Riverside as the same is recorded in Plat Book No. 6, Page 7, of the Plat Records of Hamilton County, Ohio, and being more particularly described as follows:

Beginning at a point in the Northerly line of Leland Avenue, which point measured in the Northerly line of said Leland Avenue is 236.82 feet Eastwardly from the intersection of the Northerly line of Leland Avenue and the Easterly line of Fleischmann’s Subdivision;

Thence North 17 deg. 22’ 30” West 118.01 feet to a point;

Thence North 88 deg. 15’ East 50 feet to a point;

Thence South to a point in the Northerly line of Leland Avenue, 45’ East of the place of beginning in the Northerly line of Leland Avenue;

Thence Westwardly along the Northerly line of Leland Avenue 45 feet to the point and place of beginning.

PPN: 157-0060-0128

Parcel No. 9:

Situate in the City of Cincinnati, County of Hamilton and State of Ohio:

And known as being in Section 4, Township 3, Fractional Range 2, in Eliza W. Lord’s Subdivision in Riverside as the same is recorded in Plat Book 6, Page 7 of the Plat Records of Hamilton County, Ohio and being more particularly described as follows:

Beginning at a point in the Northerly line of Leland Avenue which point is 222.47 feet Easterly from the point of intersection of the Northerly line of Leland Avenue and the Easterly line of Fleischmann’s Subdivision measured along the Northerly line of Leland Avenue as now laid out and dedicated;

Thence Easterly along the Northerly line of Leland Avenue 14.35 feet to a point;

Exhibit B-24

Thence North 17 deg. 22’ 30” West, 118.01 feet to a point from said point Southerly along a straight line to a point in the Northerly line of Leland Avenue said point being the place of beginning and being part of the same property conveyed to John Castle by deed recorded in Deed Book 1488, Page 3.

PPN: 157-0060-0149

Parcel No. 10:

Situated in the State of Ohio, County of Hamilton, City of Cincinnati:

Beginning at a point in the Northerly line of Leland Avenue, which point is 286.82 feet Eastwardly from the point of intersection of the Northerly line of Leland Avenue and the Easterly line of Fleischmann’s Subdivision measured along the Northerly line of Leland Avenue;

Thence North 17 deg. 54’ West 111.74 feet to a point;

Thence North 88 deg. 15’ East 45 feet to a point;

Thence South 18 deg. 28’ East 121.96 feet to a point in the Northerly line of Leland Avenue;

Thence Westwardly along the Northerly line of Leland Avenue 50 feet to the point and place of beginning.

PPN: 157-0060-0126

Parcel No. 11:

Situate in the County of Hamilton, State of Ohio, Section 4, to Town 3, Fractional Range 1, in Miami Purchase and now in the City of Cincinnati and bounded and described as follows:

Being part of Lot No. 18 of Eliza W. Lords Subdivision in Riverside as the same is recorded in Plat Book 6, Page 7 of the Plat Records of Hamilton County, Ohio, and being more particularly described as follows, to-wit:

Beginning at a point in the Northerly line of Leland Avenue, which point is 281.82 feet Eastwardly from the intersection of the Northerly line of Leland Avenue and Eastwardly line of Fleischmann’s Subdivision;

Thence Eastwardly along the Northerly line of Leland Avenue, 5 feet to a point;

Thence North 17 deg. 54’ West, 111.74 feet to a point, from said point Southwardly on a straight line to the point and place of beginning.

PPN: 157-0060-0150

Exhibit B-25

Riverview

Situated in Section 23, Town 3, Fractional Range 1, of the Miami Purchase, Township of Delhi, County of Hamilton and State of Ohio:

And known as being a tract or land conveyed to The Home for Agecl of The Evangelical and Reformed Church by deed recorded in Book 3190 Page 404 of The Hamilton County Deed Records and being more particularly described as follows:

Starting at a point at the intersection of the centerline of Delhi Road and the West line of Section 23;

Thence North 05 deg. 15’ 00” West with said West line a distance of 1388.60 feet to a point;

Thence North 85 deg. 37’ 00” East a distance of 165.00 feet to a point;

Thence North 06 deg. 50’ 00” East a distance of 101.43 feet to a point in the South right of way line of Bender Road and the true place of beginning of the herein described tract;

Thence from said place of beginning with the South right of way line of Bender Road the following Courses:

North 06 deg. 50’ 00” East a distance of 43.94 feet to a point;

Thence North 52 deg. 38’ 09” East a distance of 119.38 feet to a point;

Thence South 78 deg. 25’ 08” East a distance of 243.58 feet to a point;

Thence South 41 deg. 44’ 21” East a distance of 159.92 feet to a point;

Thence South 68 deg. 29’ 07” East a distance of 153.12 feet to a point;

Thence with the line of Tract I of The Sisters of Charity of Cincinnati as recorded in R. L.

Certificate No. 46918 of said County’s Records the following Courses:

South 11 deg. 55’ 00” West a distance of 102.94 feet to a point;

Thence South 03 deg. 50 1 00” East a distance of 199.98 feet to a point;

Thence South 06 deg. 35’ 00” East a distance, of 171.60 feet to a point;

Thence South 85 deg. 25’ 00” West a distance of 25.08 feet to a point;

Exhibit B-26

Thence South 04 deg. 32’ 00” East a distance of 590.06 feet to an iron pipe a point A;

Thence North 82 deg. 52’ 00” West a distance of 544.46 feet to a point;

Thence North 04 deg. 11’ 47” West a distance of 1104.60 feet to the place of beginning.

Containing 14.694 acres, more or less, subject, however, to all legal highways and easements of record.

PPN: 540-0100-0458

Property Address: 5999 Bender Road, Cincinnati, OH

Three Rivers

TRACT 1:

Parcel 1—(Registered Land)—Auditor’s Parcel No. 570-0030-0272 Situate in Sections 3 and 4, Town 1, Fractional Range 2, and being more particularly described as follows:

From the Southwest corner of Registered Land Certificate No. 1945, South 87 deg. 44’ East along the South line of Registered Land Certification No. 1945, a distance of 558.58 feet to a point;

Thence North 1 deg, 03’ East a distance of 50.78 feet to a point for the place of beginning;

Thence continuing North 1 deg. 03’ East a distance of 1037.65 feet to a point;

Thence North 84 deg. 47’ East a distance of 176.08 feet to a point;

Thence South 70 deg. 35’ East a distance of 105.87 feet to a point;

Thence South 42 deg. 33’ East a distance of 142.46 feet to a point;

Thence South 18 deg. 36’ East a distance of 1020.81 feet to a point;

Thence North 87 deg. 44’ West a distance of 467.11 feet to a point;

Thence on a curve to the right, having a radius of 2305.00 feet, for a distance of 25 feet to a point in the South line Registered Land Certificate No. 1945;

Thence South 87 deg. 44’ West along the South line of Registered Land Certificate No. 1945, a distance of 50 feet to a point;

Thence in a Northerly direction on a curve to the left, having a radius of 2255.00 feet, for a distance of 23.98 feet to a point;

Exhibit B-27

Thence continuing on a curve to the right, having a radius of 375 feet, for a distance of 31.11 feet to a point;

Thence North 88 deg. 57’ West a distance of 201.31 feet to a point, the place of beginning.

Parcel 2:

(Registered Land portion)—Auditor’s Parcel No. Part of 570-0040-0168 Situate in Section 3 and 4, Town 1, Fractional Range 2, Being part of Lot No. 14 on the Plat of Kirchheiner Subdivision, Block “B”, part 2, as recorded in Plat Book 7, Page 32 of the Registered Land Records of Hamilton County, Ohio, and being more particularly described as follows:

From the Northwest corner of Lot No. 4 of Block “B”, Section 1, Kirchheiner Subdivision, South 2 deg. 16’ West along the West line of Lot No. 4 a distance of 25 feet to a point in the South line of Registered Land Certificate No. 1945;

Thence North 87 deg. 44’ West along the said South line, a distance of 180 feet to a point for the place of beginning;

Thence continuing North 87 deg. 44’ West along said South line, a distance of 94.35 feet to a point;

Thence in a Northerly direction on a curve to the left, having a radius of 2305.00 feet for a distance of 25 feet to a point;

Thence South 87 deg. 44’ East, a distance of 94.75 feet to a point;

Thence South 2 deg. 16’ West, a distance of 25 feet to a point, the place of beginning.

Parcel 2:

(Unregistered Land portion)—Auditor’s Parcel No.: Part of 570-0040-0168 Situate in Section 3, Town 1, Fractional Range 2, Miami Purchase, Miami Township, Hamilton County, Ohio, and being a part of Lot 14 of the Plat of Kirchheiner Subdivision, Block “B”, Part 2, as the same is recorded in Plat Book 88, Page 53, Hamilton County Recorder’s Office, and described as follows:

Beginning at a point in the North line of Jandaracres Drive at the Southeast corner of said Lot 14;

Thence North 87 deg. 44’ West in the North line of Jandaracres Drive 79.23 feet;

Thence Northwestwardly in the Northerly line of Jandaracres Drive and in the Westerly line of said Lot 14 on the arc of a circle curving to the right tangent to the last described course and having a radius of 15 feet, a distance of 23.56 feet; the chord of said arc bears North 42 deg. 44’ West 21.21 feet;

Exhibit B-28

Thence North 2 deg. 16’ East in the West line of said Lot 14 a distance of 161.05 feet;

Thence Northwardly in the West line of said Lot 14 on the arc of a circle curving to the left tangent to the last described course and having a radius of 2305.00 feet a distance of 2194 feet to a point in the South line of the tract of land described in Registered Land Certificate No. 1945, Hamilton County Recorder’s Registered Land Records, the chord of said arc bears North 1 deg. 58 1 09” East 23.94 feet;

Thence South 87 deg. 44’ East in the South line of said last mentioned tract of land 94.35 feet to a point in the East line of said Lot 14;

Thence South 2 deg. 16’ West in the East line of said Lot 14, a distance of 200.00 feet to the point of beginning.

Parcel 3:

(Unregistered Land)—Auditor’s Parcel No.: 570-0040-0279

Situate in Section 3, Township 1, F.R. 2, Miami Township, County of Hamilton, State of Ohio, and being South of Registered Land Certificate No. 1945 and being more particularly described as follows:

Beginning at a point in the South line of Registered Land Certificate No. 1945 at a point where it intersects with the West line of Lot No, 14, Kirchheiner Subdivision, Block B, Part 2, recorded in Plat Book 7, Page 32, Registered Land Records of Hamilton County, Ohio;

Thence in a Southerly direction along the West line of Lot No. 14 for a distance of 23.95 feet to a point;

Thence South 2 deg. 16’ West a distance of 161.5 feet to a point;

Thence on a curve to the left having a radius of 15 feet for a distance of 23.56 feet to a point in the North line of Jandaracres Drive;

Thence North 87 deg. 44’ West along the North line of Jandaracres Drive for a distance of 80 feet to a point;

Thence on a curve to the left having radius of 15 feet for a distance of 23.56 feet to a point in the East line of Lot 25, Kirchheiner Subdivision, Block B, Part 3;

Thence along the East line of Lot No. 25, North 2 deg. 16 East a distance of 161.05 feet to a point;

Exhibit B-29

Thence continuing along said East line for a distance of 13.90 feet to the South line of Registered Land Certificate No. 1945;

Thence South 87 deg. 44’ East along said South line of Registered Land Certificate No. 1945 to the place of beginning for this description.

TRACT 2:

Registered and Unregistered Land-Auditor’s Parcel No.: 570-0040-0517 Situate in Section 3, Town 1, Fractional Range 2, Miami Township, Hamilton County, Ohio, and being a part of Lot No. 15 of the Plat of Kirchheiner Subdivision, Block “B”, Part 2 as recorded in Plat Book 88, Page 53, Hamilton County Recorder’s office and being more particularly described as follows;

Beginning in a found 5/8 inch iron pin, said iron pin being in the Northeasterly corner of said Lot No. 15, said point also being the true beginning point of the 7-11 Conveyance herein described;

Thence the following 5 courses:

1. In the Easterly line of said Lot No. 15, South 02 deg. 16’ 00” West, 47.68 feet to a set 5/8 inch iron pin; thence

2. In a new division line, South 72 deg. 07’ 58” West, 59.82 feet to a set 5/8 inch iron pin; thence

3. Continuing in said new division line, South 77 deg. 18 1 01” West, 35,02 feet to a set 5/8 inch iron pin, said iron pin being in the Westerly line of said Lot No. 15; thence

4. In said Westerly line of Lot No. 15, North 02 deg. 16’ 00” East, 77.32 feet to a found 5/8 inch iron pin, said iron pin being in the Northwesterly corner of said Lot No. 15; thence

5. In the Northerly line of said Lot No. 15, South 87 deg. 44’ 00” East, 90,00 feet to the true beginning point of the 7-11 Conveyance herein described.

Containing 5,720 square feet or 0.1313 Acres.

The Registered Land Portion of Lot No. 15 and the conveyance as described is as follows:

Situate in Section 3, Town 1, Fractional Range 2, Miami Township Hamilton County, Ohio and being a part of Lot No. 15 of the Plat of Kirchheiner Subdivision, Block “B”, Part 2 as recorded in Plat Book 88, Page 53, Hamilton County Recorder’s office, and being more particularly described as follows:

Exhibit B-30

Beginning in a found 5/8 inch iron pin, said iron pin being in the Northeasterly corner of said Lot No. 15, said point also being the true beginning point of the Registered Land contained within the conveyance as described;

Thence the following 4 courses:

1. In the Easterly line of said Lot No. 15, South 02 deg. 16’ 00” West, 25.00 feet to a point; thence

2. North 87 deg. 44’ 00” West, 90.00 feet to a point, said point being in the Westerly line of said Lot No. 15; thence

3. In said Westerly line of Lot No. 15, North 02 deg. 16’ 00” East, 25.00 feet to a found 5/8 inch iron pin, said iron pin being in the Northwesterly corner of said Lot No. 15; thence

4. In the Northerly fine of said Lot No. 15, South 87 deg. 44’ 00” East, 90.00 feet to the true beginning point of the Registered Land contained within the conveyance as described.

Containing 2,250 square feet or 0.0517 Acres.

This conveyance as described herein is the result of a field survey performed June, 2006, supervised by Patrick S. Finn, Ohio Registered Surveyor No, 7181, of Preferred Surveying Company, Inc.

TRACT 3:

Parcel 1—(Registered Land) Auditor’s Parcel No. 570-0030-0353:

Situated in the Township of Miami, County of Hamilton and State of Ohio:

And known as being situate in Section 4, Town 1, Fractional Range 2, Miami Purchase, and being more particularly described as follows:

Commencing at the Southwest corner of said Section 4,

Thence North 1 deg. 00’ East with the West line of said section, 1152.70 feet to the center of Bridgetown Road;

Thence with the centerline of said road, the following courses and distances, to-wit: North 63 deg. 48’ East, 75.53 feet, North 68 deg. 46’ East, 300.60 feet; North 71 deg. 06’ East, 100.49 feet; North 74 deg. 41’ East, 100.71 feet;

Thence North 79 deg. 38’ East, 101.15 feet;

Thence North 88 deg. 35’ East, 101.60 feet; South 81 deg. 03 East, 101.44 feet; South 74 deg. 04’ East, 101.63 feet; South 61 deg. 24’ East, 101.32 feet;

Exhibit B-31

Thence South 58 deg. 12’ East, 34.85 feet to a point;

Thence South 31 deg. 51’ 02” West, 40.00 feet to a point and place of beginning of this description;

Thence from said point of beginning, the following courses and distances, to-wit:

South 58 deg. 12’ East, 63.40 feet;

Thence South 51 deg. 08’ East, 94.14 feet;

Thence South 36 deg. 16’ East, 27.83 feet;

Thence South 43 deg. 11’ 40” West, 375.00 feet;

Thence North 42 deg. 33’ West, 113.07 feet;

Thence North 31 deg. 51’ 02” East, 359.09 feet to the place of beginning.

Containing 1.2683 acres.

Parcel 2—(Unregistered Land) Auditor’s Parcel No. 570-0040-0169:

8th Series Reference: 99/96

Situated in the Township of Miami, County of Hamilton and State of Ohio:

And known as being situate in Section 3, Town 1, Fractional Range 2, Township of Miami, County of Hamilton, State of Ohio and being part of Lot 15 of the Kirchheiner Subdivision, Block B, Part 2 as recorded in Plat Book 88, Page 53, being more particularly described as follows:

Beginning at a one inch (1”) iron pipe found at the Southwest corner of Lot 15 of said Kirchheiner Subdivision, Block B, Part 2, said corner also being the Southeast corner of Lot 14 of said Kirchheiner Subdivision, Block B, Part 2 and being in the North right-of-way line of Jandaracres Drive as dedicated in said Kirchheiner Subdivision, Block B, Part 2;

Thence along the West line of said Lot 15 and the East line of said Lot 14 North 02 deg. 16’ 00” East, a distance of 147.68 feet to a 5/8-inch iron pin found at the Southwest corner of Part Lot 15 (0.1313 acres) as conveyed to Three Rivers Realty Company, LLC by deed as recorded in Deed Volume 10385, Page 1730;

Thence along the Southern lines of said part Lot 15 (0.1313 acres) the following two (2) courses:

Exhibit B-32

1) North 77 deg. 18’ 01” East, a distance of 35.02 feet to a 5/8-inch iron pin found;

2) North 72 deg. 07 58” East, a distance of 59.82 feet to a 5/8-inch iron pin found in the West line of Lot 16 of said Kirchheiner Subdivision, Block “B”, Part 2;

Thence along the Eastern line of said Lot 15 and the West line of said Lot 16, South 02 deg. 16’ 00” West a distance of 177.32 feet to a 5/8-inch iron pin found at the South East corner of said Lot 15, said corner also being the Southwest corner of Lot 16 and being in the North right-of-way line of Jandaracres Drive;

Thence along the North right-of-way line of Jandaracres Drive and the South line of said Lot 15 North 87 deg. 44’ 00” West a distance of 90.00 feet to the point of beginning.

Containing 14,531 square feet or 0.3336 acres, more or less, subject to all legal highways, easements, and restrictions of record.

Basis of Bearings: South line of Lot 15 and North right-of-way line of Jandaracres Drive from Kirchheiner Subdivision, Block B, Part 2 as recorded in Plat Book 88, Page 53 Bearing = North 87 deg. 44’ 00” West.

This description is based upon a field survey conducted under the supervision of John P. Haley, Registered Surveyor, Ohio License Number 6819, on November 6, 2007.

Washington Township

PARCEL 1:

Situate in Section 31, Town 2, Range 6 MRs, Washington Township, County of Montgomery and State Of Ohio:

And known as being a part of the 69.862 acre (by deed) tract conveyed to Washington Properties by deed recorded in Deed Book 2095 Page 303 of the Deed Records of Montgomery County, Ohio, and being a tract more particularly described as follows:

Beginning at a cut cross at the centerline intersection of 1-675 and McEwen Road, said intersection being STA. 173+73.43 of 1-675 and STA. 20+00.00 of McEwen Road as called out on the location plan of MOT-675-0.00 RIW Plan Sheet 1 of 37;

Thence North 1 deg. 47’ 20” East along the centerline of McEwen Road, said line also being the West line of Section 31, for a distance of 600.01 feet to a mag nail set, said point being the Southwest corner of the said Washington Properties Tract and being the true place of beginning;

Thence North 1 deg. 47’ 20” East along the West line of said Washington Properties Tract, said line also being the centerline of McEwen Road and also being the West line of Section 31 for a distance of 337.19 feet to a mag nail set;

Exhibit B-33

Thence North 87 deg. 52’ 40” East along the North line of said Washington Properties Tract, said line also being the South line of land conveyed to Encrete Investment Co. Inc. by deed recorded in MF 93-610C06 for a distance of 30l.14 feet (passing a 5/8-inch iron pin set at 20.16 feet at the East right-of-way line of McEwen Road) to a 3/4-inch iron pipe found;

Thence North 1 deg. 47’ 20” East along the West line of said Washington Properties Tract, said line also being the East line of land conveyed to Encrete Investment Co. Inc. by deed recorded in MF 93-610C06 for a distance of 145.00 feet to a 5/8-inch iron pin set;

Thence North 1 deg. 47 20” East along the West line of said Washington Properties Tract, said line also being the East line of land conveyed to Encrete Investment Co. Inc. by deed recorded in MF 00-407D06 for a distance of 145.00 feet to a i-inch iron pipe found;

Thence South 87 deg. 52’ 40” West along the South line of said Washington Properties Tract, said line also being the North line of land conveyed to Encrete Investment Co. Inc. by deed recorded in MF 00-407D06 for a distance of 30l.14 feet (passing a 5/8-inch iron pin set at 280.55 feet at the East right-of-way line of McEwen Road) to a mag nail set on the centerline of McEwen Road, said point also being on the West line of Section 31;

Thence North 1 deg. 47’ 20” East along the West line of said Washington Properties Tract, said line also being the center line of McEwen Road, and also being the West line of Section 31 for a distance of 50.00 feet to a mag nail set;

Thence North 87 deg. 52’ 40” East along the North line of said Washington Properties Tract, said line also being the South line conveyed to James M. & Kimberly Ann Dapore by deed recorded in MF 97-031EOl for a distance of 30l.14 feet (passing a 5/8-inch iron pin set at 20.21 feet at the East right-of-way line of McEwen Road) to a l/2-inch iron pin found;

Thence North 1 deg. 47’ 20” East along the West line of said Washington Properties Tract, said line also being the East line of land conveyed to James M. & Kimberly Ann Dapore by deed recorded in MF 97-031EOl for a distance of 145.00 feet to a 3/4-inch iron pipe found;

Thence North 1 deg. 47’ 20” East along the West line of said Washington Properties Tract, said line also being the East line of land conveyed to Encrete Investment Co. Inc. by deed recorded in MF 98-409A12 for a distance of 145.00 feet to a 5/8-inch iron pin found;

Thence North 87 deg. 52’ 40” East along the North line of said Washington Properties Tract, said line also being the South line of land conveyed to the Washington Township Board of Education by deed recorded in Deed Book 2358 Page 577 for a distance of 1593.99 feet to a 5/8-inch iron pin set;

Thence South 1 deg. 46’ 48’ West along the East line of said Washington Properties Tract, said line also being the West line of land conveyed to the Washington Township Park District by deeds recorded in MF 89-196C05, MF 81-548D08 and Deed Book 2214 Page 114 for a distance of 1355.86 feet to a 5/8-inch iron pin set on the North limited access right of way line of 1-675;

Exhibit B-34

Thence South 87 deg. 41’ 22” West along the South line of said Washington Properties Tract, said line also being the North limited access right of way line of 1-675 for a distance of 5.22 feet to a 5/8-inch iron pin set;

Thence South 78 deg. 23’ 45” West along the South line of said Washington Properties Tract, said line also being the North limited access right of way line of 1-675 for a distance of 284.06 feet to a 5/8-inch iron pin set;

Thence South 86 deg. 31’ 47” West along the South line of said Washington Properties Tract, said line also being the North limited access right of way line of 1-675 for a distance of 1200.06 feet to a 5/8-inch iron pin set;

Thence South 88 deg. 25’ 04” West along the South line of said Washington Properties Tract, said line also being the North limited access right of way line of 1-675 for a distance of 300.08 feet to a 5/8-inch iron pin set;

Thence North 9 deg. 25’ 14” West along the West line of said Washington Properties Tract, said line also being the East right of way line of McEwen Road for a distance of 462.04 feet to a mag nail set;

Thence North 88 deg. 12’ 40” West along the South line of said Washington Properties Tract for a distance of 25.00 feet to the true place of beginning.

Containing 56.640 acres, more or less.

PPN: 067-03710-0002

PARCEL 2:

TRACT I:

Situate in Section 31, Town 2, Range 6 MRs, Washington Township, County of Montgomery and State of Ohio:

And known as being a part of the 1.000 acre (by deed) tract conveyed to Encrete Investment Co. Inc. by deed recorded in MF 98-409A12 of the Deed Records of Montgomery County, Ohio and being a tract more particularly described as follows:

Beginning at a cut cross at the centerline intersection of 1-675 and McEwen Road, said intersection being STA.173+73.43 of 1-675 and STA. 20+00.00 of McEwen Road as called out on the location plat of MOT-675-0.00 RIW Plan Sheet 1 of 37;

Thence North 1 deg. 47’ 20” East along the center line of McEwen Road, said line also being the West line of Section 31, for a distance of 1422.22 feet to a mag nail set, said point being the Southwest corner of the said Washington Properties tract and being the true place of beginning;

Exhibit B-35

Thence North 1 deg. 47’ 20” East along the West line of said Encrete Investment Co. Inc. Tract, said line also being the center line of McEwen Road and also being the West line of Section 31 for a distance of 145.00 feet to mag nail set;

Thence North 87 deg. 52’ 40” East along the North line of said Encrete Investment Co. Inc. Tract, said line also being the South line of land conveyed to Washington Township Board of Education by deed recorded in Deed Book 2358 Page 517 for a distance of 301.14 feet (passing a 5/8-inch iron pin set at 20.26 feet at the East right-of-way line of McEwen Road) to a 5/8-inch iron pin found;

Thence South 1 deg. 47’ 20” West along the East line of said Encrete Investment Co. Inc. Tract, said line also being the West line of land conveyed to Washington Properties by deed recorded in Deed Book 2095 Page 303 for a distance of 145.00 feet to a 3/4-inch iron pipe found;

Thence South 87 deg. 52’ 40” West along the South line of said Encrete Investment Co. Inc. Tract, said line also being the North line of land conveyed to James M. & Kimberly Ann Dapore by deed recorded in MF 97-031E01 for a distance of 301.14 feet (passing a 5/8-inch iron pin set at 280.66 feet at the East right-of-way line of McEwen Road) to the true place of beginning.

Containing 1.000 acres, more or less.

TRACT 2:

Situate in Section 31, Town 2, Range 6 MRs, Washington Township, County of Montgomery and State Of Ohio:

And known as being a part of the 1.000 acre (by deed) tract conveyed to Encrete Investment Co. Inc. by deed recorded in MF 93-610C06 of the Deed Records of Montgomery County, Ohio and being a tract more particularly described as follows:

Beginning at a cut cross at the centerline intersection of 1-675 and McEwen Road, said intersection being STA.173+73.43 of 1-675 and STA. 20+00.00 of McEwen Road as called out on the location plan of MOT-675-0.00 RIW Plan Sheet 1 of 37;

Thence North 1 deg. 47’ 20” East along the center line of McEwen Road, said line also being the West line of Section 31, for a distance of 937.22 feet to a mag nail set, said point being the Southwest corner of the said Washington Properties Tract and being the true place of beginning;

Thence North 1 deg. 47’ 20” East along the West line of said Encrete Investment Co. Inc. Tract, said line also being the center line of McEwen Road and also being the West line of Section 31 for a distance of 145.00 feet to a mag nail set;

Exhibit B-36

Thence North 87 deg. 52’ 40” East along the North line of said Encrete Investment Co. Inc. Tract, said line also being the South line of land conveyed to Encrete Investment Co. Inc. by deed recorded in MF 00-407D06 for a distance of 301.14 feet (passing a 5/8-inch iron pin set at 20.18 feet at the East right-of-way line of McEwen Road) to a 5/8-inch iron pin set;

Thence South 1 deg. 47 20” West along the East line of said Encrete Investment Co. Inc. Tract, said line also being the West line of land conveyed to Washington Properties by deed recorded in Deed Book 2095 Page 303 for a distance of 145.00 feet to a 3/4-inch iron pipe found;

Thence South 87 deg. 52’ 40” West along the South line of said Encrete Investment Co. Inc. Tract, said line also being the North line of land conveyed to Washington Properties by deed recorded in Deed Book 2095, pg. 303 for a distance of 301.14 feet (passing a 5/8-inch iron pin set at 280.88 feet at the East right-of-way line of McEwen road) to the true place of beginning.

Containing 1.000 acres, more or less.

PPN: 067-03710-0039 & 067-003710-0041

PARCEL 3:

Situate in the Township of Washington, County of Montgomery, State Of Ohio, being located in Section 31, Town 2, Range 6 MRs, more particularly described as follows:

Beginning at the Northwest corner of Section 31 and in the centerline of McEwen Road;

Thence along the West line of said Section 31 and centerline of McEwen Road, South 00 deg. 15’ 00” West, a distance of 1,614.19 feet to a Southwest corner of lands conveyed to Washington Properties as described in Deed Book 2095 Page 303, said corner being the true place of beginning;

Thence along said Washington Properties lands the following Two Courses:

North 86 deg. 16’ 40” East, a distance of 301.14 feet;

South 00 deg. 15’ 00” West, a distance of 145.00 feet to the Northeast corner of lands conveyed to Encrete Investment Co., Inc. as described on M.F. 93-610C06;

Thence along the North line of said Encrete Investment Lands, South 86 deg. 16’ 40” West, a distance of 301.14 feet to the West line of Section 31 and the centerline of McEwen Road;

Thence along said section and centerline, North 00 deg. 15’ 00” East, a distance of 145.00 feet to the true place of beginning.

Containing 1.000 acres more or less.

Exhibit B-37

PPN: 067-03710-0043

West Cove

Situated in the City of Toledo, County of Lucas and State of Ohio:

And known as being Lot Number Fifty Five (55) in the Scottswood Addition in the City of Toledo, Lucas County, Ohio, according to the plat thereof recorded in Volume 6 of Plats, Page 36.

Willard

PARCEL NO. 1

Situated in the City of Willard, County of Huron and State of Ohio:

And known as being Lots Numbers 1758 and 1759 in said City, be the same more or less, but subject to all legal highways.

PARCEL NO. 2

Situated in the City of Willard, County of Huron and State of Ohio:

And known as being Lot Number 1760 in said City.

Containing one (1) acre of land, be the same more or less, but subject to all legal highways.

PARCEL NO. 3

Situated in the City of Willard, County of Huron and State of Ohio:

And known as being Lots Nos. 2143, 2144 and 2145 in said City, be the same more or less, but subject to all legal highways.

PARCEL NO. 4

Situated in the City of Willard, County of Huron and State of Ohio:

And known as being the whole of Inlot 2142 of Garden Village Subdivision as recorded in Volume 12 Page 17 of Huron County Plat Records, be the same more or less, but subject to all legal highways.

Together with those easement rights appurtenant to Parcels 1, 2, 3 and 4 above granted in that certain Mutual Easement Agreement recoded in Volume 108 Page 381 of Huron County Records.

Exhibit B-38

The above four parcels being more particularly described as follows:

Being Lots 1758, 1759, 1760, per plat Volume 5 Page 14 and Lots 2142, 2143, 2144, 2145, per plat Volume 12 Page 17, City of Willard, Huron County, Ohio and being more particularly described as follows:

The real point of beginning of the parcel herein described being a Magnetic PK Spike set on the centerline of Howard Street (50 feet in width) at the Northeast corner of Lot 1758 in the name of Hillside Acres, Inc. per Deed Volume 260 Page 60;

1) Thence South 2 deg. 54’ 48” East along the East line of Lot 1758, a distance of 332.80 feet to an iron pin set on the Northerly line of Lot 2146 in the Garden Village Subdivision, per Plat Volume 12 Page 17 at the Southwest corner of lands in the name of E. E. Stone per Deed Volume 320 Page 622 (Southeast corner of the lands of said Hillside Acres, Inc.) and passing for reference and iron pin set at 25.03 feet;

2) Thence North 89 deg. 53’ 17” West along the South line of Lot 1758, a distance of 91.41 feet to an iron pin set at the Northeast corner of Lot 2145 in the name of Hillside Acres, Inc. per Deed Volume 357 Page 1004;

3) Thence South 0 deg. 06’ 43” West along the East line of Lot 2145, a distance of 134.40 feet to an iron pin set on the Northerly right-of-way of Crestview Drive (50 feet in width);

4) Thence North 89 deg. 53’17” West along the Northerly line of said Crestview Drive, a distance of 320.00 feet to an iron pin set at the Southeast corner of Lot 2141 in said Garden Village Subdivision (Southwest corner of the lands of said Hillside Acres, Inc.);

5) Thence North 0 deg. 06’ 43” East along the East line of Lot 2142 in said subdivision, a distance of 134.40 feet to an iron pin set on the South line of lot 1761 per Plat Volume 5 Page 14 at the Northeast corner of said Lot 2141;

6) Thence South 89 deg. 53’ 17” East along the North line of said Lot 2142, a distance of 24.41 feet to an iron pin set at the Southeast corner of said Lot 1761 (Southwest corner of Lot 1760 per Plat Volume 5 Page 14);

7) Thence North 2 deg. 54’ 48” West along the West line of Lot 1760 a distance of 332.80 feet to a Magnetic PK Spike set on the centerline of said Howard Street at the Northwest corner of said Lot 1760;

8) Thence South 89 deg. 53’ 17” East along said centerline, a distance of 387.00 feet to the real point of beginning of the parcel herein described.

Containing 3.93990503 acres (171622.263091 square feet) (PER: 1757.23’0 0209), more or less, but subject to all legal easements and public rights-of-way now on record.

All iron pins set are 5/8-inch diameter with caps stamped “Keiser 7871”.

Exhibit B-39

Bearings are assumed. Prepared from an actual survey performed on March 23, 1999 by Keiser Surveying—Alex Keiser Registered Ohio Surveyor Number 7871.

Xenia

Situated in the County of Greene, State of Ohio, City of Xenia, and bounded and described as follows:

Being all of Lot Number 1A of the Replat of Heathergreene Section One as recorded in Plat Cabinet 34, Pages 717B and 718A of the Plat Records of Greene County, Ohio.

PPN:M40-0002-0002-0-0067-00

Exhibit B-40

EXHIBIT C

THE LANDLORD PERSONAL PROPERTY

All machinery, equipment, furniture and other personal property located at or about any Facility and used in connection with the ownership, operation, or maintenance of any Facility, together with all replacements, modifications, alterations and substitutes thereof (whether or not constituting an upgrade) but excluding the following:

(a) all vehicles (including any leasehold interests therein);

(b) all office supplies, medical supplies, food supplies, housekeeping supplies, laundry supplies, and inventories and supplies physically on hand at the Facility;

(c) all customer lists, patient files, and records related to patients (subject to patient confidentiality privileges) and all books and records with respect to the operation of the Facility;

(d) all employee time recording devices, proprietary software and discs used in connection with the operation of the Facility by Tenant or any Person who manages the operations of any Facility, all employee pagers, employee manuals, training materials, policies, procedures, and materials related thereto with respect to the operation of the Facilities; and

(e) all telephone numbers, brochures, pamphlets, flyers, mailers, and other promotional materials related to the marketing and advertising of the Tenant’s business at the Facility.

Exhibit C

EXHIBIT D

FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

FINANCIAL REPORTING

•	Monthly Financial Reporting: No later than 30 days after the end of each calendar month, Tenant shall deliver to Landlord, presented on a consolidated and consolidating as well as a Facility-by-Facility basis, monthly financial statements prepared for the applicable month with respect to Tenant. Landlord may require Tenant to provide similar financial reports utilizing the same or a similar template, for periods prior to the Commencement Date, in which case Tenant shall provide such reports within thirty (30) days following Landlord’s demand therefor. Together with its delivery to Landlord of the monthly financial reports and statements required hereunder, Tenant shall deliver, or cause to be delivered, to Landlord, an Officer’s Certificate certifying that the foregoing statements and reports are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments.

•	Quarterly Financial Reporting:

•	No later than 45 days after the end of each fiscal quarter of Tenant, Tenant shall deliver to Landlord, presented on a consolidated and consolidating as well as a Facility-by-Facility basis, quarterly and year-to-date unaudited financial statements prepared for the applicable quarter with respect to Tenant and any Guarantor. Such reports shall include:

•	A balance sheet and operating statement as of the end of such fiscal quarter;

•	Related statements of income;

•	A statement setting forth in reasonable detail the calculation and Tenant’s compliance with each of the performance covenants set forth in Section 6.12 of this Lease for the applicable fiscal quarter; and

•	Such other information as Landlord shall reasonably request.

•	Together with its delivery to Landlord of the quarterly financial reports and statements required hereunder, Tenant shall deliver, or cause to be delivered, to Landlord, an Officer’s Certificate (for Tenant and a separate Officer’s Certificate (from an officer of any Guarantor) for any financial reports of statements of Guarantor) certifying that the foregoing statements and reports are true and correct and were prepared in accordance with GAAP, applied on a consistent basis, subject to changes resulting from audit and normal year-end audit adjustments.

•	Annual Financial Reporting: As soon as available, any in any event within 90 days after the close of each fiscal year of Tenant, Tenant shall deliver to Landlord, presented on a consolidated and consolidating as well as on a Facility-by-Facility basis, financial statements prepared for such fiscal year with respect to Tenant and any Guarantor, including a balance sheet and operating statement as of the end of such fiscal year, together with related statements of income and members’, partners’, or owners’ capital for such fiscal year. Together with Tenant’s and any Guarantor’s annual financial statements, Tenant shall deliver to Landlord such other information as Landlord shall reasonably request.

Exhibit D

•	The annual financial statements delivered by Tenant (or any Guarantor that is not an individual) hereunder, shall have been audited by an independent certified public accounting firm reasonably satisfactory to Landlord, whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis, and shall not be qualified as to the scope of the audit or as to the status of any Tenant or Guarantor (that is not an individual) as a going concern.

•	Notwithstanding the foregoing, at such time as Landlord (or its Affiliates) is no longer required to delivered audited financial statements with respect to Tenant and its affiliates, the following shall apply in lieu of the foregoing paragraph: The annual financial statements delivered by Tenant (or any Guarantor that is not an individual) hereunder shall have been reviewed by an independent certified public accounting firm reasonably satisfactory to Landlord, whose review shall confirm that such financial statements have been prepared in accordance with GAAP, applied on a consistent basis. Together with Tenant’s and any Guarantor’s annual financial information delivered pursuant hereto, Tenant shall deliver (or cause to be delivered) to Landlord an Officer’s Certificate, executed by the Tenant’s (or Guarantor’s, as applicable) Chief Financial Officer (or equivalent) certifying that the annual financial information delivered to Landlord complies with the requirements set forth herein, is true and correct and was prepared in accordance with GAAP, applied on a consistent basis.

•	The annual financial statements delivered by or for any Guarantor that is an individual shall have been compiled by an independent certified public accounting firm reasonably satisfactory to Landlord, and certified as to their material accuracy by the Guarantor.

•	Audit and Other Inspection Rights: Without limitation of Tenant’s other obligations as set forth in this Lease or this Exhibit D, Landlord shall have the right, from time to time and at its expense (unless an Event of Default exists, in which case Tenant shall, within ten (10) after demand therefor, reimburse Landlord for any and all costs and expenses incurred by Landlord in connection with exercising its rights under this paragraph), to audit and inspect the books, records and accounts of Tenant or any Guarantor and/or relative to any Facility(ies) designated by Landlord from time to time, provided, however, that, (a) if no Event of Default exists, Landlord shall give Tenant not less than five (5) Business Days advance written notice of the commencement of any such inspection and (b) Landlord shall not require or perform any act that would cause Tenant or any Guarantor to violate any laws, regulations or ordinances relating to employment records or that protect the privacy rights of Tenant’s or Guarantor’s employees, healthcare patients or residents. Tenant shall reasonably cooperate (and shall cause its independent accountants and other financial advisors to reasonably cooperate) with all such inspections. Such inspections shall be conducted in a manner that does not materially interfere with Tenant’s business operations or the business operations relative to any affected Facility(ies). Unless otherwise agreed in writing by Landlord and Tenant, such inspections shall occur during normal business hours.

•	Method of Delivery: All financial statements, reports, data and other information required to be delivered by Tenant (or Guarantor) pursuant hereto shall be delivered via email to such email address as Landlord may designate from time to time and shall be in the format and otherwise in the form required pursuant to Section 6.7.

Exhibit D

REGULATORY REPORTING

•	Regulatory Reports with respect to each Facility: Within five (5) Business Days after Tenant’s receipt, Tenant shall deliver to Landlord by written notice the following regulatory reports with respect to each Facility:

•	All federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to any Facility and its operations, including state department of health licensing surveys and reports relating to complaint surveys;

•	All Medicare and Medicaid certification surveys;

•	All life safety code survey reports and/or fire marshal survey reports.

•	Reports of Regulatory Violations: Within two (2) Business Days after Tenant’s receipt of any of the following, Tenant shall deliver to Landlord by written notice copies of the same along with all related documentation:

•	Any survey or notice related in any way to a survey deficiency with a scope and severity of “G” or higher;

•	Any threat of denial of payment for new admissions, or any civil monetary penalty imposed in the amount of $500 per diem or more or $5,000 per incident or more;

•	Any violation of any federal, state, or local licensing or reimbursement certification statute or regulation, including Medicare or Medicaid;

•	Any suspension, termination or restriction (including immediate jeopardy) placed upon Tenant (or Guarantor) or any Facility, the operation of any Facility or the ability to admit residents or patients or any threat of any of the foregoing from state or federal authorities and/or agencies;

•	The inclusion of any Facility on the “Special Focus List” maintained by CMS;

•	Any violation of any other permit, approval or certification in connection with any Facility or the operations thereof, by any federal, state or local authority, including Medicare or Medicaid;

•	Any knowledge, whether a formal notice is given or received or not, of a pending or threatened investigation by a state attorney general, the OIG-HHS, or the U.S. Department of Justice relating to Guarantor or any principal, parent, subsidiary or other affiliate thereof.

ANNUAL BUDGETS

•	Annual Budgets: At least thirty (30) days prior to the commencement of each calendar year of Tenant during the Term, Tenant shall deliver to Landlord an annual operating budget covering the operations of each Facility for the forthcoming calendar year, which budget shall include month-to-month projections. Said annual operating budgets shall be in a form and shall contain such information as is reasonably acceptable to Landlord. Tenant shall promptly deliver to Landlord any subsequent revisions to annual operating budgets.

Exhibit D

•	Annual Capital Budgets. At least thirty (30) days prior to the commencement of each calendar year of Tenant during the Term, Tenant shall deliver to Landlord an annual budget setting forth Tenant’s reasonable estimate of the capital repairs, replacements, and improvements to each Facility that Tenant anticipates will be necessary in such calendar year to comply with its obligations under this Lease.

Exhibit D

EXHIBIT E

FAIR MARKET VALUE/RENTAL

If it becomes necessary to determine the Fair Market Value or Fair Market Rental of the Premises or any individual Facility for any purpose under this Lease, Landlord and Tenant shall first attempt to agree on such Fair Market Value or Fair Market Rental, as the case may be. If Landlord and Tenant are unable to so agree within a reasonable period of time not to exceed thirty (30) days, then Landlord and Tenant shall have twenty (20) days to attempt to agree upon a single Appraiser to make such determination. If the parties so agree upon a single Appraiser, such Appraiser shall, within forty-five (45) days of being engaged, determine the Fair Market Value or Fair Market Rental, as the case may be, as of the relevant date (giving effect to the impact, if any, of inflation from the date of its decision to the relevant date), and such determination shall be final and binding upon the parties.

If Landlord and Tenant are unable to agree upon a single Appraiser within such twenty (20) days, then each party shall have ten (10) days in which to provide the other with the name of a person selected to act as Appraiser on its behalf. Each such Appraiser shall, within forty-five (45) days of being engaged, determine the Fair Market Value or Fair Market Rental, as the case may be, as of the relevant date (giving effect to the impact, if any, of inflation from the date of its decision to the relevant date). If the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value or Fair Market Rental, as the case may be, shall be the average of the amounts so determined, and such average shall be final and binding upon the parties. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two Appraisers shall have twenty (20) days to appoint a third Appraiser. If the first Appraisers fail to appoint a third Appraiser within such twenty (20) days, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Such third Appraiser, shall, within forty-five (45) days of being selected or appointed, determine the Fair Market Value or Fair Market Rental, as the case may be, as of the relevant date (giving effect to the impact, if any, of inflation from the date of its decision to the relevant date). The determination of the Appraiser which differs most in terms of dollar amount from the determinations of the other two Appraisers shall be excluded, and the Fair Market Value or Fair Market Rental, as the case may be, shall be the average of the amounts of the two remaining determinations, and such average shall be final and binding upon the parties.

If either party fails to select an Appraiser within such ten (10) days or a selected Appraiser fails to make its determination within such forty-five (45) days, the Appraiser selected by the other party or the Appraiser that makes its determination with such forty-five (45) days, as applicable, shall alone determine the Fair Market Value or Fair Market Rental, as the case may be, as of the relevant date (giving effect to the impact, if any, of inflation from the date of its decision to the relevant date) and such determination shall be final and binding upon the parties.

Landlord and Tenant shall each pay the fees and expenses of the Appraiser appointed by it and each shall pay one-half ( 1⁄2) of the fees and expenses of the third Appraiser.

For purposes of determining the Fair Market Value or Fair Market Rental, as the case may be, the Premises or the applicable Facility, as applicable, shall be valued at its highest and best use which shall be presumed to be as a fully-permitted facility operated in accordance with the provisions of this Lease. In addition, the following specific matters shall be factored in or out, as appropriate, in determining the Fair Market Value or Fair Market Rental, as the case may be:

Exhibit E-1

1. The negative value of (a) any deferred maintenance or other items of repair or replacement of the Premises or the applicable Facility, (b) any then current or prior licensure or certification violations and/or admissions holds and (c) any other breach or failure of Tenant to perform or observe its obligations hereunder shall not be taken into account; rather, the Premises or the applicable Facility, and every part thereof shall be deemed to be in the condition required by this Lease (i.e., in good order and repair and fully licensed) and Tenant shall at all times be deemed to have operated the same in compliance with and to have performed all obligations of the Tenant under this Lease.

2. The occupancy level of the Premises shall be deemed to be the average occupancy during the period commencing on that date which is eighteen (18) months prior to the date of the initial request for the determination of the Fair Market Value or Fair Market Rental, as the case may be, and ending on the date which is six (6) months prior to the date of the initial request for the determination of the Fair Market Value or Fair Market Rental, as the case may be.

As used herein, “Appraiser” means an appraiser licensed or otherwise qualified to do business in the applicable Situs State and who has substantial experience in performing appraisals of facilities similar to the Premises and holds the Appraisal Institute’s MAI designation, or, if such organization no longer exists or certifies appraisers, such successor organization or such other organization as is approved by Landlord.

Exhibit E-2

EXHIBIT F

FORM OF APPROVED LETTER OF CREDIT

[NAME] BANK

IRREVOCABLE LETTER OF CREDIT NO.

DATE:

EXPIRATION DATE:

Ladies and Gentlemen:

We hereby establish our Irrevocable Letter of Credit in your favor for the account of             (“Customer”) available by your draft(s) on us payable at sight in an amount not to exceed a total of             Dollars ($            ) when accompanied by the following documents:

1. A certificate which on its face appears to have been executed by an officer of             , a             , or any successor entity by operation of law (“Beneficiary”), stating the amount which Beneficiary is drawing and that one or more of the following events has occurred:

(a) an Event of Default has occurred under that certain Lease dated as of             , 20            between Beneficiary and             (the “Lease”);

(b) a default under that certain Guaranty of Lease dated             , 20    , executed by             , a             for the benefit of Beneficiary; or

(c) either (i) an FDIC receiver or conservator has been appointed for the Issuer (as defined in the Lease)) or (ii) the Issuer has become subject to operational supervision by any federal or state regulatory authority.

2. The original Letter of Credit must accompany all drafts unless a partial draw is presented, in which case the original must accompany final draft.

This Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Customer disputes the content of such statement.

This Letter of Credit may be transferred or assigned by Beneficiary to any successor or assign of Beneficiary’s interests under the Lease or to any lender obtaining a lien or security interest in the property covered by the Lease. Each draft hereunder by any assignee or successor shall be accompanied by a copy of the fully executed documents or judicial orders evidencing such encumbrance, assignment or transfer.

Exhibit F-1

Any draft drawn hereunder shall be in the form attached hereto as Schedule 1. Partial drawings are permitted with the amount of the Letter of Credit being reduced, without amendment, by the amount(s) drawn hereunder.

This Letter of Credit shall expire at 5:00 p.m., Pacific Time, on the expiration date set forth above. Notwithstanding the foregoing, this Letter of Credit shall be automatically extended for additional periods of one year from the present or each future expiration date unless we have notified you in writing, not less than ninety (90) days before any such expiration date, that we elect not to renew this Letter of Credit. Our notice of any such election shall be sent by express, registered or certified mail to the address shown above.

Except so far as otherwise expressly stated, this Letter of Credit is subject to the “Uniform Customs and Practices for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600.” We hereby agree with you and all persons negotiating such drafts that all drafts drawn and negotiated in compliance with the terms of this Letter of Credit will be duly honored upon presentment and delivery of the documents specified above by express, certified or registered mail, overnight or other delivery by national courier service or personal delivery to ,                    , if negotiated on or before the expiration date shown above.

Very truly yours,

Authorized Signature

Authorized Signature

Exhibit F-2

SCHEDULE 1

SIGHT DRAFT

TO:

Attention:

PAY TO THE ORDER OF:

[NAME OF BENEFICIARY]

c/o [NAME OF BANK]

[ADDRESS OF BANK]

ABA No. [INSERT ABA NO.]

for the benefit of [NAME OF BENEFICIARY]

Account No. [INSERT ACCOUNT NO.]

THE SUM OF:

                                                     Dollars ($            )

DRAWN ON:

Irrevocable Letter of Credit No.

dated                     , 20     issued by

                                         Bank

[BENEFICIARY]

By:
Name:
Title:

Exhibit F-3

SCHEDULE 1

FACILITY LIST

Facility Name	Facility Address	Primary Intended Use	No. of Licensed Beds	No. of Certified Beds for Medicare/Medicaid	Beds “In Service”
Liberty Nursing Centers of Beavercreek, Ohio	3854 Park Overlook Drive Beavercreek, OH 45431-5801	SNF	90	90	90

Liberty Nursing Center of Riverside	315 Lilienthal Street Cincinnati, OH 45204	SNF	65	65	65

Liberty Nursing Center of Riverview	5999 Bender Road Cincinnati, OH 45233	SNF	145	100	110

Liberty Nursing and Rehabilitation Center of Three Rivers	7800 Jandaracres Drive Cincinnati, OH 45248-2032	SNF	125	100	110

Liberty Retirement Community of Washington Township	7300 McEwen Road Dayton, OH 45459-3911	SNF/ALF	150 nursing licensed 78 ALF licensed 27 Villas	115 Nursing certified 57 AL Certified	194

Liberty Nursing Centers of Bellbrook	1957 N. Lakeman Drive Bellbrook, OH 45305	SNF	78	45	45

Liberty Retirement Community of Middletown	4400 Vannest Avenue Middletown, OH 45042-2770	SNF/ALF/ILF	100 nursing licensed 21 ALF licensed 29 Patio Homes	58 Certified Nursing 16 AL Certified	117

Liberty Nursing Center of Xenia	126 Wilson Drive Xenia, OH 45385-6603	SNF	75	50	53

Liberty Nursing Center of Jamestown	4960 US Route 35 East Jamestown, OH 45335-1712	SNF	56	43	40

Liberty Nursing Center of Englewood	425 Lauricella Court Englewood, OH 45322-0340	SNF	155	125	125

Liberty Nursing Center of Portsmouth	727 Eighth Street Portsmouth, OH 45662-4020	SNF	110	92	101

Schedule 1

Liberty Nursing Center of Oxford	6099 Fairfield Road Oxford, OH 45056	SNF	130	55	65

West Cove Care & Rehabilitation Center	2051 Collingwood Blvd. Toledo, OH 43620	SNF	122	105	105

Liberty Nursing Center of Willard	370 East Howard Street, Willard, Ohio 44890	SNF	59 licensed nursing 30 ALF licensed	59 certified nursing 30 certified ALF	80

Defined Terms

“SNF”	Skilled Nursing Facility
“ALF”	Assisted Living Facility
“ILF”	Independent Living Facility
“ALZ”	Alzheimer’s Care/Memory Care Facility

Schedule 1

SCHEDULE 2

TENANT OWNERSHIP STRUCTURE

Name	Mailing Address	Membership Interest in Each of Tenant
Pristine Senior Living, LLC	3301 West Purdue Avenue Muncie, Indiana 47304	100%

Schedule 2